UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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PG&E Corporation

Pacific Gas and Electric Company

Joint Notice of 2021 Annual Meetings
Joint Proxy Statement

Thursday, May 20, 2021

10:00 a.m., Pacific Time

PG&E Corporation and Pacific Gas and Electric Company

PG&E Corporation Pacific Gas and Electric Company

April 8, 2021

Dear Shareholders,

After more than a century of service to Northern and Central California, the year 2020 brought PG&E(1) to a turning point unlike any other in our history.

Together, PG&E Corporation and its subsidiary, Pacific Gas and Electric Company, took responsibility for a series of devastating wildfires caused by our electric equipment, including the 2018 Camp fire. The Utility pleaded guilty to involuntary manslaughter in the deaths of the 84 people who lost their lives in that tragedy. We settled billions of dollars in damage claims by fire victims, as well as by cities, counties, and other public entities.

We concluded an 18-month Chapter 11 proceeding while fending off hostile takeover attempts. And we emerged with a plan of reorganization that includes strong commitments regarding our corporate governance, operations, and financial structure — forged with guidance from both the California Governor’s Office and our state regulator — that are designed to further prioritize safety. Now, under the leadership of PG&E Corporation CEO Patricia K. Poppe and substantially new Boards of Directors, we are embarked on a new era for PG&E, charting a new path toward a brighter future as a different enterprise—one that we expect will provide better outcomes and more sustainable results for all those who depend on us.

Yet we will not forget the hard lessons we have learned. Rather, we will use them as a driving force for continuous improvement, accountability, and sustained performance in the work we do every day. Earning back the trust we have lost will require us to meet each one of our obligations and deliver on our promises, without fail.

Overall, we believe that the course we have set will position PG&E as a sustainable, financially sound energy business with the appropriate governance and oversight to safely serve our customers for the long-term, while also making the investments required to help the State achieve its climate and clean energy goals.

Accordingly, we have recommitted our support for California’s climate leadership, including electrification of the energy grid, a charging network sufficient to power millions of electric vehicles, and a carbon-neutral economy by 2045. We are adapting our systems to climate risks, particularly the rising threat of wildfires and extreme weather. And we are doing so with the recognition that both the costs and benefits of these innovations must be shared equitably across the economic spectrum.

Within our own organization, we are responding to calls for racial equity by deepening PG&E’s long-standing dedication to diversity, inclusion, and equal opportunity in the workplace, while intensifying our focus on the health and safety of our customers, workforce, and communities.

As we pursue that vision, we understand that our success will be measured in tangible results, not intentions, pledges, or words. We welcome your feedback on our progress in the days ahead.

Sincerely,

Robert C. Flexon

Chair of the Board, PG&E Corporation

(1)	“PG&E” or “companies” refer to both PG&E Corporation and its subsidiary, Pacific Gas and Electric Company, or the “Utility.”

PG&E Corporation Pacific Gas and Electric Company

April 8, 2021 Dear Shareholders,

Shortly after joining PG&E Corporation as the company’s new CEO, I shared a favorite song with my 23,000 coworkers. It’s one of those “oldie but goodie” classics — a single released in 1970 by the Five Stairsteps. Like so many popular tunes, the lyrics don’t scan on paper as well as they pair with music. But when times are tough, their upbeat message never fails to help me get through:

Oooh, …child

Things are gonna get easier

Oooh, …child

Things are gonna get brighter

We all know that PG&E has been through its own tough times over the past few years. Bankruptcy. Wildfires. Season after season of extreme weather events. And like everyone, the COVID-19 pandemic.

But things will get better. And we at PG&E are going to be part of making the future brighter for everyone who relies on PG&E, as measured by our “Triple Bottom Line” of people, planet, and prosperity.

People, because providing safe and affordable energy to those we are privileged to serve is the reason we exist. Planet, because doing so in a way that does no harm to the environment that sustains us is our solemn responsibility. Prosperity, because the special business charter we enjoy comes with a social duty to help our economy grow and thrive.

Already, we are delivering results across all three.

In the people category, we are assembling a diverse new team of senior leaders skilled in the kind of organizational design, standards, and processes that will enable us to deliver a “hometown service” experience for our customers and communities — one tailored to the specific local needs within our distinctive geographic regions.

For the planet, we are meeting California’s clean energy and climate goals, while continuing to look aggressively for new ways to reduce our carbon footprint.

And in support of prosperity, we successfully executed the sale of our transmission tower wireless licenses, yielding $973 million in initial proceeds —roughly half of which we intend to return to customers in the form of lower rates — and significantly reducing our 2021 equity needs.

The Triple Bottom Line will continue to guide our decision-making in the months and years ahead, underpinned by a relentless focus on performance. Only by keeping our promises and doing what we say we will do can we earn back trust and become the enterprise that all of our stakeholders deserve.

Unlike the Five Stairsteps, I don’t know how to create an inspirational song. But I do have a passion for creating the playbook for a great energy business, and that’s what we’ll be writing here at PG&E — for our customers, our coworkers, and our investors.

Sincerely,

Patricia K. Poppe

CEO, PG&E Corporation

“OOH CHILD” lyrics by Stan Vincent.

Used by Permission of Sony Music Publishing (US) LLC. All rights reserved.

Senior Leadership Team of PG&E Corporation and Pacific Gas and Electric Company

Patricia K. Poppe	Adam L. Wright
Chief Executive Officer, PG&E Corporation	Executive Vice President, Operations and Chief Operating Officer Pacific Gas and Electric Company

Marlene Santos	Julius Cox
Executive Vice President and Chief Customer Officer Pacific Gas and Electric Company	Executive Vice President, People, Shared Services, and Supply Chain PG&E Corporation Pacific Gas and Electric Company

Christopher A. Foster	John R. Simon
Executive Vice President and Chief Financial Officer[1] PG&E Corporation	Executive Vice President, General Counsel and Chief Ethics and Compliance Officer PG&E Corporation

Francisco Benavides	Sumeet Singh
Senior Vice President and Chief Safety Officer PG&E Corporation Pacific Gas and Electric Company	Senior Vice President and Chief Risk Officer PG&E Corporation Pacific Gas and Electric Company

Ajay Waghray	Robert S. Kenney
Senior Vice President and Chief Information Officer PG&E Corporation	Vice President, Regulatory and External Affiars Pacific Gas and Electric Company

(1)	Appointed as the PG&E Corporation Executive Vice President and Chief Financial Officer on March 21, 2021.

Joint Notice of 2021 Annual Meetings of Shareholders of PG&E Corporation and Pacific Gas and Electric Company

	Items to be Voted On	Corporation	Utility	Recommendation
1	Election of Directors	6 Nominees	7 Nominees
	Cheryl F. Campbell	X	X	FOR
	Kerry W. Cooper	X	X	FOR
	Arno L. Harris	X	X	FOR
	Michael R. Niggli	X	X	FOR
	Oluwadara J. Treseder	X	X	FOR
	Benjamin F. Wilson	X	X	FOR
	Adam L. Wright		X	FOR
2	Ratification of Deloitte and Touche, LLP as the Independent Public Accounting Firm	X	X	FOR
3	Advisory Vote on Executive Compensation	X	X	FOR
4	Management Proposal to Approve the PG&E Corporation 2021 Long-Term Incentive Plan	X		FOR

Your Vote is Extremely Important

April 8, 2021

Brian M. Wong
Corporate Secretary
PG&E Corporation
Pacific Gas and Electric Company

Meeting Information

Date: May 20, 2021

Time: 10:00 a.m. PDT

Location: Virtual Meeting(1)

Record Date

Shareholders as of March 22, 2021, are entitled to vote at the Joint Annual Meetings.

Voting Your Shares

You can vote over the Internet, by phone, by returning the proxy card by mail, or virtually at the 2021 Annual Meetings. The deadline to vote is 11:59p.m. Eastern Time on May 19, 2021, or 11:59p.m. Eastern Time on May 17, 2021, if you are a participant in PG&E’s 401k Plan.

Solicitation of Proxies

The Boards of Directors are soliciting proxies from you for use at the Annual Meetings or any adjournments or postponements. Proxies allow designated individuals to vote on your behalf.

IMPORTANT NOTICE OF AVAILABILITY OF 2021 PROXY MATERIALS FOR THE JOINT ANNUAL MEETINGS:

We are making the Joint Proxy Statement and form of proxy available to shareholders starting on or about April 8, 2021. The Joint Proxy Statement and Annual Report are available at investor.pgecorp.com/financials/annual-reports-and-proxy-statements. Detailed information on how to vote your proxy is included in the User Guide at the end of this Joint Proxy Statement.

(1)	Due to the COVID-19 pandemic, the 2021 Annual Meetings will be virtual to protect the health and safety of our shareholders, customers, and employees. Holders of PG&E Corporation shares can access the 2021 Annual Meetings, vote, and ask questions at www.virtualshareholdermeeting.com/PCG2021. Holders of Utility shares can access the 2021 Annual Meetings, vote, and ask questions at www.virtualshareholdermeeting.com/PCG-P2021.

2021 Joint Proxy Statement	1

TABLE OF CONTENTS

JOINT NOTICE OF 2021 ANNUAL MEETINGS OF SHAREHOLDERS OF PG&E CORPORATION AND PACIFIC GAS AND ELECTRIC COMPANY	1

OUR VALUES	3

OUR BOARD	7
Item No. 1: Election of Directors of PG&E Corporation and Pacific Gas and Electric Company	7
Director Biographies	8
Director Nominee Selection	16
Diversity	16
Skills	17
Independence	19
Commitment to Our Board	19
Service on Other Boards	19

OUR GOVERNANCE PRACTICES	20
Leadership Structure	20
Committees and Membership	21
Oversight	24
Management Succession	26
Evaluations	26
Orientation and Continuing Education	27
Shareholder Engagement	27
Correspondence	28
Compensation of Non-Employee Directors	28

OUR AUDITORS	32
Item No. 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm for PG&E Corporation and Pacific Gas and Electric Company	32
Information Regarding the Independent Auditor for PG&E Corporation and Pacific Gas and Electric Company	33
Report of the Audit Committees	36

OUR PAY	37
Item No. 3: Advisory Vote on Executive Compensation for PG&E Corporation and Pacific Gas and Electric Company	37
Compensation Committee Report	38
Compensation Discussion and Analysis	39
Executive Officer Compensation Information	69
Item No. 4: PG&E Corporation Proposal to Approve the PG&E Corporation 2021 Long-term Incentive Plan	88

OUR SHAREHOLDERS	97
Share Ownership Information	97
Related Party Transactions	100
Related Person Transactions	101

LEGAL PROCEEDINGS	102

USER GUIDE	104
Defined Terms	104
Website Availability of Governance Documents	106
General Information About the 2021 Annual Meetings and Voting	107
2022 Annual Meetings	113

APPENDIX A: PG&E CORPORATION 2021 LONG-TERM INCENTIVE PLAN	A-1

2021 Joint Proxy Statement	2

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Our Values

PG&E Corporation and Pacific Gas and Electric Company together provide 16 million Californians with combined natural gas and electric utility service. Our primary purpose is to provide safe, reliable, affordable, and clean energy to our customers. Our customers also look to us for grid innovation, clean energy technology, and support in achieving our state’s zero carbon goals. Our values, focused on safety, people, planet, and California’s prosperity, shape the way we approach our challenges and opportunities.

Safety

Protecting the safety of the public, our co-workers, and contractors must come before anything else, all the time, everywhere. Our goal is to continually reduce risk to keep our customers, the communities we serve, and our workforce (co-workers and contractors) safe. Our focus is on continuously building an organization where we have designed every work activity to facilitate safe performance, every member of our workforce knows and practices safe behaviors, and every individual is encouraged to speak up and stop work if they see unsafe or risky behavior, and has confidence that their concerns and ideas will be heard and pursued. Our performance during the past few years has fallen short of that aspiration. We are committed to significantly improving our safety performance by strengthening our risk-based focus so we understand our risks, prioritize our work, and use controls to reduce them, and continuously measure and improve risk reduction. We are creating a culture in which we hold each other accountable for safety, resolve issues promptly, and have engagement at all levels.

People

PG&E Corporation’s and the Utility’s human capital resource objectives are to build and retain an engaged, well-trained, diverse, and equitable workforce.

•	We provide stable, benefits-paying jobs for our co-workers, and promote health, wellness, work-life balance, teamwork, and an ability to perform well for our customers. We offer:
OUR WORKFORCE IS STRONG Approximately 15,000 employees of 24,000 are covered by collective bargaining agreements. Forty-two percent of our employees have a tenure of more than 10 years.

•   Medical, health, and wellness plans, health screenings, and coaching.

•   Employee Assistance Programs that help support mental health and offer confidential counseling.

•   Peer volunteer programs that support co-workers who are in long-term recovery from substance use disorders.

•   401(k) retirement plans.

•   Life and accident insurance.

•   Free financial counseling.

•   We create careers for our co-workers:

•   PG&E Academy develops PG&E’s next leaders.

•   We fund major reskilling initiatives when our operations change, such as when we began to decommission our Diablo Canyon Power Plant.

•   We operate thirty-one apprenticeship programs to reduce barriers to entry for prospective employees.

•   We create opportunity with PowerPathway, an innovative program designed to enlarge the talent pool of local qualified diverse candidates for skilled craft and utility jobs. PowerPathway helps people, including women and military veterans, prepare for high demand jobs in the utility and energy industry by providing eight weeks of training necessary to compete for in-demand jobs. Ninety-three percent of our PowerPathway graduates (including women and veterans) find industry jobs.

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•	We maintain and are building on leading Diversity, Equity, and Inclusion (DEI) programs:

•	Forty-six percent of our co-workers are ethnic minorities, twenty-seven percent are women and seven percent are military veterans.
•	We disclose detailed race, ethnic, and gender workforce statistics on our website.
•	Sixty percent of our management is racially or gender diverse.
•	We support fourteen employee resource groups (ERGs) and have won multiple awards for diversity, equity, and inclusion leadership. Our ERGs hosted 80 programs in 2020 ranging from professional development series to intersectional presentations on identity and bias, including discussions featuring members of PG&E’s Boards of Directors.
•	The Diversity Council is chaired by PG&E Corporation’s CEO and includes representatives from our ERGs and Engineering Network Groups as well as our Diversity Champions.
•	We consistently participate in external partnerships in support of building a diverse workforce with the National Society of Black Engineers, Society of Hispanic Engineers, and Society of Women Engineers.

•	We listen:

•	We conduct biennial employee engagement surveys, quarterly pulse surveys, and voluntary upward feedback surveys and maintain a Corrective Action Program to support continuous improvement based on this feedback.
•	Our “Here to Help” hotline and health and wellness hotline provide 24/7 access.
•	We conduct quarterly performance conversations with employees.

Planet

California has long been at the forefront of protecting our planet, and PG&E continues to actively embrace our state’s bold climate and clean energy goals. There are many ways we can be a force for good, and our size and scale enable PG&E to meaningfully address the growing threat of climate change.

Our longstanding commitment includes aligning our resources and business strategy with California’s clean energy goals and advocating for policies and programs that enable safe, reliable, and affordable clean and resilient energy for our customers. At the same time, we are working to reduce the ever-growing risks posed by extreme weather and wildfires by incorporating forward-looking climate data into our asset management and decision-making today. These efforts are complementary and consistent — every action taken in climate mitigation also supports climate resilience.

California has set an ambitious goal to achieve carbon neutrality by 2045. We embrace our foundational role in achieving this goal and transitioning California to a decarbonized and more climate-resilient economy. We are proud of our track record with renewable energy, exceeding California’s renewable portfolio standards goal for each utility (including the Utility) to deliver 33 percent of renewable energy by the end of 2020, and delivering clean electricity to our customers last year that was more than 88 percent greenhouse gas free. More than 535,000 of PG&E’s customers have adopted private rooftop solar and one in five electric vehicles in the U.S. plugs into PG&E’s grid. We are excited about the growth opportunities that a cleaner future presents for PG&E and our customers, including a strong push for more electric vehicles. We also believe clean energy alternatives should be affordable for and inclusive of all economic backgrounds.

In 2020, we:

•	Delivered some of the nation’s cleanest electricity to customers, with more than 35 percent from renewable sources — and we remain on track to meet the state’s goal of 60 percent by 2030.
•	Remained on track to meet the Million Ton Challenge, a voluntary goal to avoid one million tons of greenhouse gas emissions from our operations over five years.
•	Helped customers avoid the emission of more than 534,000 metric tons of carbon dioxide through our energy efficiency programs – moving towards the state’s goal to double energy efficiency in existing buildings by 2030. This number is roughly equal to $308 million in energy bill savings.
•	Awarded contracts for more than 1 gigawatt of battery energy storage, strengthening the state’s grid efficiency and reliability and reducing the need for additional fossil fuel generation plants.

2021 Joint Proxy Statement	4

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•	Installed 4,180 Level 2 fast-charging ports for electric vehicles at workplaces and multi-family dwellings — with more than one-third in disadvantaged communities — and also offered programs to support medium- and heavy-duty fleets and public fast charging in support of the state’s goal of 100 percent sales of light duty zero emission vehicles by 2035.
•	Brought the total number of interconnected private solar customers to more than 500,000.
•	Supported more than 18,600 customers who have installed battery storage at their homes or businesses, often paired with a solar power system.
•	Further integrated climate change adaptation planning into our risk management processes.

We are focused on protecting and preserving California’s natural beauty

As one of California’s largest private landowners, we are committed to protecting threatened and endangered species and their habitats and safeguarding watershed lands. We continue to make significant progress in securing Habitat Conservation Plans, which enable PG&E to efficiently conduct operations and maintenance activities while protecting listed endangered species. We also permanently protected 13,250 acres of land last year as part of our Land Conservation Commitment, which ultimately will protect approximately 140,000 acres of PG&E-owned watershed lands in perpetuity.

We do this work transparently, reporting our progress in our annual Corporate Responsibility and Sustainability Report (which starting in 2020 now incorporates reporting using the Sustainability Accounting Standards Board voluntary reporting framework), and in our responses to the CDP (formerly the Carbon Disclosure Project) and related organizations. We are conducting a multi-year, system-wide climate vulnerability assessment to better understand how climate-driven natural hazards will impact our assets, services, and operations. We also plan to issue a Climate Strategy Report, which will align with the guidance from the Task Force on Climate-Related Financial Disclosures (TCFD).

California’s Prosperity

We believe clean energy alternatives need to be affordable for and inclusive of all economic backgrounds.

We are supporting our customers and co-workers through the COVID-19 pandemic

We are helping our customers throughout this crisis by providing financial assistance programs, and tools and tips to save energy. To protect our co-workers’ health and safety, we are providing essential safety gear and continually updating guidance on how to perform critical work safely while keeping virus transmission at bay. We are working with our local communities to assist with vaccination efforts, and to vaccinate our employees.

•	We are addressing energy affordability and accessibility along with the California Public Utilities Commission (CPUC).

•	In 2020, PG&E helped almost 200,000 customers enroll in the California Alternate Rates for Energy (CARE) program, providing income-qualified customers with a monthly discount on their Utility bill. At the end of January 2021, more than 1.58 million PG&E customers were enrolled in CARE, compared to the 1.39 million enrolled at the end of February 2020 prior to the shelter-at-home mandates in response to the COVID-19 pandemic.
•	PG&E’s Energy Savings Assistance program provides income-qualified households with no-cost improvements to make their homes more energy efficient, safe, and comfortable.
•	The federally funded Low-Income Home Energy Assistance Program provides financial assistance to help offset eligible household energy costs, including heating, cooling, and home weatherization expenses.
WE SUPPORT COMMUNITY PROSPERITY Over one-third (37.9 percent) of our 2020 spend went to businesses owned by women, minorities, service-disabled veterans, and LGBTQ individuals.

•   Convenient ways to better manage energy costs are available to all customers through online account tools that monitor energy use and check or compare rate plans, as well as help avoid or manage unanticipated high bills.

•   We help our communities prosper: For the first time in the 40-year history of PG&E’s supplier diversity program, our spending with diverse suppliers reached $4.1 billion, representing 37.9 percent of our total spend, and exceeding goals set by the CPUC.

•   We support the communities we serve through employee community volunteer and charitable giving programs as well as through our own donations and matching donations.

•   In 2020, although we suspended company-wide volunteer activities due to the global pandemic, a quick shift to virtual volunteerism enabled 700 employees to volunteer in support of 16 community-based organizations throughout our service territory with home-based virtual volunteer events, sending nearly 3,500 care packages to community members in need.

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Our Performance

•	We are decentralizing regionally to place more co-workers and operational leadership closer to our customers. We aim to:

•	Address local issues faster;
•	Reduce outage response times;
•	Create faster interconnections for our customers connecting solar or distributed energy to the grid; and
•	Build stronger relationships and information flow between us and our customers.

•	We worked to make our Public Safety Power Shutoff (PSPS) program more targeted and focused in 2020. We used technology to achieve:

•	More than twice as precise modelling capabilities for the 2020 season;
•	Fifty-five percent fewer average impacted customers, exceeding our 33 percent goal; and
•	Restoration of 96 percent of impacted customers within 12 daylight hours.

•	We intend even greater improvements in 2021:

•	Further utilization of PSPS mitigations including sectionalizing devices for both distribution and transmission, temporary generation applications, and implementation of pilot technologies.
•	Enhanced customer support for our most vulnerable and frequently impacted customers, including batteries to support medical devices, meal replacements, and improved in-event PSPS communications though our partnerships with community-based organizations.

•	The majority of our executives’ variable (non-salary) pay is tied directly to customer and safety metrics:

•	Seventy-five percent of annual variable incentive pay granted in 2020 was tied to public and employee safety performance.
•	Fifty percent of our long-term incentive executive pay granted in 2020 was tied to public safety and reliability performance, and the other 50 percent tied to customer experience (half tied to a customer satisfaction score and half to PSPS notification accuracy).

•	We continue to make progress on the core elements of our Wildfire Mitigation Plan, including:

•	System hardening;
•	Vegetation management;
•	Enhanced inspections;
•	Improved situation monitoring and modeling; and
•	Improved risk assessments in project planning and execution.

•	We have improved financial clarity due to progress in key regulatory cases.
•	We are projecting 10 percent non-GAAP core earnings per share[1] compound average growth from 2021 through 2025.
•	We are projecting approximately 8.5 percent rate base growth, largely driven by wildfire mitigation capital investments.

Cautionary Statement Concerning Forward-Looking Statements

This Joint Proxy Statement contains forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility, as well as forecasts and estimates regarding PG&E Corporation’s non-GAAP core earnings per share, rate base growth, PSPS program, Wildfire Mitigation Plan and other financial and operating expectations, estimates, plans and strategies. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation’s and the Utility’s annual report on Form 10-K for the year ended December 31, 2020 and other reports filed with the SEC, which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC website at www.sec.gov. PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

[1]	“Non-GAAP core earnings” and “Non-GAAP core earnings per share” are non-GAAP financial measures. See Exhibit A at the end of the CD&A for a reconciliation of results based on non-GAAP core earnings to results based on income available for common shareholders in accordance with GAAP

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Our Board

ITEM NO. 1: ELECTION OF DIRECTORS OF PG&E CORPORATION AND PACIFIC GAS AND ELECTRIC COMPANY

We ask for your support to elect 6 directors to serve on the Board of PG&E Corporation and 7 directors to serve on the Board of the Utility.

To create stability as we emerged from Chapter 11 in 2020, as part of our Plan of Reorganization, we agreed with the CPUC that our Boards would be divided into two classes, with each class elected for two-year terms. These terms will be phased out over the next three years so that, in 2024, all directors will be elected for one-year terms and stand for election annually.

All nominees for director of the Corporation in 2021 also are nominees for director of the Utility. In addition, Adam L. Wright, the Executive Vice President, Operations and Chief Operating Officer of the Utility, is a nominee for the Board of the Utility. Each nominee is an incumbent director and each was elected to the Boards in July 2020 in connection with the companies’ emergence from Chapter 11, except for Mr. Wright, who joined the Utility Board in February 2021.

Name	Age	Independent
Cheryl F. Campbell	61
Kerry W. Cooper	49
Arno L. Harris	51
Michael R. Niggli	71
Oluwadara J. Treseder	32
Benjamin F. Wilson	62
UTILITY BOARD ONLY
Adam L. Wright	43

If elected as directors, all of the 2021 nominees have agreed to serve and will hold office until the 2023 annual meetings or until their successors are elected and qualified, except in the case of death, resignation, or removal of a director. Each nominee has consented to being named in this Joint Proxy Statement and intends to serve if elected.

If any of the nominees is unable at the time of the 2021 Annual Meetings to accept nomination or serve as a director, the proxy holders named on the PG&E Corporation or Utility Proxy Card (as applicable) will vote for substitute nominees at their discretion.

As you will read in the biographical information that follows, the current Boards, including the incumbent nominees, bring significant experience in utility management, safety, technology, finance, emergency management, communications, remediation projects, and public policy, and familiarity with the needs of the state of California.

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company Unanimously Recommend Voting FOR Each of the Nominees for Director Presented in This Joint Proxy Statement.

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Director Biographies

Class “A” Directors (Standing for Election in 2021)

Cheryl F. Campbell

Age: 61

Director Since: April 2019

Current Board Committees: Compliance and Public Policy, Executive, Nominating and Governance, Safety and Nuclear Oversight Committee (Chair)

Current Position: Consultant, Former Senior Vice President, Xcel Energy, Inc.

Prior Positions:

Ms. Campbell served as the Senior Vice President, Gas at Xcel Energy, and President and CEO of West Gas Interstate, In. a FERC-regulated pipeline owned by Xcel Energy, from 2011 to 2018. Prior to Xcel Energy Inc., Ms. Campbell worked at Coastal Corporation (1984 to 2001) where she held various roles, including director.

Other Board Experience:

Ms. Campbell currently serves as a board member of Summit Utilities, Inc. (energy) (2020 to present), and National Underground Group (construction) (2018 to present). Advisory director for JANA Corporation (software development/IT) (2020 to present).

Experience, Skills, and Expertise:

Ms. Campbell has extensive experience in risk management, employee and public safety, and improving customer, regulatory, and financial outcomes. She has worked at the national level with the Department of Transportation on safety regulations, as well as with organizations involved in environmental sustainability. Ms. Campbell served as a member of the independent panel assessing the enterprise risk management and overall safety of the 11 gas utilities in Massachusetts in the aftermath of the September 2018 explosions and fires in Merrimack Valley. She is also committed to public service, with leadership roles in non-profit organizations, including Boardbound by Women’s Leadership Foundation, which focuses on educating and increasing the number of women on boards.

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Kerry W. Cooper

Age: 49

Director Since: July 2020

Current Board Committees: Finance, Audit, Compliance and Public Policy

Most Recent Position: President and Chief Operations Officer, Rothy's, Inc.

Prior Positions:

Ms. Cooper served as the President and Chief Operating Officer at Rothy's, a consumer goods company, from November 2017 to January 2020, where she built the brand and growth marketing teams as well as the operations, merchandising, and planning functions. Prior to that, she served as CEO of Choose Energy (national energy marketplace) (2013 to 2016), Chief Operating Officer and Chief Marketing Officer of Modcloth (consumer goods) (2010 to 2013), and held various leadership positions at Walmart (2008 to 2010).

Other Board Experience:

Ms. Cooper currently serves as a board member of Fernish (furniture rental) (2020 to present), Treau (HVAC start-up) (2020 to present), and The Production Board (capital holding company) (March 2020 to present). She formerly served on the boards of BevMo! (2017 to 2020), Weddington Way (2015 to 2017), and Choose Energy (2013 to 2016).

Experience, Skills, and Expertise:

Ms. Cooper brings extensive experience in implementing large-scale customer programs, as well as building businesses and teams, which are critical as the Boards oversee PG&E’s efforts to decentralize and bring operations closer to the customer. During her time at Choose Energy, she oversaw its expansion to operating in all deregulated states, and added natural gas and solar, and shifted the marketing mix from largely paid online acquisition to diverse channels. Ms. Cooper was responsible for owning and driving major technology projects at Walmart.com, driving omnichannel integration, building new products (e.g., marketplace), and building big data connections between store and online. Ms. Cooper also provides the perspective of a PG&E customer and California resident. Ms. Cooper has been responsible for building consumer brands, especially in the energy sector, and connecting to consumers’ needs.

Arno L. Harris

Age: 51

Director Since: July 2020

Current Board Committees: Compliance and Public Policy, Finance, Technology and Cybersecurity

Current Position: Managing Partner, AHC

Prior Positions:

Mr. Harris served as the CEO of Alta Motors, an electric motorcycle manufacturer, from October 2017 to October 2018. He previously founded and served as the CEO of Recurrent Energy (U.S. utility-scale solar and energy storage project developer) (2006 to 2015).

Other Public Company Board Experience:

Mr. Harris has served on the boards of Azure Power Global Limited (solar IPP and developer in India) since 2016, and ArcLight Clean Transition Corp. (SPAC / energy transition) since 2020.

Other Board Experience:

Mr. Harris has also served on the boards of Alta Motors (2017 to 2018) and Advanced Energy Economy (trade association) (2012 to 2015), and chaired the Solar Energy Industries Association board (trade association) (2014 to 2015) and the Recurrent Energy board (2006 to 2015).

Experience, Skills, and Expertise:

Mr. Harris brings 25 years of experience in clean technology and renewable energy, with deep experience working on climate change issues through the intersection of technology, business, and public policy. Mr. Harris' understanding of energy, sustainability, and commercial operations within California's regulatory environment contributes to the Boards' effective oversight of ESG and climate change issues. Mr. Harris is also a longtime California resident and PG&E customer, who has demonstrated a commitment to the community through his work supporting Tipping Point Community, a non-profit focused on alleviating poverty.

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Michael R. Niggli

Age: 71

Director Since: July 2020

Current Board Committees: Finance, Safety and Nuclear Oversight, Technology and Cybersecurity

Most Recent Position: President and Chief Operations Officer, San Diego Gas & Electric Company

Prior Positions:

Mr. Niggli served as President and Chief Operating Officer of San Diego Gas & Electric Company (SDG&E), a regulated utility company owned by Sempra Energy, from 2010 through December 2013. He held other leadership positions at Sempra Energy, including as Chief Operating Officer of SDG&E (2008 to 2010), Chief Operating Officer of both SDG&E & Southern California Gas Company (2006 to 2007), and President of Sempra Generation (2000 to 2006). Prior to his time at Sempra Energy, he served as the Chairman of the Board, CEO, and President of Sierra Pacific Resources (1999 to 2000), and Chairman of the Board, CEO, and President of Nevada Power Company (1998 to 1999).

Other Board Experience:

Mr. Niggli currently serves on the boards of American Transmission Company (2015 to present), ESVAL (subsidiary of AndesCan SpA in Chile) (2015 to present), ESSBIO (subsidiary of AndesCan SpA in Chile) (2015 to present), and as Chairman of the Board of ESS, Inc. (energy storage) (Board member from 2015 to present).

Experience, Skills, and Expertise:

With over four decades of experience in the utility and energy sector, Mr. Niggli brings significant operations, risk management and leadership experience, particularly in regulated utilities in California. Mr. Niggli provides in-depth knowledge of the California regulatory landscape, and while in his leadership role at SDG&E, established first-of-their-kind wildfire and public safety programs aimed at reducing risks associated with wildfire. Mr. Niggli has been a longtime supporter of and leader for the Great Basin National Park Foundation, working to preserve and make accessible the natural beauty of the park.

Oluwadara (Dara) J. Treseder

Age: 32

Director Since: July 2020

Current Board Committees: Compensation, Finance

Current Position: Senior Vice President, Head of Global Marketing & Communications, Peloton Interactive, Inc.

Prior Positions:

Ms. Treseder was the Chief Marketing and Communications Officer at Carbon Inc., a 3D printing technology company, from December 2018 to August 2020, where she led marketing, communications, and inside sales. Prior to that, she was the Chief Marketing Officer at GE Business Innovations and GE Ventures (2017 to 2018) and Marketing Manager and Global Head of Demand Generation, File Maker, at Apple, Inc. (2015 to 2017).

Other Board Experience:

Ms. Treseder currently serves on the board of the Public Health Institute (non-profit public health organization) (2017 to present).

Experience, Skills, and Expertise:

Ms. Treseder brings experience in large-scale customer operations, consumer insights, and communication to the PG&E Boards. Ms. Treseder has a background leading communications in highly regulated industries and driving customer engagement, a strong understanding of finance and, financial planning, and knowledge of management incentives and compensation. Ms. Treseder has been a champion for underserved and marginalized groups and remains committed to building strong communities that work for everyone.

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Benjamin F. Wilson

Age: 62

Director Since: July 2020

Current Board Committees: Audit (Chair), Executive, Nominating and Governance

Current Position: Chairman, Beveridge & Diamond PC

Prior Positions:

Mr. Wilson has spent 35 years at Beveridge & Diamond PC, an environmental law practice group.

Other Board Experience:

Mr. Wilson currently serves as a board member of Northwestern Mutual Life Insurance Company (2013 to present), Beveridge & Diamond, P.C. (2015 to present), and Environmental Law Institute (2011 to present). He has also served on the board of Dartmouth College (2012 to 2020).

Experience, Skills, and Expertise:

Mr. Wilson brings a depth of experience, having been lead counsel in numerous complex environmental and regulatory matters for major consumer product corporations, retailers, oil and gas companies, municipalities, and developers. His service as Monitor for the Duke Energy coal ash spill remediation project and as Deputy Monitor in the Volkswagen emissions proceedings provides an important perspective to the Board. Mr. Wilson also offers deep experience with environmental justice issues and is a recognized leader on diversity and inclusion issues in the legal profession. Mr. Wilson served on the Audit Committee of the board of directors of Northwestern Mutual Life Insurance Company and chaired the Audit Committee for the Board of Trustees of Dartmouth College.

Adam L. Wright

Age: 43

Director Since: February 2021

Current Position: Executive Vice President, Operations and Chief Operating Officer, Pacific Gas and Electric Company

Prior Positions:

Mr. Wright served as President and CEO of MidAmerican Energy Company (MEC), a Berkshire Hathaway Energy company, from January 2018 to January 2021. In his 18-year tenure with the Berkshire Hathaway Energy family of businesses, he served in various leadership positions, including as MEC’s Vice President of Gas Delivery (2015 to 2017) and Vice President of Wind Generation and Development (2012 to 2015).

Other Board Experience:

Mr. Wright has served on the boards of MEC (2018 to 2021), the Iowa Business Council (2018 to 2021) and Iowa Utility Association (2018 to 2021). He was also an advisory director for the American Gas Association.

Experience, Skills, and Expertise:

Mr. Wright provides the Utility Board with knowledge of the Utility’s operations, experienced utility leadership, and engineering background. He also brings experience in safety, compliance, operations, customer service, natural gas, renewable generation, and transmission and distribution developed during his career with MEC and other Berkshire Hathaway Energy companies. As PG&E’s Executive Vice President of Operations and Chief Operating Officer, Mr. Wright focuses on safety, increasing connectivity among operational groups, and promoting excellence.

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Class “B” Directors (Not Standing for Election in 2021)

Rajat Bahri

Age: 57

Director Since: July 2020

Current Board Committees: Audit, Technology and Cybersecurity

Current Position: Chief Financial Officer, Wish, Inc.

Prior Positions:

Mr. Bahri served as Chief Financial Officer at Jasper Technologies, Inc., a leading Internet of Things service platform, from July 2013 until June 2016, where he scaled the company, prepared the company for an initial public offering, and successfully sold the company to Cisco Systems, Inc. He previously served as Chief Financial Officer for Trimble Navigation (2005 to 2013), Kraft Canada, Inc. (2001 to 2004), and Kraft Pizza Company (2000 to 2001).

Other Public Company Board Experience:

Mr. Bahri previously served on the board of Stec, Inc. (computer storage) (2008 to 2011), where he was Chair of the Audit Committee.

Other Board Experience: N/A Experience, Skills, and Expertise:

Mr. Bahri is a seasoned CFO with public company and leadership experience and extensive knowledge of finance, financial performance, and planning and audit. At Wish, Mr. Bahri supported the company’s global expansion to over 80 countries and prepared its infrastructure and resources for the initial public offering in 2020. He is skilled at building enterprise-wide systems and teams and brings decades of experience in executive compensation, enterprise risk management, and corporate governance, as well as the operation of audit committees. As a California resident, Mr. Bahri also provides the perspective of a utility customer to the Boards.

Jessica L. Denecour

Age: 59

Director Since: July 2020

Current Board Committees: Compensation, Executive, Nominating and Governance, Technology and Cybersecurity (Chair)

Most Recent Position: Senior Vice President and Chief Information Officer, Varian Medical Systems, Inc.

Prior Positions:

Ms. Denecour was the Senior Vice President and Chief Information Officer of Varian Medical Systems, Inc., a leading manufacturer of medical devices and software for cancer treatments, from January 2006 to September 2017. Prior to that, she held numerous senior roles at Agilent Technologies, Inc. (chemical analysis, life sciences, and diagnostics) (1999 to 2005) and The Hewlett- Packard Company (information technology and services) (1983 to 1999).

Other Public Company Board Experience:

Ms. Denecour served on the board of MobileIron, Inc. (software security) (2017 to 2020).

Other Board Experience: N/A Experience, Skills, and Expertise:

Ms. Denecour has more than 30 years of experience as an information technology and cybersecurity executive, including overseeing investments in new and innovative technology. She has a deep understanding of threats and mitigations in cybersecurity risk management. During her career, she has led multiple IT transformations, built effective data privacy and security programs, and implemented state-of-the-art IT governance. A long-time California resident and utility customer, Ms. Denecour has also demonstrated a commitment to the community through her board work supporting non-profits aimed at achieving gender parity in the boardroom, as well as supporting creativity and lifelong learning in children.

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Admiral Mark E. Ferguson III, USN (ret.)

Age: 64

Director Since: July 2020

Current Board Committees: Compensation (Chair), Executive, Safety and Nuclear Oversight, Technology and Cybersecurity

Current Position: Senior Advisor, Institute for Defense Analyses and NATO

Prior Positions:

Admiral Ferguson retired from the U.S. Navy in 2016 after 38 years of service, having most recently served as Commander of the U.S. Naval Forces in Europe and Africa and NATO Allied Joint Force Command, Naples, Italy (2014 to 2016). Prior to that, he served as Vice Chief of Naval Operations (2011 to 2014) and Chief of Naval Personnel (2008 to 2011). He served as a Senior Advisor with McKinsey & Company (2016 to 2020) and as an independent aerospace and defense consultant.

Public Company Board Experience:

Mr. Ferguson serves on the board of VSE Corporation (logistics and supply chain) (2017 to present).

Other Board Experience:

Mr. Ferguson also serves on the board of trustees for the Center for Naval Analyses (federally-funded R&D center) (2017 to present).

Experience, Skills, and Expertise:

Admiral Ferguson brings decades of experience in nuclear reactor operations, risk and change management, and cyber preparedness. During his tenure in the U.S. Navy, he directed the transformation of its personnel management system and education programs; his organization received the Workforce Magazine Optimas Award for innovative personnel policies supporting diversity and women in the workplace. He presently is a member of several veteran service organizations.

Robert C. Flexon

Age: 62

Director Since: July 2020, Independent non-executive Chair of the Corporation Board since July 2020.

Current Board Committees: Audit, Compensation, Executive (Chair, Corporation committee), Nominating and Governance (Chair)

Most Recent Position: Chief Executive Officer, Dynegy

Prior Positions:

Mr. Flexon served as President and CEO of Dynegy Inc., a power and energy supplier and marketer serving the Northeast, Midwest, Texas, and California from June 2011 to May 2018, where he was a key architect in creating the largest independent power producer in the U.S. through the strategic combination with Vistra Corp. Prior to his tenure at Dynegy, he was President and CEO of Foster Wheeler AG (Engineering and Construction) (2009 to 2010), and held a variety of leadership positions at NRG Energy, Inc. (integrated independent power generator and marketer (2004 to 2009).

Public Company Board Experience:

Mr. Flexon currently serves on the boards of Capstone Turbine Corporation (micro turbine manufacturer) (2017 to present) and Charah Solutions, Inc. (coal ash management, remediation and marketing) (2018 to present). Mr. Flexon previously served on the board of Dynegy (2011 to 2018), TransAlta Corporation (power generator and energy marketer) (2018 to 2020), and Westmoreland Coal Company (coal mining) (2016 to 2019).

Other Board Experience:

Mr. Flexon has served on the board of Genesys Works Houston since 2016, providing career education and professional experience to high school students in the underserved communities of Houston, Texas.

Experience, Skills, and Expertise:

Mr. Flexon provides executive leadership experience in the competitive power and oil and gas sectors. During his time at Dynegy, he executed cultural, operational, and financial restructuring, and achieved top decile safety performance, and enhanced employee engagement. Mr. Flexon brings extensive safety, risk management and labor relations experience, as well as experience with turnarounds, having led both Dynegy’s 2011 bankruptcy and its culture transformation and growth post-emergence.

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W. Craig Fugate

Age: 61

Director Since: July 2020

Current Board Committees: Compliance and Public Policy, Safety and Nuclear Oversight

Current Position: Chief Emergency Management Officer, One Concern (Emergency management technology)

Prior Positions:

Mr. Fugate was appointed by President Barack Obama to serve as the Administrator of the Federal Emergency Management Agency (FEMA) from May 2009 to January 2017. Prior to that, he served as Florida Governor Jeb Bush’s Emergency Management Director (2001 to 2009).

Other Board Experience:

Mr. Fugate currently serves on the board of America’s Public Television Stations (2018 to present).

Experience, Skills, and Expertise:

Mr. Fugate has an unparalleled background in emergency management and crisis response at the county, state, and federal level. In addition to being the Chief Emergency Management Officer at One Concern, he is also a Senior Advisor at the Pew Trust for Flood Prepared Communities and a Consultant for Resilient Force, among other positions. During his time at FEMA, Mr. Fugate led the organization through multiple record-breaking disaster years and oversaw the Federal Government’s response to major events, such as the Joplin and Moore tornadoes, Hurricane Sandy, Hurricane Matthew, and the 2016 Louisiana flooding. Mr. Fugate also demonstrates leadership in establishing a strong safety culture and driving a community-oriented approach to emergency management.

Dean Seavers

Age: 60

Director Since: July 2020, Independent non-executive Chair of the Utility Board since July 2020.

Current Board Committees: Executive (Chair, Utility committee), Finance (Chair), Nominating and Governance, Safety and Nuclear Oversight

Most Recent Position: President and Executive Director, National Grid

Prior Positions:

Mr. Seavers served as the President of National Grid US and Executive Director of National Grid plc, a multinational electric and gas utility, from December 2014 to January 2020, where he led business transformation initiatives to improve financial performance, safety, and employee engagement. Prior to that, he was the founder and CEO of Red Hawk Fire & Security (facilities services) (2012 to 2018), President of Global Services at United Technologies Fire and Security (2010 to 2011), and President and CEO of GE Security (electronic security and fire systems) (2007 to 2010).

Other Public Company Board Experience:

Mr. Seavers has served on the boards of James Hardie Industries plc (building materials) since February 2021, and Albemarle Corporation (specialty chemicals) since 2018.

Experience, Skills, and Expertise:

Mr. Seavers brings a broad utility and safety background to the Boards of the Corporation and the Utility, as well as utility leadership experience. He has a deep background in risk management and operational planning in large customer-oriented companies, and understands the needs of employees and workforce safety. During his tenure at National Grid, he led the implementation of National Grid’s jurisdictional model which placed operational control with jurisdictional presidents, which is particularly relevant as PG&E moves to decentralize operations in order to drive a customer focus.

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Patricia K. Poppe

Age: 52

Director Since: January 2021

Current Board Committee: Executive

Current Position: Chief Executive Officer, PG&E Corporation

Prior Positions:

Ms. Poppe served as President and CEO of CMS Energy Corporation and its principal subsidiary, Consumers Energy Company, from July 2016 to December 2020, where she focused on connecting the utility more closely with its customers and adapting lean operating system principles throughout the business. In her decade-long career with CMS Energy, she held various leadership positions, including Senior Vice President of Distribution Operations, Engineering and Transmission; Vice President of Customer Experience, Rates and Regulation; and Vice President of Customer Operations. Prior to her tenure at CMS, she served as a Power Plant Director at DTE Energy Company (2005 to 2010).

Other Public Company Board Experience:

Ms. Poppe currently serves on the board of Whirlpool Corporation (2019 to present).

Other Company Board Experience:

Ms. Poppe also serves on the board of AEGIS Insurance Services, Inc. (2019 to present), and on the executive committees for the Edison Electric Institute and the American Gas Association.

Experience, Skills, and Expertise:

Ms. Poppe brings over 15 years of experience, including as chief executive, in the highly regulated utility industry. Under her leadership, CMS Energy and Consumers Energy earned consistent industry recognition and maintained strong operational and financial performance. PG&E values Ms. Poppe’s extensive utility experience championing safety and workplace equity, developing strong working relationships with labor, and building broad support for clean energy.

William M. Smith

Age: 63

Director Since: October 2019

Current Board Committees: Executive, Finance, Technology and Cybersecurity

Most Recent Position: President of AT&T Technology Operations, AT&T Services, Inc.

Prior Positions:

Mr. Smith served as the interim CEO of PG&E Corporation from July 2020 to December 2020, following the Company’s emergence from Chapter 11, providing stability and leadership during a time of transition. Prior to that, he was the President of Technology Operations at AT&T Services, Inc. (telecommunications) where he spent 37 years (1979 to 2016). Mr. Smith previously served on the advisory boards of Blue Ridge Networks, Inc. (telecommunications) (2018 to 2020) and ASOCS Ltd., (telecommunications) (2018 to present).

Other Public Company Board Experience:

Mr. Smith previously served as a director of Oclaro, Inc. (telecommunications) (2009 to 2012, 2018).

Other Board Experience:

Mr. Smith currently serves on the board of Tillman Infrastructure, LLV. (infrastructure) (2017 to present).

Experience, Skills, and Expertise:

Mr. Smith brings in-depth knowledge of PG&E’s operations to the Boards, along with a background in implementation of technology and innovation on large scale operations. Mr. Smith also brings an ability to identify and leverage new technologies to meet future business needs, experience in cybersecurity and risk management, knowledge of financial planning, and a track record of delivering on commitments to public and employee safety.

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DIRECTOR NOMINEE SELECTION

In July 2020, each company seated 11 new Board members after a comprehensive search conducted by two leading national independent search firms, with specific mandates to identify diverse candidates. Three existing Board members remained on each Board. All Board members were selected based on criteria approved by or agreed upon with our regulators and key stakeholders, including diversity, skills, experience, and their understanding of the needs of Californians. Their appointments were reviewed and supported broadly, including by the Governor of California. These Board members represent the companies’ commitment to stability as well as a vision of how the companies can best serve customers in the future.

Our ongoing process to select directors begins with the PG&E Corporation Nominating and Governance Committee, who selects the nominees who will be submitted for shareholder vote. The Nominating and Governance Committee recommends an eligible director for re-election if it believes the director would continue to be a productive and effective contributor to the Boards. The Nominating and Governance Committee makes these assessments together with the Boards of each company.

For new Board nominees, the Committee works with independent search firms (retained by the Boards or the Committee) to identify candidates who are qualified to serve and who demonstrate one or more of the pre-determined skills that the Boards have approved as being desirable to meet the companies’ needs. The companies also accept recommendations for director nominees from a variety of sources, including shareholders, community-based organizations, management, and other directors. We use the same criteria, described below under “Skills,” to review all candidates recommended for nomination at the annual meetings - including candidates nominated by shareholders - and review all such candidates at the same time.

Shareholders may recommend a person for the Committee to consider as a nominee for director of PG&E Corporation or the Utility, by writing to that company’s Corporate Secretary. Recommendations must include (a) a description of the candidate (name, age, principal occupation, business address, and residence address), (b) the class and number of shares of the company’s stock owned by the shareholder and the candidate, (c) other information about the candidate that would be in a proxy statement listing the candidate as a director nominee, and (d) any interest of the shareholder in the candidate’s nomination. We may request additional information on the candidate or the shareholder if needed.

DIVERSITY

Diversity is a core value for us as demonstrated by our Boards, and one that we will continue to champion in the future.

The Nominating and Governance Committee’s policy, as reflected in each company’s Guidelines, is to seek nominees with a range of different backgrounds, perspectives, skills, and experiences. The Guidelines further specify that candidates are evaluated based on a range of skills and attributes (see Skills section below), including consideration of important public policy objectives, such as diversity.

We asked the continuing directors to self-identify using the categories of underrepresented communities listed in California’s Assembly Bill 979 (AB 979) on board diversity: Black, African American, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, or Alaska Native, or gay, lesbian, bisexual, or transgender. 9 of 14 directors of PG&E Corporation, and 10 of 15 directors of the Utility identify as either being members of an underrepresented community or identify as female. More specifically, 5 directors identify as female, 1 as Asian or Pacific Islander, and 4 as Black or African American (3 on the PG&E Corporation Board). Each company’s continuing Board exceeds the requirements of AB 979.

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Our commitment to diversity extends beyond just seating members from under-represented communities on our Boards - it also includes representation on key leadership positions on the Boards:

•	Corporation Chief Executive Officer	•	Utility Chief Operating Officer	•	Independent Chair of Utility Board of Directors/ Chair of Finance Committee
•	Chair of Audit Committee	•	Chair of Safety and Nuclear Oversight Committee	•	Chair of Technology and Cybersecurity Committee

The Committee and the Boards annually review whether the diversity represented by the members of the Boards serves the needs of the companies, given the current operating environment. If a diversity gap is identified, the Committee will consider and prioritize the need to close that gap, along with other factors, in its director recruitment process.

SKILLS

Our Boards exhibit diversity of experience, skills, and attributes, and this allows them to effectively oversee the companies’ operations. As part of the establishment of the Boards in 2020, we agreed that directors should demonstrate one or more of a list of skills specific to our companies' needs (the skills matrix), and key Board leaders would have substantial expertise in areas such as wildfire mitigation, natural gas operations, risk management, and cybersecurity. The Nominating and Governance Committee reviews and the Boards approve the skills matrix annually, taking into account the current composition of the Boards and the criteria previously agreed upon with our key stakeholders and regulators.

Each director is nominated after consideration of his or her skills on this list, as well as diversity, character, and fit with Board culture, including characteristics like integrity, ethical standards, judgment, interpersonal skills and relations, communication skills, and the ability to work collaboratively with others. The Committee and Boards also consider important public policy objectives such as diversity, representation from regions PG&E serves, and commitment to California’s climate change goals, and also consider a candidate’s age (in light of each Board’s director retirement policy), applicable legal requirements, residency, and such other factors as it deems appropriate given the current needs of the Board and the Company.

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Skills Matrix

•	Wildfire safety, preparedness, prevention, mitigation, response and/or recovery	•	Workforce safety and public safety
•	Technology and cybersecurity	•	Nuclear generation safety
•	Natural gas transmission, distribution, operation, and safety	•	Public policy (legal, regulatory, or government)
•	Leadership in the energy or utility industry	•	Utility operation or related engineering experience
•	Innovation and technology in the clean energy or utility industry	•	Risk management (including enterprise risk management)
•	Climate change mitigation or climate resilience	•	Renewable energy and related engineering experience
•	Financial performance and planning	•	Financial literacy
•	Audit	•	Management incentives
•	Labor relations	•	Large-scale customer experience
•	Public company board experience	•	Community leadership

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INDEPENDENCE

On PG&E Corporation’s Board, all of the current non-employee directors are independent as defined by the NYSE. The definitions of independence found in the Corporation and Utility’s Corporate Governance Guidelines reflect the applicable NYSE definitions and are available on the company’s website.

On the Utility's Board, all of the current non-employee directors are independent as defined by the NYSE. The Utility Board is exempt from NYSE American rules requiring that at least a majority of the directors meet that stock exchange’s definition of “independent director” because PG&E Corporation holds approximately 96 percent of the voting power of the Utility and the Utility is a “controlled” subsidiary.

PG&E Corporation and the Utility also have determined that from January 1, 2020 to the date of this Proxy Statement, each of the following past directors was independent while serving on the Boards, according to the applicable company’s Corporate Governance Guidelines: Richard R. Barrera, Jeffrey L. Bleich, Nora Mead Brownell, Fred J. Fowler, William D. Johnson, Michael J. Leffell, Dominique Mielle, Meridee A. Moore, Eric D. Mullins, Kristine M. Schmidt, and Alejandro D. Wolff.

We found no transactions or relationships that would compromise any non-employee director’s general independence during 2020. We considered that (1) during 2020 the Utility paid membership fees (less than $10,000) to a non-profit entity on which one of the companies’ non-employee directors served as interim executive officer at the beginning of 2020; and (2) that one former non-employee director had a family member who is a non-partner executive at the companies’ independent auditor, but who did not provide audit or attest services.

There are no family relationships between any director of the Corporation or the Utility, executive officer of the Corporation or the Utility, or person nominated or chosen to become a director or executive officer of the Corporation or the Utility.

COMMITMENT TO OUR BOARD

During 2020, there were 38 meetings of the PG&E Corporation Board. Each of the current Corporation directors attended 95 percent or more of the aggregate of all meetings of the Corporation Board and of the Corporation Board committees held during the time in which that director served during 2020.

During 2020, there were 38 meetings of the Utility Board. Each of the current Utility directors attended 95 percent or more of the aggregate of all meetings of the Utility Board and of the Utility Board committees held during the time in which that director served during 2020.

Under each company’s Guidelines, directors are expected to attend annual meetings of that company’s shareholders. There was no annual meeting held in 2020 for either company, due to the companies’ Chapter 11 proceedings.

SERVICE ON OTHER BOARDS

If a director is considering serving on the board of another public company (in addition to PG&E Corporation, the Utility, and their respective subsidiaries), that director must inform the Chair of the Nominating and Governance Committee and the Chair of the Board of the Corporation and/or the Utility, as applicable, before accepting membership on any such board. Unless otherwise approved by the applicable Board, (1) a director may not serve on more than three public company boards (in addition to the Corporation and Utility Boards) and (2) a director who is the principal executive officer of a public company (including the Corporation and the Utility) may not serve on more than two public company boards in addition to the board of his or her employer. For these purposes, the Boards of the Corporation and the Utility would count as one board.

If an Audit Committee member simultaneously serves on the audit committees of three or more public companies other than PG&E Corporation, the Utility, and their respective subsidiaries, that Committee member must inform the applicable company’s Board. In order for that member to continue serving on the Audit Committees, each Board must affirmatively determine that the simultaneous service does not impair that committee member’s ability to serve effectively on the applicable Audit Committee.

All members of the Boards are in compliance with the above policies regarding service on other public company boards, as well as on audit committees of other public company boards.

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Our Governance Practices

We believe our current governance practices provide the foundation for excellence. Our practices include:

•	All non-executive directors are independent, including Board chairs	•	Regular executive sessions without management
•	All independent committees (other than Executive Committees)	•	Ongoing director education
•	Proxy access provisions consistent with market standards	•	Board oversight of key areas, including risk, cybersecurity, safety, sustainability, and compliance and ethics
•	Director over-boarding policy prohibiting service on more than three other boards	•	Executive and director stock ownership guidelines
•	Majority vote for directors, with mandatory resignation policy and plurality carve-out for contested elections	•	One share, one vote
•	Policy limiting obtaining certain types of services from the independent auditor	•	Board input into agendas
•	Annual Board and Committee evaluations	•	Confidential voting policy for uncontested elections
•	No anti-takeover poison pill - shareholder approval required for adoption	•	No supermajority vote requirements

Many of our governance practices are documented in the Guidelines adopted by the Boards of PG&E Corporation and the Utility and available on our website. These Guidelines are reviewed and updated from time to time as recommended by the Nominating and Governance Committee.

LEADERSHIP STRUCTURE

PG&E Corporation

The positions of Chair and principal executive officer have been separated since March 2017. In July 2020, Robert C. Flexon became the independent non-executive Chair of the Corporation Board. The Corporation Board believes that it is appropriate to separate the Chair and CEO positions, so that the PG&E Corporation CEO (Ms. Poppe) can focus on management of the business and execution of key strategic initiatives, while Mr. Flexon leads the Board’s independent oversight of management.

Mr. Flexon’s responsibilities include presiding over meetings of the Corporation Board, including special meetings, as well as executive session of the Corporation’s independent directors and concurrent executive session meetings of the Corporation and Utility Boards.

Pacific Gas and Electric Company

The positions of Chair and principal executive officer have been separated since January 2008. In July 2020, Dean L. Seavers became the independent non-executive Chair of the Utility Board. As of March 2021, no single individual serves as the Utility’s principal executive officer, and the Utility Board has allocated the duties and powers of the office of the Utility President to both Adam L. Wright, who since February 2021 has served as the Utility’s Executive Vice President, Operations and Chief Operating Officer, and Marlene Santos, who since March 2021 has served as the Utility’s Executive Vice President and Chief Customer Officer. Separating the roles of Chair and principal executive officer allows the Utility to preserve continuity while continuing to attract and retain top talent and allows customers and other stakeholders to benefit from the complementary skill sets and business experiences of Mr. Seavers, Mr. Wright, and Ms. Santos. As a subsidiary of PG&E Corporation, the Utility also benefits from the fact that Mr. Flexon is a member of the Utility Board. Pursuant to the CPUC’s affiliate rules, no individual may serve as Chair of the Board, CEO, or President, or in a functionally equivalent position, of both PG&E Corporation and the Utility.

Mr. Seavers’ responsibilities include presiding over meetings of the Utility Board only, including special meetings and executive session.

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Lead Independent Director

At each company, if the Chair is not independent, then the independent directors must elect a lead independent director from among the independent chairs of the standing PG&E Corporation and Utility Board committees. Currently, each company has an independent Chair, and so neither company has a lead independent director.

COMMITTEES AND MEMBERSHIP

Committee Responsibilities

The Boards of PG&E Corporation and the Utility have permanent standing committees, which support each Board’s basic responsibilities, with formal charters that set forth their responsibilities. Each Board also may establish temporary ad hoc committees, subcommittees, or other informal governing bodies from time to time.

Where a committee exists at PG&E Corporation only, that committee’s responsibilities include assisting and advising the Utility Board on matters within the committee’s scope of responsibility.

As the needs of the enterprise change, the composition and responsibilities of the committees may change, particularly as the inter-connected nature of many of the responsibilities continues to manifest. Consolidation of some of the committees may allow for directors to apply their skills more broadly and to connect related oversight responsibilities.

Committee Name	Company	Primary Duties/Scope of Responsibility
Executive	PG&E Corporation and Utility	Exercises powers and performs duties of the applicable Board, subject to limits imposed by state law.
Audit(1)	PG&E Corporation and Utility	Oversees and monitors:
		•	Integrity of the company financial statements, and financial and accounting practices
		•	Internal controls over financial reporting, and external and internal auditing programs
		•	Selection and oversight of the companies’ Independent Auditor
		•	Compliance with legal and regulatory requirements, in concert with other Board committees
		•	Related party transactions
Compensation	PG&E Corporation	Oversees matters relating to compensation and benefits, including:
		•	Compensation for non-employee directors
		•	Development, selection, and compensation of policy-making officers
		•	Annual approval of the corporate goals and objectives of the PG&E Corporation CEO and the Utility CEO (or if that position is not filled, the principal executive officer(s))
		•	Management evaluation and officer succession planning
		•	Employment, compensation, and benefits policies and practices
Compliance and Public Policy	PG&E Corporation	Coordinates compliance-related oversight and oversees public policy, sustainability, and corporate responsibility issues, including:
		•	The companies’ compliance and ethics program
		•	Energy and utility policy positions
		•	Environmental protection and sustainability
		•	Community relations programs, activities, and contributions
		•	Political contributions and political activities
		•	Workforce development and diversity and inclusion

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Committee Name	Company	Primary Duties/Scope of Responsibility
Finance(2)	PG&E Corporation	Oversees matters relating to financial and investment planning, policies, and risks, including:
		•	Financial and investment plans and strategies, including a multi-year financial outlook
		•	Dividend policy
		•	Proposed capital projects and divestitures
		•	Financing plans
Nominating and Governance	PG&E Corporation	Oversees matters relating to selection of directors and corporate governance, including:
		•	Recommendation of Board candidates, including a review of skills and characteristics required of Board members
		•	Selection of the chairs and membership of Board committees, and the nomination of a lead director of each company’s Board, as necessary
		•	Corporate governance matters, including the companies’ governance principles and practices, and the review of shareholder proposals
		•	Evaluation of the Boards’ performance and effectiveness
Safety and Nuclear Oversight	PG&E Corporation and Utility	Oversees matters relating to safety, risk, wildfire safety, and operational performance, including:
		•	Safety programs, promotion of safety culture, and long-term and short-term safety plans
		•	Wildfire risk reduction and performance against the wildfire safety commitments made by the Utility
		•	Operational performance and risks related to the Utility’s nuclear, generation, and gas and electric transmission and distribution facilities
Technology and Cybersecurity	PG&E Corporation	Oversees matters related to the deployment and use of technology, as well as cybersecurity risks, including:
		•	Deployment of technology linked to operational performance
		•	Cybersecurity measures and controls
		•	Evaluation of new technology
(1)	Established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.
(2)	Each year, the Finance Committee presents for the PG&E Corporation and the Utility Boards’ review and/or concurrence (1) a multi-year financial outlook for the Corporation and the Utility that, among other things, summarizes projected financial performance and establishes the basis for the annual budgets, and (2) an annual financial performance plan that establishes financial objectives and sets operating expense and capital spending budgets that reflect the first year of the multi-year financial outlook. Members of the Boards receive a monthly report that compares actual to budgeted financial performance and provides other information about financial and operational performance.

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Committee Membership Requirements

Committee Membership

Reflects membership as of April 8, 2021.

	Audit(1)	Comp	Finance	Nominating & Governance	Safety & Nuclear Oversight(1)	Compliance & Public Policy	Technology & Cyber security	Executive(1)
R. Bahri
C. Campbell
K. Cooper
J. Denecour
M. Ferguson
R. Flexon
C. Fugate
A. Harris
M. Niggli
D. Seavers
W. Smith
D. Treseder
B. Wilson
J. Woolard
Number of Meetings in 2020	6	16	14	6	11	10	4	–

(1)	Meetings of the Corporation and Utility committees are concurrent, and numbers reflect numbers for both committees.

Independent Committee Member	Committee Chair

The Audit Committees, the Compensation Committee, and the Nominating and Governance Committee are composed entirely of independent directors, as required and defined by the NYSE.

Each of the standing committees (other than the Executive Committees) is composed entirely of independent directors, as defined in the applicable company’s Guidelines and the Committee’s charters.

The Utility is a “controlled” subsidiary of PG&E Corporation for purposes of the NYSE American standards. Therefore, the Utility is not subject to NYSE American rules that otherwise would require that the Utility’s Board committees responsible for executive compensation and governance consist of “independent” directors, and would impose requirements on the Utility’s director nomination and compensation-setting processes.

Each member of the Audit Committees and each member of the Compensation Committee also satisfies heightened independence standards established by SEC rules and applicable stock exchange requirements regarding independence of audit committee members and compensation committee members. There were no impermissible interlocks or inside directors on the Compensation Committee.

Each member of the Audit Committees also is financially literate. The following Audit Committee members have been identified as audit committee financial experts (and background information for each audit committee financial expert can be found in their director biographies beginning on page 8:

•	Rajat Bahri	•	Robert C. Flexon	•	Benjamin F. Wilson

Members of the Safety and Nuclear Oversight Committees are required to have special expertise in one of the following areas (pursuant to an agreement reached with the CPUC):

•	Specific substantial expertise related to wildfire safety, wildfire prevention, and/or wildfire mitigation
•	Specific substantial expertise related to the safe operation of a natural gas distribution company
•	Specific substantial expertise related to enterprise risk management, including cyber security, and/or experience with nuclear safety

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OVERSIGHT

The Boards oversee and provide guidance on the business, and monitor the performance of the Utility and the Corporation. The Boards have delegated responsibility for day-to-day business operations to senior management.

Risk

In 2020, PG&E took significant steps to enhance risk management, including appointing a Chief Risk Officer with significant experience in managing operational risk and further strengthening risk-modeling capabilities that inform the planning and execution of work to mitigate PG&E’s highest operational risks. PG&E receives regular feedback from the CPUC and other stakeholders about its risk management practices. This feedback is used to continue working to improve the use of quantitative models to distinguish risk at greater levels of detail, including taking into consideration low-frequency, high-consequence events in risk assessment. For example, PG&E has recently developed and implemented machine learning capabilities for its wildfire risk models enabling an evolution from static to dynamic models that are informed by fire ignition probability and potential wildfire consequences, including considering fast-burning fuels, predictive fire behavior, and buildings and population density impacts. The recently implemented risk models further improve upon the fire spread predictive capabilities by incorporating fire scars from actual wildfires, including consideration of prevailing weather conditions, topography, and fuels. These models are being used to inform key wildfire safety measures, such as enhanced vegetation management and system hardening, as part of PG&E’s 2021 Wildfire Mitigation Plan, which is focused on addressing the highest risk areas for mitigation as the top-most priority.

The Boards oversee the companies’ enterprise risk management process through reports and discussions regarding key risk areas provided by management at Board and Committee meetings. Enterprise risks are reviewed at least annually by the Boards’ Audit Committees. The Audit Committees also oversee the guidelines and policies that govern the processes by which major risks are assessed and managed, and allocate responsibility for oversight for specific risk categories to various Board committees, consistent with the substantive scope of each committee’s charter. Each committee provides a report of its activities to the Boards. The specific allocation of Board-level risk oversight was last reviewed by the Audit Committees in December 2020, and is reviewed at least annually.

Board and Committee Risk Oversight Responsibilities
Audit: Oversees enterprise risk program, and guidelines and policies that govern the processes by which major risks are assessed and managed. Allocates oversight of specific risks to Committees	Safety and Nuclear Oversight: Oversees risks arising from operations, including safety, electric, gas and generation operations, and risks associated with facilities, wildfire, and emergency response
Finance Committee: Oversees risks associated with financial markets and liquidity	Technology and Cybersecurity: Oversees risks associated with cybersecurity and cyber attacks
Compensation Committee: Oversees potential risks arising from the companies’ compensation policies and practices	Boards: Oversee risks associated with major investments and strategic initiatives

The Boards’ role in risk oversight was not considered by either Board when assessing that Board’s leadership structure.

Cybersecurity

PG&E Corporation and the Utility have identified cybersecurity as a key enterprise risk. Oversight for this risk is exercised jointly by the Technology and Cybersecurity Committee and the Safety and Nuclear Oversight Committees. At each meeting, the Technology and Cybersecurity Committee receives updates from PG&E Corporation’s Chief Information Officer. These reports describe cybersecurity threats, defenses, and data analytics that impact the companies’ most critical assets, as well as mitigations employed, such as incident response exercises and annual training programs for all employees. The Safety and Nuclear Oversight Committees of both PG&E Corporation and the Utility jointly participate in cybersecurity risk reviews to promote alignment in operations and asset management in the implementation of mitigations designed to reduce the risk of cybersecurity threats.

Safety

The Boards believe the safety of employees, contractors, customers and the public is the top priority for the PG&E Corporation Chief Executive Officer, the senior management team, and PG&E management. PG&E’s Chief Safety Officer has broad responsibilities to implement safety programs and culture, and as part of the Boards’ oversight function,

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the Boards engage directly with the Chief Safety Officer and other operational leaders within the companies on the development and implementation of these programs. The Boards’ Safety and Nuclear Oversight Committees that maintain joint responsibility with the Boards for safety oversight at the companies. The Safety and Nuclear Oversight Committees receive regular safety reports from management that include performance metrics, reporting on serious incidents, and actions to improve employee, contractor, customer, and public safety.

In 2020, the Boards and their Committees oversaw the Utility’s Wildfire Mitigation Plan. The Safety and Nuclear Oversight Committees continued to receive regular updates on the execution of the Wildfire Mitigation Plan, engage with senior leadership, and report out to the Board on a regular basis on progress. In addition, the Chair of the Safety and Nuclear Oversight Committees personally interacts with the CPUC on an ad hoc basis to provide insight on the Wildfire Mitigation Plan. Other significant focus areas in the past two years have included worker and public safety, safety culture, safe nuclear operations, and evaluation of top enterprise risks, such as risks to key assets, facilities, and technologies.

As discussed in the Compensation Discussion and Analysis below, the Safety and Nuclear Oversight Committees work closely with the Compensation Committee in the selection of the safety performance metrics for inclusion in the short-and long-term incentive compensation plans, and in the evaluation of performance to determine individual awards.

ESG

At PG&E, corporate sustainability as business strategy is integral to delivering on the Triple Bottom Line of people, planet, and prosperity underscored by strong operational performance. We believe that integrating and managing ESG topics, such as addressing climate change, into PG&E’s business strategy, creates long-term value for PG&E, and for our customers, communities, coworkers, and other stakeholders. Mitigating and adapting to the impacts of climate change presents opportunities for growth for our business and economic opportunity in our communities, and highlights the need to adopt a longer-term perspective about potential risks posed by climate change and to incorporate a resilience mindset and approach. The Boards oversee safety, climate change, and other ESG topics, with the support of committees.

The Boards	•	Oversee ESG risks and opportunities, including legislation and the direction of the companies’ clean energy strategies and programs, such as renewable energy, distributed energy resources, and electric vehicle infrastructure.
	•	Review corporate goals related to safety, reliability, and people management.
	•	Participate in ERG events to support the companies’ diversity and inclusion initiatives.
Compliance and Public Policy	•	Oversees corporate sustainability issues, such as environmental compliance and leadership, climate change resilience, community investments, workforce development, and diversity and inclusion.
	•	Includes annual reviews of PG&E’s sustainability practices and performance.
Safety and Nuclear Oversight	•	Oversee the risks associated with the impact of climate change on operations, assets and facilities, and planned mitigations.
	•	Oversee the companies’ programs related to public, employee and contractor safety, and operational excellence.
Nominating and Governance	•	Oversees consideration of diversity when identifying nominees to the Board.
Compensation Committee	•	Approves incentive compensation structures, which reinforce sustainability commitments.
	•	Oversees diversity and inclusion in workforce planning and management succession.
Finance Committee	•	Approves capital budgets and investments in zero-carbon technologies and grid modernization.
Technology and Cybersecurity Committee	•	Oversees technology investments that support a zero-carbon future.

For additional information regarding PG&E’s sustainability efforts and progress, please see our online Corporate Responsibility and Sustainability Report 2020, which can be accessed at the sustainability portion of PG&E Corporation’s website at www.pgecorp.com/sustainability.

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Political Contributions

The Compliance and Public Policy Committee reviews PG&E Corporation’s and the Utility’s political contributions and recommends Board approval limits for political contributions from the companies to candidates, measures, initiatives, political action committees, and certain other organizations that may engage in activities involving elections. All political contributions from the companies are made in full compliance with applicable federal, state, and local laws and regulations. The Compliance and Public Policy Committee also directs preparation of an annual report summarizing political contributions and certain other expenditures made by the companies during the preceding year.

In 2021, PG&E Corporation Employees EnergyPAC, funded by PG&E Corporation and Utility employee voluntary contributions, updated its political contributions policy after conducting a series of listening sessions with employees and members. The updated criteria for contributions require candidates to share company values such as diversity and inclusion and the need to protect the environment, and ask whether the candidate is prepared to work in a bipartisan fashion. The new criteria also disqualify candidates who promote hate, violence, or discrimination.

Additional information regarding each company’s political engagement policies and political contributions is available on PG&E Corporation’s website at www.pgecorp.com/corp/about-us/corporate-governance/corporation-policies/ political-engagement.page.

MANAGEMENT SUCCESSION

At least annually, the PG&E Corporation and Utility Boards each reviews the applicable company’s plan for CEO succession, both in the ordinary course of business and in response to emergency situations. Each company’s Board also develops profiles of appropriate responsibilities, attributes, and requirements for the principal executive officer positions, which reflect that company’s business functions, vision, and strategy. Potential candidates for principal executive officer positions may be identified internally within the companies in consultation with the Compensation Committee (which oversees the evaluation of management) and the CEO, as well as externally through various sources, including independent third-party consultants.

The succession planning process also addresses the continuing development of appropriate leadership skills for internal candidates for CEO, as well as candidates for other leadership positions within the companies. The Compensation Committee is responsible for reviewing the CEO’s long-range plans for officer development and succession for PG&E Corporation and the Utility, in connection with its review of officer elections, promotions, and compensation matters during the year.

Throughout 2020, the Compensation Committee addressed management succession and executive development in connection with its review of officer elections, promotions, and compensation matters during the year.

EVALUATIONS

Board and Committee Evaluation Process

Our Boards and Committees evaluate their own effectiveness throughout the year. Directors conduct a formal evaluation process annually, developed by the PG&E Corporation Nominating and Governance Committee and administered by the Chair of the Corporation Board, in partnership with the Chair of the Utility Board. The Boards carefully evaluate the effectiveness of the Boards, the Committees, and individual directors, and include a formal check in mid-year on the effectiveness of implemented changes to help ensure accountability for improvements.

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ORIENTATION AND CONTINUING EDUCATION

Directors regularly receive information on subjects that would assist them in discharging their duties both in formal Board and committee meetings and on an ad hoc basis in response to PG&E or industry events or expressed areas of interest or growth. Topics include business operations; safety, risk management, and cybersecurity; corporate governance matters; legal proceedings and the regulatory and policy landscape; sustainability goals and activities; financial performance; and other key stakeholder issues.

In July 2020, as part of the onboarding of new directors, the PG&E Corporation and Utility Boards hosted several topic-specific onboarding sessions and a Board meeting during which the new directors and the continuing directors met together, and with PG&E officers, to, among other things, discuss the overall context for the companies’ current situation and establish the Boards’ governance framework.

Each director receives information regarding opportunities for continuing education and is expected to stay current on important developments pertaining to such director’s function and duties to the companies by attending such programs as appropriate or otherwise.

SHAREHOLDER ENGAGEMENT

PG&E Corporation and the Utility value our shareholders’ views and are committed to ongoing constructive dialogue with shareholders to advance the long-term viability and interests of the companies.

We regularly provide opportunities for dialogue with shareholders to further promote the exchange of ideas regarding corporate governance and other issues. In addition, our outreach efforts with the Corporation’s largest shareholders, which collectively hold a majority of the outstanding common stock, include discussions with members of senior management and the Boards, as applicable, ongoing meetings with our investor relations team, and other institutional shareholder forums.

PG&E Corporation has a record of Board responsiveness to shareholders. Since the beginning of 2020, the Boards and management have engaged in the following shareholder engagement activities:

• Meetings, calls, and other direct communication	• Engagement during Board refreshment	• Engagement during quarterly earnings calls and other significant events

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CORRESPONDENCE

Under the companies’ Guidelines, available on our website, the independent Chairs of the Boards are responsible for responding to written communications that are directed to the Boards from shareholders and other parties. Section 34 of each company’s Guidelines provides more details on these communications.

Correspondence to directors and executive officers should be sent to the applicable company’s principal executive office, in care of the Corporate Secretary. Consistent with procedures adopted and approved by the Boards, the Corporate Secretary will forward to the independent lead director or the independent non-executive Chair any communications addressed to the Board as a body or to all of the independent or non-management directors in their entirety, and such other communications as the Corporate Secretary, in his or her discretion, determines is appropriate. The Corporate Secretary also will receive communications directed to individual directors or officers, including the independent non-executive Chair, and will forward those as appropriate.

The address of the principal executive office for each company is:

PG&E Corporation

Pacific Gas and Electric Company

77 Beale Street, P.O. Box 770000

San Francisco, California 94177

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Each of the Boards of PG&E Corporation and the Utility establishes the level of compensation for that company’s non-employee directors, based on the recommendation of the Compensation Committee. Directors who serve as employees of either company receive no additional compensation for concurrent service as directors.

The Compensation Committee periodically reviews the amount and form of compensation paid to non-employee directors of PG&E Corporation and the Utility. As part of this review, the Committee reviews the compensation provided to the companies’ non-employee directors as compared to other comparable U.S. peer companies (including both other utilities and companies within the S&P 250), with the objective of ensuring that non-employee director compensation is:

•	Market-competitive in terms of annual compensation value, and
•	Consistent with emerging market practices and trends

Compensation paid to non-employee directors for 2020 for service on the Boards and their committees was based upon periodic compensation reviews conducted in consultation with the Committee’s executive compensation consultant for 2020, Pay Governance LLC. The Compensation Committee’s most recent reviews of non-employee director compensation were conducted in July 2020.

Non-Employee Director Total 2020 Compensation Summary

The following framework was in effect from July 1, 2020. Additional details are provided in the sections that follow.

Annual Retainer	Per Quarter	Annual
Non-Employee Directors(1)	$30,000	$120,000
Corporation Chair of the Board	$25,000 additional	$100,000 additional
Utility Chair of the Board(1)	$5,000 additional	$20,000 additional
Committee Chair Additional Retainers(2)
Audit Committees(1)	$7,500	$30,000
Compensation Committee	$5,000	$20,000
Safety and Nuclear Oversight (SNO) Committees	$5,000	$20,000
Finance, Compliance and Public Policy, and Technology and Cybersecurity Committees(1)	$3,750	$15,000
Special Committee Additional Retainer
As determined by the applicable Board (none paid during 2020)

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Annual Equity Award(3)
Non-Employee Directors	n/a	$140,000
Corporation Chair of the Board(1)	n/a	$80,000 additional
Per-Meeting Fees
No meeting fees for attendance at Board, Board committee, or shareholder meetings
Special Committee Per-Meeting Fees(1)
As determined by the applicable Board (none paid during 2020)

(1)	No additional retainer, equity award, or per-meeting fee will be paid by the Utility for any quarter during which the director is paid a retainer, equity award, or per-meeting fee from the Corporation for the same role.
(2)	No additional retainer is paid for directors serving as members on Board committees.
(3)	For 2020, the value of the annual LTIP award was pro-rated to reflect service from the July 1, 2020 election of new Board members through the anticipated date of the 2021 annual meeting.

Retainers and Fees

Retainers and fees are paid as described in the summary table above. Any director who serves on the PG&E Corporation Board, Audit Committee, Executive Committee, or Safety and Nuclear Oversight Committee does not receive additional retainers for concurrent service on the Utility Board, Audit Committee, Executive Committee, or Safety and Nuclear Oversight Committee, as applicable.

Effective July 29, 2020, the following director compensation program changes were implemented:

•	Technology and Cybersecurity Committee Chair retainer of $15,000 introduced in association with the establishment of a new Board committee
•	Safety and Nuclear Oversight Committees Chair retainer increased from $15,000 to $20,000 reflecting expanded scope of responsibility
•	Audit Committees Chair retainer decreased from $50,000 to $30,000 reflecting market benchmarks
•	Equity awards granted in 2020 were pro-rated to reflect the period of service from July 1, 2020, to May 2021

Non-Employee Director Stock-Based Compensation

Under the 2014 LTIP, each non-employee director of PG&E Corporation is entitled to receive annual awards of stock-based compensation. Pursuant to the terms of the 2014 LTIP, as approved by PG&E Corporation’s shareholders, the annual value of equity awards provided to any one non-employee director is limited to $400,000 in any calendar year.

Awards for 2020 were granted on August 3, 2020, and were pro-rated to reflect the fact that most members of the Board were elected on July 1, 2020. Each non-employee director’s award—other than that for the Chair of PG&E Corporation—had a total aggregate value of $116,662 (rounded down to reflect awards equivalent to whole units with values equivalent to whole shares of PG&E Corporation common stock) and consisted of RSUs that were granted to each non-employee director after his or her election to the Board. The award for the Chair of PG&E Corporation had a total aggregate value of $183,329 (rounded down to reflect awards equivalent to whole units with values equivalent to whole shares of PG&E Corporation common stock) and consisted of RSUs that were granted after his or her election to the Board. These RSUs will vest at the earlier of May 22, 2021, or the date of the 2021 Annual Meeting of Shareholders (or other annual election of directors) and then will be settled as shares of PG&E Corporation common stock. RSUs also will vest and be settled upon the director’s death or disability, or if there is both a Change in Control (as defined on page A-1) and the director ceases to be on the Board for any reason other than the director’s resignation. Otherwise, RSUs are forfeited if the director ceases to be a member of the Board prior to vesting. Non-employee directors also may elect to defer settlement of vested RSUs.

As approved by the Bankruptcy Court, in lieu of stock-based compensation during 2019, a replacement equity award (Replacement Award) was granted to non-employee directors for 2019. The Replacement Awards were granted at a specified dollar value and settled in post-reorganization equity of PG&E Corporation immediately following emergence from Chapter 11 on June 30, 2020. The Replacement Award values were based on the value of annual equity awards paid to non-employee directors prior to commencement of the Chapter 11 Cases, as specified in the LTIP, and pro-

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rated for directors who joined the PG&E Corporation Board after the June 2019 annual meeting. The Replacement Awards were granted as dollar values effective November 13, 2019, and covered services as non-employee directors for 2019, but were not converted into stock-based equivalents until emergence from Chapter 11 on July 1, 2020, and thus are reflected in this Proxy Statement, in the 2020 Director Compensation table, below. Replacement Awards were forfeitable upon a separation from service prior to the effective date of the Corporation’s Plan of Reorganization, except in the event of the recipient’s death, disability (as defined in section 409A of the Internal Revenue Code), resignation in connection or anticipation of the confirmation of the Plan of Reorganization, the Nominating and Governance Committee’s approval of vesting in connection with any resignation or removal, or a separation from service relating to a change in control. The Replacement Awards were not reflected in prior tabular disclosures relating to non-employee director compensation granted during 2019.

2020 Director Compensation

The following table summarizes the principal components of compensation paid or granted to individuals for their service as non-employee directors of PG&E Corporation and the Utility during 2020. William L. Smith received compensation in 2020 for his service both as a non-employee director and as Interim CEO and President of PG&E Corporation from June 30 to December 31, 2020. In accordance with SEC guidance, all compensation paid to Mr. Smith for his service as non-employee director and as Interim CEO and President is provided only in the Summary Compensation Table and other executive compensation disclosures starting on page 69. None of the compensation paid during 2020 to Mr. Smith for his service as non-employee director or as Interim CEO and President is reflected in the Director Compensation Table below.

Name	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Rajat Bahri(4)	60,000	116,662			176,662
Cheryl F. Campbell	137,500	256,663			394,163
Kerry W. Cooper(4)	60,000	116,662			176,662
Jessica L. Denecour(4)	67,500	116,662			184,162
Admiral Mark Ferguson III(4)	70,000	116,662			186,662
Robert C. Flexon(4)	117,500	183,329			300,829
W. Craig Fugate(4)	60,000	116,662			176,662
Arno L. Harris(4)	60,000	116,662			176,662
Michael R. Niggli(4)	60,000	116,662			176,662
Dean L. Seavers(4)	77,500	116,662			194,162
Oluwadara J. Treseder(4)	60,000	116,662			176,662
Benjamin F. Wilson(4)	75,000	116,662			191,662
John M. Woolard	127,500	221,663			349,163
Richard R. Barrera(5)	67,500	140,001			207,501
Jeffrey L. Bleich(6)	75,000	140,001			215,001
Nora Mead Brownell(5)	110,000	219,998			329,998
Fred J. Fowler(5)	60,000	140,001			200,001
Michael J. Leffell(5)	67,500	140,001			207,501
Dominique Mielle(7)	85,000	140,001			225,001
Meridee A. Moore(5)	70,000	140,001			210,001
Eric D. Mullins(5)	60,000	140,001			200,001
Kristine M. Schmidt(5)	67,500	140,001			207,501
Alejandro D. Wolff(5)	60,000	140,001			200,001

(1)	Represents receipt of retainers described above under “Non-Employee Director Total 2020 Compensation Summary.”

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(2)	Represents the grant date fair value of equity awards granted to non-employee directors of PG&E Corporation in 2020, measured in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” (“FASB ASC Topic 718”). Grant date fair value for RSUs is measured using the closing price of PG&E Corporation common stock on the date of grant. The table above includes two separate equity awards provided in 2020: (i) awards for 2020 and (ii) replacement awards for 2019.
(i)	Each non-employee director who was elected effective July 1, 2020 in connection with PG&E Corporation’s emergence from Chapter 11—except the Chair of the PG&E Corporation Board—received 12,820 RSUs with a grant date value of $116,662. The Chair of the PG&E Corporation Board received 20,146 RSUs with a grant date value of $183,329. These values reflect the proration of service from July 2020 through May 2021. The aggregate number of stock awards outstanding for each non-employee director at December 31, 2020 was: Mr. Bahri, Ms. Campbell, Mr. Cooper, Ms. Denecour, Mr. Ferguson, Mr. Fugate, Mr. Harris, Mr. Niggli, Mr. Seavers, Ms. Treseder, Mr. Wilson, and Mr. Woolard, 12,820 each, and Mr. Flexon, 20,146.
(ii)	Each non-employee director who was elected at the 2019 annual meetings—except the Chair of the PG&E Corporation Board—received a stock award with a grant date value of $140,001, which converted to 15,504 shares of PG&E Corporation stock upon vesting and settlement following emergence from Chapter 11 in July 2020. The Chair of the PG&E Corporation Board received a stock award with a grant date value of $219,998, which converted to 24,363 shares of PG&E Corporation stock upon vesting and settlement. Mr. Woolard, who joined the Board in October 2019, received a stock award with a pro-rated grant date fair value of $105,001, which converted to 11,628 shares of PG&E Corporation common stock upon vesting and settlement.
(3)	No stock options were granted in 2020. No option awards were outstanding as of December 31, 2020.
(4)	Mr. Bahri, Ms. Cooper, Ms. Denecour, Mr. Ferguson, Mr. Flexon, Mr. Fugate, Mr. Harris, Mr. Niggli, Mr. Seavers, Ms. Treseder, and Mr. Wilson joined the PG&E Corporation Board effective July 1, 2020. These individuals also joined the Utility Board effective July 1, 2020, with the exception of Ms. Denecour, Mr. Flexon, and Mr. Niggli, who joined the Utility Board on October 28, 2020.
(5)	Mr. Barrera, Ms. Brownell, Mr. Fowler, Mr. Leffell, Ms. Moore, Mr. Mullins, Ms. Schmidt, and Mr. Wolff resigned from the PG&E Corporation and Utility Boards effective July 1, 2020.
(6)	Mr. Bleich resigned from the PG&E Corporation and Utility Boards effective May 1, 2020. (7) Ms. Mielle resigned from the PG&E Corporation and Utility Boards effective June 30, 2020.

Stock Ownership Guidelines

Non-employee directors of PG&E Corporation are expected to own shares of PG&E Corporation common stock having a dollar value of at least five times the value of the then-applicable annual Board retainer. If any non-employee director is on the Utility Board only, then that director also may satisfy his or her stock ownership obligation with Utility preferred stock. Directors generally have five years to meet the guidelines. Ownership includes beneficial ownership of common stock, as well as RSUs and common stock equivalents. These guidelines were adopted to more closely align the interests of directors and each company’s shareholders.

Deferral of Retainers and Fees

Under the PG&E Corporation 2005 Deferred Compensation Plan for Non-Employee Directors, directors of PG&E Corporation and the Utility may elect to defer all of their retainers, all of their meeting fees, or both. Directors who participate in the Deferred Compensation Plan may elect either to (1) convert their deferred compensation into common stock equivalents, the value of which is tied to the market value of PG&E Corporation common stock, or (2) have their deferred compensation deemed to be invested in the Utility Bond Fund (which is described in the narrative following the “Non-Qualified Deferred Compensation—2020” table beginning on page 77).

Reimbursement for Travel and Other Expenses

Directors of PG&E Corporation and the Utility are reimbursed for reasonable expenses incurred in connection with attending Board, Board committee, or shareholder meetings, or participating in other activities undertaken on behalf of the Corporation or the Utility.

Retirement Benefits from PG&E Corporation or the Utility

The non-employee directors of the Boards of PG&E Corporation and the Utility are not provided retirement benefits.

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Our Auditors

ITEM NO. 2: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR PG&E CORPORATION AND PACIFIC GAS AND ELECTRIC COMPANY

The Audit Committees of PG&E Corporation and the Utility each has selected and appointed Deloitte & Touche LLP as the independent auditor for that company to audit the consolidated financial statements as of and for the year ended December 31, 2021, and to audit the effectiveness of internal control over financial reporting as of December 31, 2021. Deloitte & Touche is a major national accounting firm with substantial expertise in the energy and utility businesses. Deloitte & Touche has served as the independent auditors for PG&E Corporation and the Utility since 1999.

One or more representatives of Deloitte & Touche are expected to be present at the annual meetings. They will have the opportunity to make a statement if they wish and are expected to be available to respond to questions from shareholders.

Each company’s Board believes that the appointment of Deloitte & Touche is in the best interests of that company and its shareholders.

PG&E Corporation and the Utility are not required to submit these appointments to a vote of their shareholders. However, each Board believes that requesting shareholder ratification of this selection is a good corporate governance practice. If the shareholders of either PG&E Corporation or the Utility do not ratify the appointment, the applicable Audit Committee will investigate the reasons for rejection by the shareholders and will reconsider the appointment. Even if a company’s shareholders ratify the selection, the applicable Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of that company and its shareholders.

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company Unanimously Recommend a Vote FOR the Proposal to Ratify the Appointment of Deloitte & Touche.

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INFORMATION REGARDING THE INDEPENDENT AUDITOR FOR PG&E CORPORATION AND PACIFIC GAS AND ELECTRIC COMPANY

Selection and Oversight of the Independent Auditor

Each Audit Committee is responsible for the appointment, replacement, compensation, and oversight of the work of the independent auditor. The Audit Committees review the scope of the audit, including the terms of the engagement. The independent auditor reports directly to the Audit Committees; at each Audit Committee meeting, the independent auditor meets separately with the Audit Committees, without management present.

Annually, each Audit Committee also evaluates the independence, qualifications, and performance of the independent auditor, taking into account the opinions of management and the internal auditors. To help ensure continuing independence of the independent auditor, the Audit Committees also consider whether there should be rotation of the independent auditor. In accordance with SEC rules, the lead audit partner may provide a maximum number of five consecutive years of service to the companies. Consistent with that requirement, Deloitte & Touche assigned a new lead auditor to lead the integrated audit of PG&E Corporation’s and the Utility’s financial statements, starting in 2017. The Audit Committees reviewed and evaluated the new lead auditor as part of their annual process for reviewing the independent auditor.

For 2021, the Audit Committees selected Deloitte & Touche as the companies’ independent auditor, following consideration of the following factors and criteria: (1) status as a registered public accounting firm and is subject to oversight by the Public Company Accounting Oversight Board; (2) status as a “Big Four” public accounting firm, nationally and internationally recognized as an expert in accounting and auditing; (3) having one of the largest utility practices of the “Big Four” public accounting firms; (4) having made a strong commitment to supporting supplier diversity; (5) having significant experience with the companies; and (6) having an experienced team, including the lead partner, familiar with the industry, assigned to the companies’ engagements. The Audit Committees also considered (1) Deloitte & Touche’s quality control report, (2) Deloitte & Touche’s discussion of its independence, and (3) a review of Deloitte & Touche’s proposed audit plan (including draft engagement letter) for 2021.

Although Deloitte & Touche has been the companies’ independent auditor since 1999, in 2015 and at the Audit Committees’ direction, the companies solicited bids from accounting firms to conduct the external audits of the companies’ financial statements for the year ending December 31, 2016. The bids were evaluated by the Auditor Selection Committee, which consisted of members from the companies’ accounting, internal auditing, regulatory, operational, sourcing, and legal functions. The bids were evaluated with respect to four key factors: firm capabilities and background, firm resources and audit plan, supplier diversity plans, and pricing. Upon consideration of the information provided by the Auditor Selection Committee, each Audit Committee appointed Deloitte & Touche as the independent auditor for the year ending December 31, 2016.

Fees Paid to the Independent Auditor During 2020 and 2019

The Audit Committees have reviewed the audit and non-audit fees that PG&E Corporation, the Utility, and their respective controlled subsidiaries have paid to the independent auditor (including subsidiaries and affiliates), in order to consider whether the nature and relative value of those fees are compatible with maintaining the firm’s independence.

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Table 1: Fees Billed to PG&E Corporation

(Amounts include Fees Billed to the Utility and its Subsidiaries shown in Table 2 below)

	2020	2019
Audit Fees	$7.962 million	$6.351 million
Audit-Related Fees	$0.130 million	$0.169 million
Tax Fees	$0	$0
All Other Fees	$0	$0

Table 2: Fees Billed to the Utility and its Subsidiaries

(Amounts are included in Fees Billed to PG&E Corporation shown in Table 1 above)

	2020	2019
Audit Fees	$6.953 million	$5.715 million
Audit-Related Fees	$0.130 million	$0.150 million
Tax Fees	$0	$0
All Other Fees	$0	$0

Audit Fees

Audit fees billed for 2020 and 2019 relate to services rendered by Deloitte & Touche and its affiliates in connection with reviews of Quarterly Reports on Form 10-Q; certain limited procedures on registration statements; the audits of the annual financial statements of PG&E Corporation and its subsidiaries and the Utility and its subsidiaries; the audits of both PG&E Corporation’s and the Utility’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act; advice regarding adoption of new accounting pronouncements; support for statutory or regulatory filings or engagements and regulators’ reviews of auditor workpapers; procedures related to the California wildfires and participation in the wildfire fund established under Assembly Bill 1054 (AB 1054); and services rendered for post-bankruptcy matters.

The increase in audit fees billed for 2020 as compared to 2019 is primarily due to an increase in billings related to post-bankruptcy matters of approximately $530,000 and an increase related to the Utility’s and PG&E Corporation’s integrated annual audits and quarterly reviews of approximately $285 thousand and $50 thousand, respectively, in 2020.

Audit-Related Fees

Audit-related fees billed in 2020 and 2019 relate to services rendered by Deloitte & Touche and its affiliates for nuclear decommissioning trust audits, consultations on financial accounting and reporting standards, required agreed-upon procedure reports related to contractual obligations of the Utility and its subsidiaries, advice regarding proposed transactions, advice regarding adoption of new accounting pronouncements, training, and advice concerning internal controls surrounding new applications, systems, or activities.

The decrease in audit-related fees billed in 2020 as compared to 2019 is primarily due to a decrease in billings related to consultations on financial accounting and reporting standards in 2020.

Tax Fees and All Other Fees

Deloitte & Touche and its affiliates provided no services in these categories during 2020 and 2019.

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Obtaining Services from the Independent Auditor

Annual Review and Pre-Approval of Services

For each fiscal year, each Audit Committee approves a list of services that will be obtained during that year by the applicable company and its controlled subsidiaries and affiliates from the independent auditor (including its affiliates). The approved services generally are consistent with the descriptions below:

Category	Description
Audit services	Audit and review of annual and quarterly financial statements, expressing opinions on the conformity of the audited financial statements with generally accepted accounting principles, auditing management’s assessment of the effectiveness of internal control over financial reporting, and services that only the independent auditor reasonably can provide (e.g., comfort letters, statutory and regulatory audits, attest services, consents, assistance with and review of documents filed with the SEC, and assistance with new accounting standards, laws, and regulations).
Audit-related services	Assurance and related services that traditionally are performed by the independent auditor (e.g., agreed-upon procedure reports related to contractual obligations and financing activities, consulting regarding accounting pronouncements, nuclear decommissioning trust audits, and attest services).
Tax services	Advice relating to compliance, tax strategy, tax appeals, and specialized tax issues, all of which also must be permitted under the Sarbanes-Oxley Act.
Non-audit services	None.

The Audit Committees also approve maximum fee amounts for each type of approved service.

As part of the review process, the Audit Committees assess, among other things, the impact of that service on the independent auditor’s independence.

During 2018, management adopted a policy of retaining Deloitte & Touche, Deloitte Consulting, or their subsidiaries or affiliates (together, “Deloitte”) for non-audit services only if the services (1) do not impair Deloitte & Touche’s independence, in fact or appearance, and are permitted by any rules regarding auditor independence, and (2) when aggregated, total amounts paid per year by the companies to Deloitte for “tax service” and “other services” (non-audit services) will be no more than 20 percent of the expected amounts that the companies will pay to Deloitte for “audit services” and “audit-related services.”

Mid-Year Monitoring and Approval of Additional Services

During the year, management periodically updates each Audit Committee as to the extent to which the approved services have already been provided. The Audit Committees also must approve (1) any proposed new services that were not approved during the annual review and (2) any increase in authorized fee amounts for previously approved services.

Delegation of Pre-Approval Authority

Each Audit Committee has delegated to its Committee Chair, or to any other independent Committee member if the Chair is not available, the authority to pre-approve services provided by the applicable company’s independent auditor. These pre-approvals must be presented to the full Audit Committee at its next regularly scheduled Committee meeting.

Services Provided During 2020 and 2019

During 2020 and 2019, all services provided by Deloitte & Touche to PG&E Corporation, the Utility, and their consolidated affiliates were approved consistent with the applicable pre-approval procedures.

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REPORT OF THE AUDIT COMMITTEES

The Audit Committees of PG&E Corporation and Pacific Gas and Electric Company are made up of independent directors and operate under written charters adopted by their respective Boards. The members of the Audit Committees of PG&E Corporation and the Utility are identical. At both PG&E Corporation and the Utility, management is responsible for internal controls and the integrity of the financial reporting process.

The Committees reviewed and discussed the audited consolidated financial statements of PG&E Corporation and the Utility with management and the independent auditor. The Committees also discussed with the independent auditor the matters that are required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission.

Deloitte & Touche LLP was the independent auditor for PG&E Corporation and the Utility in 2020. Deloitte & Touche LLP provided to the Committees the written disclosures and letter required by applicable requirements of the PCAOB regarding an independent auditor’s communications with an audit committee concerning independence and non-audit services, and the Committees discussed with Deloitte & Touche LLP that firm’s independence.

Based on the Committees’ review and discussions described above, the Committees recommended to the respective Boards and their delegates that the audited consolidated financial statements for PG&E Corporation and the Utility be included in the PG&E Corporation and Pacific Gas and Electric Company Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

February 25, 2021

Audit Committees of the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company

Benjamin F. Wilson, Chair

Rajat Bahri
Kerry W. Cooper

Robert C. Flexon

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Our Pay

Item No. 3: Advisory Vote on Executive Compensation for PG&E Corporation and Pacific Gas and Electric Company

PG&E Corporation and the Utility each asks their respective shareholders to approve the following:

RESOLVED that the compensation paid for 2020 to the company’s executive officers named in the Summary Compensation Table of this Joint Proxy Statement, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative discussion, is hereby APPROVED.

Each of PG&E Corporation and the Utility believes that its executive compensation policies and practices for 2020 were effective in tying a significant portion of pay to performance, while providing competitive compensation to attract, retain, and motivate talented executives, and aligning the interests of our executive officers with those of our shareholders.

In establishing PG&E Corporation’s officer compensation programs for 2020 (which also cover officers of the Utility), the Compensation Committee established three objectives. These objectives, and how these objectives were met for 2020, are discussed in the CD&A, which can be found immediately following this Item No. 3. These objectives are summarized below.

•	A significant portion of every officer’s compensation should be tied directly to PG&E Corporation’s performance, without promoting excessive risk-taking.

With the exception of base salary and perquisites, all elements of 2020 annual officer compensation were tied to corporate operational and/or financial performance and, therefore, provided a direct connection between compensation and performance in the achievement of both key operating results and long-term shareholder value. For William L. Smith, who served as the PG&E Corporation Interim CEO on December 31, 2020, approximately 86 percent of 2020 target compensation was tied to corporate performance. For the other NEOs, approximately 61 percent of average 2020 target compensation was tied to corporate performance.

The Compensation Committee’s independent general compensation consultant during 2020, Pay Governance LLC, advised that for 2020 there were no material issues regarding PG&E Corporation’s and the Utility’s executive compensation programs, and that the design of the companies’ incentive pay plans posed a low risk. As such, incentive plan design posed a low likelihood of incenting employees to engage in behaviors that are likely to have an adverse material impact on the companies.

•	A significant component of officer compensation should be tied to PG&E Corporation’s long-term performance for shareholders, in the form of long-term incentive awards.

The annual long-term incentive awards for 2020 consisted of 50 percent performance shares using customer experience metrics and 50 percent performance shares using public safety metrics. Additionally, the 2020 awards include a financial stability modifier based on relative total shareholder return (TSR) and ranging from 75 percent to 125 percent, which will be applied to the final performance results for all metrics underlying performance shares. Performance shares granted in 2020 will vest, if at all, at the end of a three-year period, and their value is tied to the price of PG&E Corporation common stock. In addition, the value of the TSR modifier is tied to the relative three-year performance of PG&E Corporation common stock price appreciation and dividends paid, as compared to the TSR of companies in the 2020 Performance Comparator Group.

•	Target cash compensation (base salary and target short-term incentive) should be competitive with the median target cash compensation for comparable officers in the 2020 Pay Comparator Group.

Target cash compensation for NEOs in 2020 generally was within a range of 8 percent above to 6 percent below the corresponding market median for companies in the 2020 Pay Comparator Group.

This vote is non-binding and is required by Section 14A of the Securities Exchange Act of 1934. PG&E Corporation and the Utility each currently plan to submit this vote to shareholders annually and expect to next submit this matter to shareholders in connection with next year’s annual shareholder meeting. If the shareholders of either company do not approve this proposal, the Compensation Committee and members of management will investigate the reasons for disapproval and will consider those reasons when developing future executive compensation programs, practices, and policies.

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company Unanimously Recommend a Vote FOR This Proposal to Approve the Compensation of Each Company’s Executive Officers Named in the Summary Compensation Table, as Described in This Joint Proxy Statement.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with management. Based on this review, the related discussions, and such other matters deemed relevant, the Compensation Committee has recommended to the Boards of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the year ended December 31, 2020.

Mark E. Ferguson III (Chair)

Jessica L. Denecour

Robert C. Flexon

Dara J. Treseder

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (CD&A) provides our shareholders and other stakeholders with information about PG&E Corporation’s and Pacific Gas and Electric Company’s performance, compensation framework, compensation decisions, and associated governance for our Named Executive Officers (NEOs) in 2020 at both PG&E Corporation and the Utility (together, the companies or PG&E).

“Supporting Information” callout boxes are used within the CD&A to provide additional context where appropriate.

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Executive Summary

•	2020 was a year of transition for the companies. During the year, we emerged from bankruptcy, seated new Board members, and set the foundation for a new PG&E Corporation chief executive officer and a refreshed executive team.

•	Our leadership took strong and swift actions to mitigate the impacts of COVID-19 on the business. Our priorities were to protect the safety and health of our workforce—particularly our mission-critical frontline workers, maintain the level of service that our customers expect, and promote the resilience of the business. There were no compensation program changes made due to the COVID-19 pandemic.

•	We delivered solid performance for shareholders. Our fiscal year 2020 non-GAAP Core Earnings per Share was $1.61, in line with guidance.[2]

•	Our compensation program is focused on safety and operations. The design of our program is informed by the unique requirements that apply to our companies, including those stemming from our bankruptcy emergence and the commitments applicable under our Plan of Reorganization Order Instituting Investigation (POR OII) with the CPUC, and executive compensation criteria set out in California Assembly Bill 1054 (AB 1054).

•	The Compensation Committee exercised negative discretion to reduce short-term incentive payouts to 65 percent of target in respect of company performance. Operational performance and financial results combined to produce a formulaic result of 74.6 percent. In view of the companies’ overall safety performance and performance reports from the Federal Monitor, the Compensation Committee elected to exercise negative discretion to reduce short-term incentive payouts for our NEOs to 65 percent of target.

•	Performance-based long-term incentive awards granted in 2018 did not pay out. Operational performance and financial results combined to produce a formulaic result of 72 percent. The Compensation Committee exercised negative discretion to reduce any remaining performance share payouts for our NEOs to zero, aligning long-term compensation payouts with shareholder outcomes. The discretion applied to results of both short- and long-term incentives will result in a reduction of incentive compensation, in the form of 2020 short-term incentive payments and 2018 performance share payments, to officers for 2020 by an average of 58 percent from target for those elements of incentives.

•	The Compensation Committee continues to evolve our program. The Compensation Committee focused its work on redesigning performance metrics to focus on results. For the 2021 short-term incentive, we are capping payouts at 200 percent of target and removing the individual performance modifier. For our 2021 long-term awards, we have reintroduced restricted stock units for executives not subject to the executive compensation criteria of AB 1054 and reduced the maximum payout opportunity for performance share units to 200 percent. We also adjusted several short- and long-term metrics to increase the focus on operational, results-oriented outcomes and provide for better alignment with our commitments to stakeholders.

Overview

Our Companies

PG&E Corporation is a holding company whose primary operating subsidiary is the Utility, a public utility operating in northern and central California. The Utility generates revenues mainly through making investments in operating assets and earning an authorized rate of return on those assets through regulated rates for the sale and delivery of electricity and natural gas to customers. The compensation program described in this CD&A applies to PG&E Corporation and the Utility, with the same philosophy, structure, metrics, and goals applying to both.

As of December 31, 2020, the companies had approximately 24,000 regular employees, nine of whom were employees of PG&E Corporation.

2	PG&E Corporation discloses historical financial results and bases guidance on “earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations. Earnings from operations are not a substitute or alternative for income available for common shareholders presented in accordance with Generally Accepted Accounting Principles (GAAP) (see Exhibit A at the end of this CD&A for a reconciliation of results based on earnings from operations to results based on income available for common shareholders in accordance with GAAP).

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Our Named Executive Officers

PG&E Corporation (positions as of 12/31/2020)
William L. Smith	Christopher A. Foster	John R. Simon	William D. Johnson
Interim Chief Executive Officer and President(1)	Vice President and Interim Chief Financial Officer(2)	Executive Vice President, General Counsel and Chief Ethics & Compliance Officer(3)	Former Chief Executive Officer and President(4)
Jason P. Wells	Janet C. Loduca
Former Executive Vice President and Chief Financial Officer(5)	Former Senior Vice President and General Counsel, PG&E Corporation and Pacific Gas and Electric Company(6)

Pacific Gas and Electric Company (positions as of 12/31/2020)
Michael A. Lewis	David S. Thomason	James M. Welsch	Andrew M. Vesey
Interim President(7)	Vice President, Chief Financial Officer and Controller	Senior Vice President, Generation and Chief Nuclear Officer	Former Chief Executive Officer and President(8)

Ms. Loduca was an NEO of the Utility in addition to PG&E Corporation. Messrs. Lewis and Vesey were NEOs of PG&E Corporation in addition to the Utility.

Notes.	(1)	Effective June 30, 2020.

	(2)	Effective September 26, 2020. From January 1 through March 8, 2020, Mr. Foster was Vice President, Investor Relations. From March 9 through September 25, 2020, Mr. Foster was Vice President, Treasury & Investor Relations.

	(3)	Title effective August 15, 2020. From January 1 through August 14, 2020, Mr. Simon was Executive Vice President, Law, Strategy & Policy.

	(4)	Retired effective July 1, 2020.

	(5)	Resigned effective September 26, 2020.

	(6)	Separated effective August 16, 2020.

	(7)	Effective August 1, 2020. From January 1 through July 31, 2020 Mr. Lewis was Senior Vice President, Electric Operations.

	(8)	Separated effective August 4, 2020.

Leadership Changes

The companies experienced several significant leadership transitions during 2020. Mr. Johnson retired as CEO and President of PG&E Corporation effective July 1 and the PG&E Corporation Board appointed Mr. Smith on an interim basis from June 30 until the start date of a new CEO. Additionally, Mr. Vesey, Ms. Loduca, and Mr. Wells all left employment with the companies during the year.

In association with these changes the Compensation Committee reviewed and approved interim compensation arrangements and retention awards for select NEOs. Further details can be found in the “Interim CEO Compensation,” 2020 Compensation Decisions and Outcomes” and “Retention Awards” sections, starting on page 61, 54 and 60 respectively.

In November 2020, Patricia K. Poppe was hired as the new CEO of PG&E Corporation, effective January 4, 2021.

Our Response to COVID-19

The COVID-19 pandemic added operational challenges for the companies in 2020. As providers of an essential service we are committed to maintaining business continuity and services for the benefit of the communities in which we operate. Leadership acted quickly to protect the safety and health of our dedicated workforce, particularly our mission-critical frontline workers, implementing policies such as remote working where possible, the provision of PPE for our field workers, enhanced healthcare benefits, and interim time off and leave policies, all to maintain the level of service that our customers expect.

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Performance Highlights

The 2020 performance year was one of transition for the companies. In addition to our exit from bankruptcy, executive team changes, renewed focus on safety, and focus on reliability and reducing operational risk, we also recommitted to the citizens of California that we would lead from the front on issues of climate change, wildfire mitigation, and environmental sustainability.

The companies took responsibility for a series of devastating wildfires caused by our electric equipment, including the 2018 Camp fire. The Utility pleaded guilty to involuntary manslaughter in the deaths of the 84 people who lost their lives in that tragedy and settled billions of dollars in damage claims by fire victims as well as cities, counties, and other public entities.

In August, California experienced some of the most severe weather in recent history, including extreme heat, dangerously high winds, and a “lightning siege” that ignited wildfires across the Utility’s service territory. These events strained the capacity of the state’s electric grid, forcing the independent system operator to impose “rolling backouts” affecting hundreds of thousands of PG&E customers. Dangerous weather conditions recurred throughout the summer, fall, and into the winter, necessitating several PSPS events, many of which affected the same communities multiple times.

Within our challenging operating environment, the companies succeeded in achieving many of the performance objectives set for 2020:

•	We laid the groundwork for further improvements in the wildfire management program in 2021. We committed to ensuring that our PSPS events would be targeted and focused, and demonstrated clear year-over-year improvements that received positive feedback from the CPUC.

•	We exited bankruptcy, expedited the resolution of wildfire victims’ claims, and successfully closed major regulatory cases at both the state and federal level.

•	We seated a diverse, deeply experienced Board at each company, and began recruiting new members for the companies’ executive teams, naming Patricia K. Poppe as the incoming CEO of PG&E Corporation in November.

However, the companies’ 2020 performance also fell short in several key areas:

•	We experienced five employee and contractor fatalities, including a helicopter crash that claimed three lives.

•	Both the safety shutoffs and the state-mandated rolling blackouts contributed to frequent and extended service interruptions.

•	Our gas operations recorded several large overpressure incidents that, while managed safely, did not reflect our standards or expectations.

•	The year’s extreme weather contributed to a number of fire ignitions connected to PG&E equipment.

•	Throughout 2020, and continuing into 2021, the Utility continued to face questions and criticism from the federal judge overseeing its probation. The judge expressed his view that the Utility was not complying with conditions linked to the vegetation management and safety metrics detailed in the Utility’s Wildfire Mitigation Plan. With the concurrence of the US Attorney’s Office and the CPUC, these concerns were resolved when the Utility agreed to new conditions of probation ultimately approved by the court.

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Compensation Framework

Our core compensation program, which consists of base salary, a cash-based short-term incentive, and an equity-based long-term incentive, is applied consistently to both PG&E Corporation and the Utility. This compensation framework applied to all NEOs during the year other than the former CEO and President of PG&E Corporation, who was subject to a three-year agreement based on the prevailing bankruptcy conditions in 2019, and the Interim CEO and President of PG&E Corporation, whose pay arrangements reflected the transitionary nature of the role.

Core Pay Component and Rationale	2020 NEO Target Direct Compensation Mix(1)	2020 Performance Measures	Performance Period	Form of Payment
Base Salary Fixed pay to attract and retain talent; takes account of scope, performance and experience		• N/A	N/A	Cash
Short-Term Incentive Variable pay to incent and recognize performance in areas of short-term strategic importance

•   Electric Operations

•   Gas Operations

•   Generation

•   Additional Public Safety & Reliability

•   Financial Stability

Individual Performance Modifier

Specific metrics associated with each category; see below

			One year	Cash
Long-Term Incentives Equity-based pay to incent and recognize performance in areas of long-term strategic importance, promote retention and stability, and align executives with shareholders		• Customer Satisfaction Score • PSPS Notification Accuracy • System Hardening • Substation Enablement Relative TSR Modifier	Three years	PSUs
In addition to these core direct components of compensation, NEOs receive modest perquisites, are eligible to participate in post-employment benefit programs on terms broadly similar to our other employees, and are covered by an executive severance plan.

Notes.	(1)	Reflects target compensation for our NEOs who remained in employment on December 31, 2020, other than Mr. Smith given his unique and temporary compensation arrangements as Interim CEO and President.

From time to time, the Compensation Committee might also approve cash or equity awards in addition to the annual incentive awards. Typically, these include awards to new hires, promotional awards, or retention awards. One-time awards were made during 2020 to address retention concerns and reflected the fact that certain individuals took on expanded roles following NEO departures. Further details on the operation of all elements of compensation in 2020, including awards related to expanded duties and retention, can be found in the “2020 Compensation Decisions and Outcomes” section starting on page 54.

Looking Ahead

2021 is expected to be a year of significant change and rebuilding for the companies, with Ms. Poppe’s appointment as CEO of PG&E Corporation and a new executive leadership team leading the companies in a post-bankruptcy environment. On joining PG&E Corporation, Ms. Poppe immediately began meeting with customers, policymakers, investors, and co-workers across the companies to gather insights on how to improve outcomes, reduce risk, and rebuild trust. Her approach centers on results that deliver benefits across the “Triple Bottom Line” of People, Planet, and Prosperity, underpinned by our safety mindset and supported by consistent operational performance.

For 2021, the Compensation Committee has maintained a compensation structure broadly consistent with 2020, with changes to performance metrics and weightings to reflect priorities for the year ahead with an emphasis on results. These changes reinforce important areas of operational focus, including increased emphasis on safety, while maintaining alignment with the criteria of AB 1054 and our commitments under the POR OII.

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As the Boards and refreshed executive team continue to refine our long-term strategic objectives, the Compensation Committee will work to help ensure that our compensation philosophy and practices appropriately focus on operational, financial, safety, and customer-centered priorities that represent the stakeholders we serve. During 2021, we plan to re-engage with investors, proxy advisors, regulators, and other constituencies to gather feedback on our executive compensation programs. We will also conduct a comprehensive review of our compensation philosophy, programs, and practices to help ensure strong alignment with the interests of our shareholders, customers, and stakeholders, and competitive pay-for-performance positioning. Further information about our 2021 compensation design can be found in the “2021 Compensation Structure” section starting on page 64.

Compensation Design

Compensation Objectives

Our companies’ mission is to deliver safe, reliable, affordable, and clean electricity and gas to our customers. Our focus on customer welfare, prioritizing both public and employee safety, is central to how we operate and reflected in our executive officer compensation program design. We believe that focusing on those attributes of our business will lead to long-term value creation for our shareholders. This focus also aligns with the criteria under AB 1054 and our commitments under the POR OII.

To be successful, we need to attract, motivate, and retain executives with the necessary skills and experience, who are aligned with our vision, and who can deliver on our commitments to all stakeholders. Four fundamental objectives form the foundation of our compensation program.

Objective		How we achieve this[1]
Pay for performance	•	A significant portion of total compensation is at-risk and based on performance – in 2020 an average of 61 percent of NEO target compensation was at-risk
	•	Short- and long-term incentives are earned based on performance reflecting safety, customer, operational, and financial goals, including shareholder returns
	•	Metrics and goals are designed so as not to promote excessive risk-taking
Align with shareholders	•	Equity-based compensation, the value of which reflects movements in our stock price, accounted for an average of 47 percent of NEO target compensation in 2020
	•	Total shareholder return relative to our Performance Comparator Group is used as a performance measure or modifier (applies to 2018 and 2020 PSU awards; no awards were made in 2019)
Provide market competitive pay	•	Target cash compensation should be competitive with the median for comparable roles in our Pay Comparator Group
Comply with legal requirements	•	The officer compensation structure is designed and reviewed to reflect both the letter and spirit of legal requirements

Notes.	(1)	Reflects target compensation for our NEOs who remained in employment on December 31, 2020, other than Mr. Smith given his unique and temporary compensation arrangements as Interim CEO and President.

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Compensation Policies and Practices

We are focused on creating an effective compensation program that successfully aligns our key strategic objectives with the interests of our shareholders and broader stakeholders. To reinforce this, we have adopted policies and practices that guide our compensation practices as summarized below.

We Do…	We Do Not…
Pay for performance | Majority of compensation is at risk, linked to company performance and shareholder interests	Pay tax gross-ups | No tax gross-ups are provided, except for those generally available to all management employees, such as for one-time relocation expenses upon hire
Engage with shareholders | Ongoing discussions with key institutional investors, including on the topic of compensation(1)	Permit hedging or pledging | Our policy prohibits hedging and pledging of either company’s stock
Require meaningful ownership | Executives subject to share ownership and retention requirements	Reprice stock options | Any repricing would require advance shareholder approval
Engage an independent consultant | The Compensation Committee engages a consultant and annually assesses independence	Provide additional service credits | No granting of additional service under the Supplemental Executive Retirement Plan
Operate clawback provisions | Incentive compensation and severance for certain officers is subject to clawback or restriction	Pay unearned dividends | No dividends or dividend equivalents are paid on unvested equity awards
Have a double trigger | Change in control severance requires a change in control and involuntary termination (includes constructive termination for good reason)	Provide excessive benefits or perquisites | Benefits and perquisites are limited, reflecting market norms
Notes.	(1)	Engagement related to executive compensation was temporarily suspended during bankruptcy proceedings and will recommence in 2021.

Commitment to Compliance

The Utility is subject to AB 1054, a California law which, among other things, sets out certain criteria regarding the design of the Utility’s executive compensation program. Although these criteria only apply to the Utility’s executive officers as defined in AB 1054, the criteria also have influenced the executive compensation design and arrangements for officers at both companies. There are also additional executive compensation requirements that the Utility is subject to as a result of the POR OII.

Supporting Information: California Assembly Bill 1054 Considerations

AB 1054 is legislation applying to the Utility that addresses the dangers and devastation from catastrophic wildfires in California caused by electric utility infrastructure. There are two subsections setting forth criteria regarding executive compensation with which the Utility complies. These criteria apply specifically to a subset of Utility officers and influence the design of our programs more broadly at both the Utility and PG&E Corporation.

Supporting Information: Chapter 11 Considerations - Plan of Reorganization Order Instituting Investigation

The POR OII is the process by which the CPUC reviewed and approved the companies’ Chapter 11 Plan of Reorganization. As part of the POR OII, the Utility is subject to additional requirements regarding executive compensation that apply specifically to a subset of Utility officers, and we have designed our programs to comply with these requirements, as described below.

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Requirement(1)	How We Achieve This(2,3)
Compensation should be structured to promote safety as a priority and to ensure public safety	Incentive plan metrics are weighted toward customer and workforce welfare, placing a priority on public safety
All long-term incentive awards also incent customer and workforce welfare indirectly due to their exposure to absolute and relative stock performance
A significant portion of long-term incentive compensation shall be based on safety, customer satisfaction, engagement, and welfare; the remaining portion may be based on financial performance or other considerations	PSU metrics promote customer experience and public safety
Compensation should be structured to promote utility financial stability	Incentive plan metrics collectively promote customer, public, and workforce safety, thus contributing indirectly to financial stability
Short-term incentive includes a core earnings per share metric, a measure sensitive to dilution incurred during emergence from Chapter 11
Long-term incentive awards are subject to a financial or relative TSR metric, either as a modifier or standalone measure, that reduces payouts if our relative returns lag those of other energy companies
Incentive compensation should be based on meeting performance metrics that are measurable and enforceable	Incentive plan metrics are designed to be objective, measurable, enforceable, and auditable
Metrics are predominantly outcome-based, focused on end results rather than operational activity or effort
Guaranteed cash compensation should be limited, with the primary portion of executive officers’ compensation based on the achievement of objective performance metrics	Compensation structure emphasizes at-risk, performance-based variable pay, making up an average of 61 percent of NEO target compensation in 2020
Short- and long-term incentives constitute at least 50 percent of target compensation; as noted above, in 2020, on average 61 percent of NEO target pay was at-risk variable pay
Long-term incentive awards are aligned with shareholders and are performance-based through share price exposure (all equity-based compensation) and the application of performance metrics (PSUs)
The compensation structure must not include any guaranteed monetary incentives	Short- and long-term incentives are entirely at risk
The only guaranteed cash payments are base salary and a modest stipend in lieu of broader, market-typical perquisites
The compensation should include a significant long-term element based on the electrical corporation’s long-term performance and value, held or deferred for at least three years	Long-term incentive awards represent a significant portion of total compensation
Performance-based equity is subject to a three-year performance period
Performance-based equity is subject to a three-year hold from the date of grant
Ancillary compensation that is not aligned with shareholder and taxpayer interests in the electrical corporation should be minimal or eliminated	Executives receive modest stipends in lieu of perquisites
These are de minimis in value and aligned with stakeholder interests as they are aligned with market norms within the industry, and thus contribute to the attraction and retention of talent
Notes.	(1)	This is an abbreviated summary of some of the criteria and not intended to be comprehensive or contain formal legal definitions.

	(2)	Unless noted otherwise, comments pertain to compensation arrangements post-Chapter 11 emergence, given the restrictions placed on practices during Chapter 11.

	(3)	Unless otherwise noted, target compensation refers to salary, target short-term incentive and the target annual long-term incentive award with percentages reflecting target compensation for our NEOs who remained in employment after December 31, 2020, other than Mr. Smith given his unique and temporary compensation arrangements as Interim CEO and President.

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Strategic Alignment

It is important that the performance metrics used in our officer compensation framework align with our strategic priorities if we are to be effective in paying for performance and demonstrating accountability. Our performance metrics reflect our focus on customer welfare, prioritizing both public and employee safety including contributing to long-term sustainable value for our shareholders.

The majority of both our short- and long-term incentive plan metrics are connected to our focus on customer welfare, prioritizing public and employee safety. These metrics are described below.

Additional details regarding each of the listed performance measures can be found in the discussions of “Short-Term Incentives” and “Long-Term Incentives” below.

2020 Performance Metric	Short-Term	Long-Term	Why This Matters
ELECTRIC OPERATIONS
Reportable fire ignitions			Public safety measure of the results of work to mitigate wildfire risk
Electric asset failure			Public safety and reliability measure of the results of work to mitigate wildfire and system failure risks
Distribution circuit sectionalization			Public safety and reliability measure of mitigation of the scope and impact of, and risks associated with, PSPS events
GAS OPERATIONS
Large overpressure events			Public safety measure of the results of work to mitigate the risk of loss of gas containment
Total gas dig-ins reductions			Public safety measure of the results of work to mitigate the risk of loss of containment from underground gas transmission and distribution facilities
GENERATION
Safe dam operating capacity			Public safety measure of the results of work to mitigate the risk of large uncontrolled water release
Diablo Canyon Power Plant (DCPP) reliability and safety indicator			Public safety measure of the results of work to reduce the risk of a nuclear core damaging event with the potential for radiological release; composite metric of 11 performance indicators
WORKFORCE SAFETY
Days away, restricted, and transferred rate			Employee safety measure of the results of reduced risk of workforce injuries; reflects Occupational Safety and Health Administration (OSHA) record keeping requirements
RELIABILITY
Gas customer emergency response			Public safety measure of work to reduce risk and increase reliability of service by promoting prompt responses to customer calls, or notifications reporting a gas odor, or gas emergency
911 emergency response			Public safety measure of the percentage of incidents where Utility personnel arrive onsite within 60 minutes of a 911 call; promotes prompt response times that reduce public safety risks and frees up public agency resources to respond to other emergency situations
Customers experiencing multiple interruptions			Customer experience measure of the results of efforts to promote system reliability
System hardening			Public safety and reliability measure assessing actions taken to mitigate the risk of catastrophic wildfires
Substation enablement			Public safety and reliability measure promoting and assessing success in efforts to reduce the scope and customer impact of PSPS events

CUSTOMER EXPERIENCE
Customer satisfaction			Customer experience measure of satisfaction with the services offered by the companies
Public safety power shutoff (PSPS) notifications			Customer experience measure of advance and accurate notification of PSPS outages

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Our incentive programs also incorporate metrics and goals reflecting our financial stability.

Supporting Information: What “Financial Stability” Means for Us
Our business model generates revenue through making investments in operating assets and earning an authorized rate of return on those assets through regulated rates, or “cost of service ratemaking.” There is no guarantee that regulated rates will yield the authorized rate of return; only by managing costs within the framework of authorized rates can we deliver value to shareholders. With limited exceptions, we do not make more money by selling more electricity and gas. Reducing our operating cost, which is tied to customer affordability through our rate-setting process, is directly aligned with creating shareholder value.

2020 Performance Metric
FINANCIAL STABILITY	Short-Term	Long-Term	Why This Matters
Non-GAAP core earnings per share			Measure to promote and assess financial stability; aligns with cost efficiency; promotes customer affordability; financial stability critical to continued provision of services to customers
Relative TSR			Measure to assess relative value created for our shareholders, providing an indirect external assessment of our performance in all other areas. In 2020 relative TSR was used as a modifier rather than a metric

Compensation Governance

Role of the Compensation Committee

The Compensation Committee is made up of at least three, and currently four, independent directors who collectively have the delegated authority to oversee matters relating to defined compensation, benefits, and human capital issues. In discharging their duties, the Compensation Committee receives input from the management teams and external independent consultants as appropriate.

The core activities of the Compensation Committee include:

•	Recommending the total target compensation for the CEO of PG&E Corporation and the Utility President (or equivalent officer(s)) to the relevant Board for approval, informed by reviews of comparative data, advice from the Compensation Committee’s independent compensation consultants, and an assessment of individual performance, objectives, and scope of responsibilities.

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•	Approving the total target compensation for all other executive officers based on similar contextual inputs and proposals from the PG&E Corporation CEO and the Utility President (or equivalent officer(s)), as applicable. The PG&E Corporation CEO has the authority to approve compensation within the guidelines approved by the Compensation Committee for lower-level officers (excluding Section 16 Officers) and non-officer employees.

•	Approving compensation guidelines based on input from management for different categories of employees, including target short- and long-term incentive opportunities, an aggregate cap on the value of long-term incentive awards, and the terms and conditions that will apply to long-term incentive awards made during the year.

•	Administering the Long-Term Incentive Plan (LTIP), under which equity-based awards are made, with the ability to delegate ministerial matters to management.

•	Reviewing and approving the performance metrics and associated goals proposed by management, for the short- and long-term incentive awards.

Role of Management

The PG&E Corporation CEO and the Utility President (or equivalent officer(s)) are generally invited to Compensation Committee meetings but do not participate in discussions on their own compensation. In certain areas, as described above, the Compensation Committee welcomes these officers’ feedback on NEO performance given their knowledge of executives’ contributions and gives this feedback appropriate consideration in the executive compensation-setting process. The Compensation Committee may exercise its discretion to accept, reject, or modify their feedback based on the Compensation Committee members’ collective assessment of the NEOs’ performance and pay position relative to the peer groups, and PG&E Corporation’s overall financial and operating performance and other factors that the Compensation Committee deems appropriate.

Use of Consultants and Advisors

To assist in discharging its duties, the Compensation Committee retains an independent compensation consultant to provide advice and data, including advising and reviewing annual executive compensation arrangements and individual compensation packages. From September 2014 through the end of 2020, the Compensation Committee retained Pay Governance, LLC as an independent consultant to provide advice on general compensation issues. During this period Pay Governance did not provide services to management of either company or their respective affiliates, although Pay Governance was invited to maintain a working relationship with management in order to effectively fulfill an advisor role to the Compensation Committee. During and in respect of 2020, Pay Governance advised the Compensation Committee on the following matters:

•	Non-employee director compensation
•	Market competitiveness of executive officer compensation
•	Emerging trends and best practices in executive pay and corporate governance
•	Performance goal and metric selection
•	Compensation risk
•	Shareholder advisory firms’ pay and performance analyses
•	Disclosures relating to compensation
•	Severance and change-in-control practices and policies
•	Chapter 11 compensation-related matters

In addition, for 2020, the companies engaged Willis Towers Watson for the specific purpose of advising the Boards of Directors, the Compensation Committee and management on incentive plans, retention plans, and non-employee director compensation for companies undergoing financial restructurings. Fees in respect of this work totaled $198,000 in 2020. Willis Towers Watson also provides actuarial and consulting services with respect to employee compensation and benefit plan administration, with fees totaling $2.35 million in 2020. The Willis Towers Watson representatives who worked on the executive and director compensation issues have no relationships with the Boards’ members or executive management, other than through the provision of this advice, and are independent of the team working on ongoing customary services for the companies. Compensation received by the Willis Towers Watson executive compensation team is not tied to the other fees paid to Willis Towers Watson by PG&E Corporation and the Utility.

The Compensation Committee determined that no conflicts of interest were raised by the work of Pay Governance or Willis Towers Watson during 2020.

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In the fourth quarter of 2020 the Compensation Committee conducted a review of executive compensation advisory firms. This reflected the healthy governance practice of conducting a periodic review, and providing an opportunity to consider the merits of engaging the perspective of a new independent consultant. After careful consideration of a number of well-qualified nationally-recognized independent executive compensation consultants, Meridian Compensation Partners, LLC was selected to advise the Compensation Committee as of January 1, 2021. The Compensation Committee assessed Meridian’s independence and determined that no conflict of interests exist.

The Compensation Committee may also engage other compensation consultants, legal counsel, and advisers, after consideration of their independence and the potential for conflicts of interest. PG&E Corporation pays the reasonable compensation costs for any such advisers and consultants. Management may also retain separate compensation consultants.

Shareholder Engagement

Feedback from shareholders is an important consideration for the Compensation Committee when reviewing and setting compensation for our executive officers. In a typical year, this feedback is collected through two primary channels:

•	Directly through proactive engagement with our major shareholders and stakeholders throughout the year, and
•	Indirectly through the results of our say-on pay vote.

In 2020 our direct engagement with shareholders specific to executive compensation was limited prior to our emergence from bankruptcy.

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Compensation and Risk

The Compensation Committee annually reviews an assessment of the general risk factors associated with the companies’ compensation policies and practices to determine whether they encourage inappropriate risk-taking. The Compensation Committee’s independent compensation consultant in 2020, Pay Governance, assisted in this review. The Compensation Committee also receives advice from the Safety and Nuclear Oversight Committees of the companies’ respective Boards of Directors.

Annual Risk Assessment	Safety and Nuclear Oversight Committees’ Input	Compensation Risk Mitigation Policies and Practices

Annual risk assessment conducted by Pay Governance covered:

•  Compensation structure and mix

•  Incentive plan structures

•  Other pay plans

•  Governance of plan design and administration oversight

•  Target and maximum opportunities

•  Nature and mix of performance metrics

•  Risk of earnings manipulation

•  Compensation Committee/Board discretion to reduce or eliminate performance

•  Advice regarding appropriate safety and operational incentive measures

•  Assessment of emphasis on and overlap/consistency in safety metrics and weightings, and the extent to which these metrics and weightings support an organization-wide focus on safety

• Executive stock ownership guidelines • Clawback policy • Hedging and pledging policy • Severance and change-in-control benefits • Incentive goal-setting approach

Pay Governance concluded that the companies’ compensation warrangements have a low-risk profile. The companies believe compensation programs and policies are not reasonably likely to have a material adverse effect on either PG&E Corporation or the Utility.

For 2020, Pay Governance concluded that there were no material issues regarding the companies’ executive pay programs, and that the design of the companies’ incentive pay plans has a low risk of encouraging employees to take risks that could potentially have material adverse consequences to the organization. The Pay Governance conclusion extends to the CEOs and Presidents (and equivalent officers) of PG&E Corporation and the Utility and the other NEOs who participated in the incentive arrangements during 2020. Based on this, the companies concluded that the risks arising from the overall compensation policies and practices are not reasonably likely to have a material adverse effect on either PG&E Corporation or the Utility.

Executive Stock Ownership Guidelines

We believe that stock ownership further aligns the interests of our executives with those of our shareholders, encouraging executives to consider the long-term performance and prospects for our companies. Our guidelines require senior executive officers to achieve and maintain a minimum investment in PG&E Corporation common stock, expressed as a percentage of their base salary. Until an executive meets the applicable guideline, the executive is subject to a 50 percent holding requirement in relation to the net shares realized after tax withholding from the vesting of RSUs or PSUs. In assessing compliance, unvested RSUs are counted if the executive is eligible for retirement under the award’s terms.

The current guidelines are as follows:

Roles	Guideline (% of Base Salary)
CEO, PG&E Corporation	600%
President, Pacific Gas and Electric Company Executive Vice Presidents	300%
Other Executive Officers	150%

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Clawback

The Executive Incentive Compensation Recoupment Policy is a robust policy that enables the Compensation Committee and Boards to recoup payments made to Section 16 Officers across both companies in defined circumstances, including no-fault scenarios that would negatively impact our shareholders. The policy remains under periodic review to help ensure continued relevance.

What	Why

• Short-term incentives • Long-term cash incentives • Equity-based incentives

•  Financial restatement with the SEC for any of the three most recently completed fiscal years

•  A material miscalculation with respect to the amount of any payment

•  Individual involvement in fraud or misconduct that caused material financial or reputational harm

The 2012 Officer Severance Policy, as amended, further enables the Committee and Boards to recoup severance rights, payments, and benefits provided executive officers across both companies (including executive officers as defined in AB 1054), in defined circumstances.

What	Why

• Severance benefits	• Individual misconduct materially contributes to PG&E Corporation or Utility felony conviction relating to public health or safety or company financial misconduct

Anti-Hedging and Anti-Pledging Policy

The Insider Trading Policy prohibits certain hedging and pledging activities conducted by the companies’ Board members, officers, and designated employees who are subject to a quarterly earnings blackout period or event-specific blackout period. The policy covers equity instruments related directly or indirectly to either company or their subsidiaries. Covered individuals may not engage in short sales, transactions in publicly traded options, or hedging or monetization transactions; hold securities in a margin account; or pledge securities as collateral for a loan.

Use of Market Data

The Compensation Committee refers to two peer groups: one for benchmarking pay and the other for measuring the companies’ relative performance. Distinct groups are maintained to help ensure each is relevant for its primary purpose. In particular, larger companies may be reasonable comparators for performance but not for compensation levels.

Pay Comparator Group	•	Provides insights into compensation levels and design within companies that PG&E Corporation and the Utility compete with for talent and that are similar in terms of size and business operations.
	•	Comprises publicly traded gas and electric energy companies, primarily based on the constituents of the Philadelphia Utility Index administered by NASDAQ.
	•	Supplemented by pay practice data from surveys for the broader energy services sector and general industry companies based on survey data.

Performance Comparator Group	•	Provides comparative benchmark for PG&E Corporation‘s total shareholder return performance, and other relative industry-standard benchmarks that might be considered in goal setting.
	•	Comprises publicly traded gas and electric energy companies that are categorized consistently by the investment community as “regulated” and have a market capitalization of at least $6 billion.

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Each year the Compensation Committee approves the constituents of the pay and performance comparator groups. Informed by recommendations from the independent compensation consultant the Compensation Committee approved the following comparator groups for 2020, which were unchanged relative to the prior respective groups.

Company	Pay	Performance
AES Corporation
Alliant Energy Corporation
Ameren Corporation
American Electric Power Company, Inc.
CenterPoint Energy, Inc.
CMS Energy Corporation
Consolidated Edison, Inc.
Dominion Resources, Inc.
DTE Energy Company
Duke Energy Corporation
Edison International
Entergy Corporation
Evergy, Inc.
Eversource Energy
Exelon Corporation
FirstEnergy Corp.
NextEra Energy, Inc.
NiSource Inc.
Pinnacle West Capital Corporation
Public Service Enterprise Group
Sempra Energy
Southern Company
WEC Energy Group, Inc.
Xcel Energy Inc

Consistent with prior years, the groups differ from the constituents of the Philadelphia Utility Index to maximize relevance for companies as follows:

•	American Water Works, El Paso Electric and Pinnacle West Capital Corporation were removed due to dissimilar business models or relative size.
•	Sempra Energy was added to the pay comparator group and WEC Energy was added to both groups given their direct relevance, despite not being included in the Index.

In reviewing pay data the Compensation Committee does not adhere strictly to formulas or data to determine the actual mix and amounts of compensation. When referencing positioning against market data the Compensation Committee also considers factors including each NEO’s scope of responsibility and organizational impact, experience, and performance, as well as PG&E Corporation’s and the Utility’s overall safety, operating, and financial results in reaching decisions. This flexibility is important in supporting the overall pay-for-performance philosophy and in meeting the Compensation Committee’s objectives of attracting, retaining, and motivating a talented executive leadership team.

Incentive Plan Goal Setting

To be successful in aligning pay with performance it is important that performance goals are set appropriately within our incentive plans. For each of the metrics used in our incentive plans the Compensation Committee reviews a comprehensive analysis that typically sets out the following, on a metric-specific basis:

•	Data on historic performance, showing multi-year trends;
•	Projected performance on a multi-year basis, driven by workplans and anticipated timing of milestone achievements;
•	Target setting methodology, with recommended ranges around the target to establish threshold and maximum goals; and
•	Degree of change in the proposed threshold, target, and maximum goals as compared with the prior year.

While the Compensation Committee monitored the impact of COVID-19 during the year, no changes were made to our incentive metrics or goals for 2020. This reflected the important role that the companies played for our direct and indirect customers during 2020, and no change in the standards was expected despite the significant challenges faced.

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2020 Compensation Decision and Outcomes

During 2020 there were several departures among our executive officers, with others stepping into roles on an interim basis. The impact of these interim duties on 2020 compensation is discussed below.

Base Salary

Base salaries are reviewed on an annual basis and are targeted to be within a competitive range of market median for comparable roles in the Pay Comparator Group. In determining each NEO’s base salary consideration is given to role scope and individual experience and performance. The Compensation Committee believes that this level of comparability to market is appropriate and consistent with its pay philosophy of taking into consideration factors other than market data in establishing individual pay levels, while delivering cash compensation that is competitive with the market.

In 2019, as a result of the Chapter 11 Cases, no executive officers received an increase. For 2020, increases ranged from 0 to 15 percent, with an average of 5.8 percent. Increases reflected market realignment, changes in role scope, and promotions. Salaries were effective March 1, 2020, unless otherwise noted.

NEO	Role (as of 12/31/20)	2020 Salary	(1)	Increase	(2)
William L. Smith	Interim Chief Executive Officer and President, PG&E Corporation	$1,500,000		N/A
Michael A. Lewis	Interim President, Pacific Gas and Electric Company	$556,500		5.0%
Christopher A. Foster(3)	Vice President and Interim Chief Financial Officer, PG&E Corporation	$345,000		15.0%
David S. Thomason(4)	Vice President and Chief Financial Officer and Controller, Pacific Gas and Electric Company	$350,000		7.7%
John R. Simon	Executive Vice President, General Counsel and Chief Ethics & Compliance Officer, PG&E Corporation	$726,280		4.5%
James M. Welsch	Senior Vice President, Generation and Chief Nuclear Officer, Pacific Gas and Electric Company	$577,700		6.0%
William D. Johnson	Former Chief Executive Officer and President, PG&E Corporation	$2,500,000		0.0%
Andrew M. Vesey	Former Chief Executive Officer and President, Pacific Gas and Electric Company	$1,000,000		0.0%
Jason P. Wells	Former Executive Vice President and Chief Financial Officer, PG&E Corporation	$674,100		7.0%
Janet C. Loduca	Former Senior Vice President and General Counsel, PG&E Corporation and Pacific Gas and Electric Company	$615,250		7.0%

Notes.	(1)	Annualized salary as of December 31, 2020, or date of termination if applicable.
	(2)	Increase relative to salary as of December 31, 2019.
	(3)	Salary increased from $300,000 to $318,000 effective March 1, 2020 in association with annual merit review. Salary increased from $318,000 to $345,000 effective March 9, 2020 in association with the addition of responsibility for Treasury to Mr. Foster’s role. As Interim Chief Financial Officer of PG&E Corporation, Mr. Foster received an additional monthly fee of $20,000 starting September 26, 2020, which is not included in his salary.
	(4)	Salary increased from $325,000 to $334,750 effective March 1, 2020 in association with annual merit review. Salary increased from $334,750 to $350,000 effective August 1, 2020 in association with promotion.

Short-Term Incentives

Our Short-Term Incentive Plan (STIP) is designed to drive the companies’ business objectives and strategic priorities, providing an opportunity for a cash payout reflecting the results achieved during the year. The plan focuses on quantifiable outcome-based metrics in the overall company score and includes a modifier for individual performance based on year-end rating.

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The Compensation Committee establishes an annual target opportunity, expressed as a percentage of an individual’s base salary, set with reference to market median practices in our Pay Comparator Group. Target opportunities for the NEOs eligible to participate in the program in 2020 ranged from 45 percent to 85 percent of salary. In respect of the company score, achieving threshold performance will earn a payout at 50 percent of target and achieving maximum performance will earn a payout at 150 percent of target. After the application of the individual performance modifier, awards can be earned up to 187.5 percent of target.

The Compensation Committee retains complete and sole discretion to adjust any performance formula or score, including to zero, on any and all incentive plan performance measures or modifiers for any reason, including consideration of (without limitation) performance with respect to safety, compliance, and ethics.

Supporting Information: CEO Compensation Considerations
In 2019, our CEOs and Chapter 11 insiders were not eligible to participate in the STIP. Mr. Johnson’s three-year compensation arrangement entered into at the time reflected this limitation. Mr. Smith also did not receive an award under the 2020 STIP given the transitionary nature of his role as Interim CEO and President of PG&E Corporation. Further details can be found in the “Interim CEO Compensation” section starting on page 61.

The Compensation Committee established 2020 metrics across six performance areas, weighted 75 percent towards metrics that focus on underlying objectives tied to customer welfare and safety, and 25 percent towards financial stability, which itself is inherently tied to our safety performance.

In determining and approving the appropriate performance metrics in each of these performance areas the Compensation Committee considered factors including:

•	The alignment with our fundamental belief that safety is paramount, complemented by a focus on customer welfare across all aspects of our business.

•	The interaction between metrics to help ensure they collectively drive the right behaviors. For example, an overly narrow focus on reporting might result in employees failing to seek appropriate medical treatment for work-related injuries in order to keep reported injury metrics low.

•	Guidance from the CPUC reinforcing the priority placed on outcome-based metrics for alignment with reducing the companies’ highest-priority risks, such as the risk of catastrophic events like wildfires, dam failures, or gas explosions.

•	The companies’ ability to establish robust threshold, target, and maximum achievement milestones.

•	The proportion of metrics that are outcome-based, as opposed to metrics that are based on operational activity or effort.

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As described in the earlier “Incentive Plan Goal Setting” section on page 53, in approving performance goals, the Compensation Committee references a range of factors including historic performance inclusive of multi-year trends; projected performance driven by workplans and anticipated timing of milestone achievements; the target-setting methodology, with recommended ranges around target to establish threshold and maximum goals; and the degree of change the proposed goals represent versus the prior year.

Each metric has a clear definition with a pre-approved calculation methodology.

Metric	Definition(1)
Reportable fire ignitions	Reportable fire incidents where (i) ignition is associated with the Utility’s transmission and/or distribution powerlines, (ii) something other than Utility facilities burned, and (iii) the fire traveled more than one meter from the ignition point
Electric asset failure	Failure incidents of electric distribution, transmission, and substation underground and overhead assets resulting in sustained outages, including (i) distribution and distribution substation asset failures limited to high risk threat district (HRFD) areas, and (ii) transmission and transmission substation asset failures system-wide
Distribution circuit sectionalization	Timely installation and operationalization of sectionalization devices
Large overpressure events	Number of large overpressure events (when gas pressure exceeds the maximum allowable operating pressure), with pre-established pressure limits
Total gas dig-ins reductions	Number of gas dig-ins (damage that occurs during excavation activities and results in a repair or replacement of an underground gas facility) per 1,000 Underground Service Alert (third party public service program) tickets received for gas
Safe dam operating capacity	Operating capability of mechanical equipment used as main control to reduce enterprise risk of large uncontrolled water release, calculated with reference to controlled outlet days forced out and controlled outlet days available
DCPP reliability and safety indicator	Year-end score based on 11 performance indicators developed by the nuclear industry for nuclear power generation applied to all U.S. nuclear power plans
Gas customer emergency response	Number of minutes from the time the Utility is notified to the time the Utility personnel or another qualified first responder arrives onsite to the location
911 emergency response	Percentage of incidents where Utility personnel arrive onsite within 60 minutes of receiving a 911 call
Customers experiencing multiple interruptions	Number of customers who experience five or more sustained service interruptions, both planned and unplanned
Days away, restricted, and transferred rate	Number of Occupational Safety and Health Administration (OSHA) recordable cases that have resulted in at least one lost workday or one day of job restriction or transfer; excludes fatalities
Non-GAAP core earnings per share	Actual GAAP earnings from operations less non-core items, meaning items that (i) management does not consider representative of ongoing earnings, and (ii) affect comparability of financial results between periods. See Exhibit A for a list of non-core items.

Notes.	(1)	These are abbreviated summary definitions and may not reflect complete details, including certain exclusions, for each metric.

The metrics and associated goals were initially proposed in February 2020 and approved after emergence from Chapter 11 in July 2020. The Compensation Committee did not make any adjustments in response to COVID-19 given the imperative to continue operating at a high standard and to meet the needs of our customers through the crisis.

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In the first quarter of 2021, the Compensation Committee reviewed and certified the following results for the company score:

Performance Metric	Weight	Threshold (25%)	Target (100%)	Maximum (150%)	Actual	Unweighted Score	Weighted Score
Electric Operations	25%						0.202
Reportable fire ignitions	10%	105	101	96	148	0.000
Electric asset failure	10%	2,328	2,166	2,058	1,823	1.500
Distribution circuit sectionalization	5%	October 1	September 1	June 1	August 26	1.033
Gas Operations	15%						0.113
Large overpressure events	7.5%	8	6	4	9	0.000
Total dig-ins reductions	7.5%	1.53	1.44	1.28	1.11	1.500
Generation	10%						0.097
Safe dam operating capacity	5%	96.92%	97.70%	98.92%	98.77%	1.439
DCPP reliability and safety indicator	5%	92.5	95.0	97.5	92.5	0.500
Additional Public Safety & Reliability	10%						0.084
Gas customer emergency response	3.3%	22.0	20.8	20.0	20.5	1.188
911 emergency response	3.3%	95.5%	96.5%	97.5%	97.2%	1.345
Customers experiencing multiple interruptions	3.3%	3.28%	3.12%	3.05%	3.56%	0.000
Workforce Safety	15%						0.000
Days away, restricted, and transferred rate	15%	1.19	0.90	0.81	1.34	0.000
Financial Stability	25%						0.188
Non-GAAP core earnings per share	25%	1.53	1.61	1.69	1.61	1.000
2020 Overall Short-Term Incentive Plan Company Score							0.746
2020 Overall Short-Term Incentive Plan Company Score for NEOs (after discretion)							0.650

In reviewing company and NEO performance for 2020, the Compensation Committee considered the totality of circumstances over the year, including but not limited to:

•	The Utility’s overall public and workforce safety, which included five fatalities from the company and contractor workforces;

•	The possibility that Utility assets were the ignition source of the Zogg fire, which resulted in four public fatalities and property damage;

•	Compliance fines levied against the Utility by regulators; and

•	Reports provided to the Boards by the Federal Monitor on the Utility’s operational and safety performance.

In addition to discussions with management, the Compensation Committee consulted with independent compensation consultants and outside legal counsel to review the range of actions taken by other utilities in comparable circumstances.

Based upon the totality of the circumstances described above, management’s proposal, and extensive consideration, the Compensation Committee determined to exercise its discretion to materially reduce incentive compensation paid to all NEOs and officers for the STIP 2020 performance year and the 2018 LTIP performance period ending in 2020. These actions resulted in a reduction of incentive compensation, in the form of 2020 STIP payments and 2018 performance share payments, to officers for 2020 by an average of 58 percent from target for those elements of incentives.

The Compensation Committee arrived at the overall reduction in part by reducing the STIP company score for NEOs and officers from 0.746 to 0.650. The Compensation Committee also reduced the payout with respect to the PSUs awarded in 2018 as described further in the “Assessment of 2018 Performance Share Awards” section below.

In respect of individual performance, for the 2020 performance year, a modifier is applied based on annual performance ratings. The following payments reflect approved individual performance modifiers, and were approved in respect of 2020 performance.

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NEO	Target Incentive (percent of Base)	Target Incentive	Company Score	Individual Performance Modifier	Actual Incentive	Actual Incentive (percent of Target)
Michael A. Lewis	60%	$343,931	0.650	100%	$223,555	65%
Christopher A. Foster	45%	$151,645	0.650	110%	$108,426	72%
David S. Thomason(1)	50%	$160,057	0.650	110%	$114,441	72%
John R. Simon	75%	$540,800	0.650	125%	$439,400	81%
James M. Welsch	60%	$343,350	0.650	110%	$245,495	72%

Notes.	(1)	Target opportunity increased from 45% to 50% effective August 1, 2020 in association with promotion.

Following her separation from the companies, Ms. Loduca received a 2020 short-term incentive payment based on actual company performance, pro-rated for her time in role prior to separation. Mr. Wells received no short-term incentive payments for 2020 performance, consistent with his resignation from PG&E Corporation. Following his separation from the Utility, Mr. Vesey received a lump-sum payment equivalent to his target payout under the 2020 short-term incentive plan and waived his right to a pro-rated 2020 short-term incentive payout reflecting company performance at the end of the performance period. Additional details regarding severance benefits can be found in the sections entitled “Potential Payments—Termination Without Cause” beginning on page 83.

Long-Term Incentives

2020 Long-Term Incentive Awards

Our LTIP awards are designed to measure our success in ensuring operational continuity and employee engagement through a focus on customer welfare and our financial stability. For 2020, awards were made solely in the form of performance-based equity. Reflecting our emergence from Chapter 11, the Compensation Committee approved target grant values in March 2020, which were converted into PSUs in July based on the average closing price of PG&E Corporation’s common stock on the first 15 consecutive trading days following emergence.

Metrics were quantifiable, and where possible outcome-based, and will be measured over the three-year performance period from January 2020 to December 2022. Awards can be earned depending on performance over the three-year period ending December 31, 2022, and will vest, subject to performance, three years after the grant date, in accordance with the three-year holding period for equity required under AB 1054. Dividend equivalents, if any, are accrued and paid in cash at the end of the performance period, on earned shares only. In 2020, the Compensation Committee established annual target opportunities for each NEO, expressed as an absolute dollar values.

NEO	Role	2020 Target Long-Term Incentive
Michael A. Lewis(1)	Interim President, Pacific Gas and Electric Company	$700,000
Christopher A. Foster	Vice President and Interim Chief Financial Officer, PG&E Corporation	$300,000
David S. Thomason	Vice President and Chief Financial Officer and Controller, Pacific Gas and Electric Company	$400,000
John R. Simon	Executive Vice President, General Counsel and Chief Ethics & Compliance Officer, PG&E Corporation	$1,750,000
James M. Welsch	Senior Vice President, Generation and Chief Nuclear Officer, Pacific Gas and Electric Company	$650,000
Andrew M. Vesey(2)	Former CEO and President, Pacific Gas and Electric Company	$2,250,000
Jason P. Wells(3)	Former Executive Vice President and Chief Financial Officer, PG&E Corporation	$1,750,000
Janet C. Loduca(4)	Former Senior Vice President and General Counsel, PG&E Corporation and Pacific Gas and Electric Company	$1,200,000

Notes.	(1)	Consists of a base award of $650,000 and a supplementary award of $50,000 reflecting Interim President duties a portion of 2020.

	(2)	Separated effective August 4, 2020; reflecting the terms of separation, Mr. Vesey was not granted a 2020 long-term incentive award.

	(3)	Resigned effective September 26, 2020; forfeited 2020 long-term incentive award.

	(4)	Separated effective August 16, 2020; pro-rated award remains subject to the original award terms for severance.

Compensation Committee retains complete and sole discretion to adjust any performance formula or score, including to zero, on any and all incentive plan performance measures or modifiers for any reason.

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Supporting Information: CEO Compensation Considerations

In 2019, our CEOs and Chapter 11 insiders were not eligible to participate in the LTIP. Mr. Johnson’s three-year compensation arrangement entered into at the time reflected this limitation. Mr. Smith also did not receive an annual LTIP award on the same terms as other executives in 2020 given the transitionary nature of his role as Interim CEO and President of PG&E Corporation. Further details can be found in the “Interim CEO Compensation” section starting on page 61.

Supporting Information: Chapter 11 Considerations

The addition of 30 million shares to be made available for issuance under the 2021 LTIP was approved by the Bankruptcy Court in connection with the Plan of Reorganization and further approved by PG&E Corporation’s Board on April 28, 2020. Under California law, approval of the additional shares for the 2021 LTIP as part of the reorganization was deemed to be approved by PG&E Corporation’s shareholders.

In determining the performance metrics for the 2020 awards the Compensation Committee considered a range of factors similar to those noted above in respect of the STIP. These included alignment with our core focus on customer welfare; the interaction with other metrics under the short- and long-term incentive programs; the companies’ ability to establish robust goals; and the extent to which the metrics measure outcomes in an objective manner. Four equally weighted metrics were approved for the 2020 awards, with a relative TSR modifier that could adjust the level of payout up or down by up to 25 percent, depending on PG&E Corporation’s relative performance.

The Compensation Committee retains complete discretion to adjust the formula and results and the final score, including to zero, on any and all incentive plan performance measures for any reason.

Performance Metric and Definition	Weight	Threshold (25%)	Target (100%)	Maximum (200%)
Customer Satisfaction Score | Customer responses to “How would you rate the products and/or services offered by PG&E?” in a quarterly survey conducted by a third party	25%	71.7	72.3	74.4
PSPS Notification Accuracy | Percentage of PSPS-affected customers who receive notifications at least 12 hours in advance of a PSPS outage	25%	98.0%	99.0%	99.9%
System Hardening | Completion of (i) rebuild of overhead circuitry to current hardening design standards; (ii) targeted undergrounding; or (iii) elimination of overhead circuitry	25%	919 miles	1,021 miles	1,225 miles
Substation Enablement | The number of substations, out of a possible 64 substations, that are “energizable” during a transmission-level PSPS event	25%	30 substations	40 substations	50 substations

While our success in delivering safe and reliable services to customers is the core focus of the 2020 PSU awards, the level of vesting may be modified to reflect our financial stability as measured by relative TSR.

Performance Metric and Definition	Weight	Threshold 0.75x	Target 1.00x	Maximum 1.25x
PG&E Corporation’s TSR compared to a group of select comparator companies(1)	Modifier	25th percentile	50th percentile	80th percentile

Notes:	(1)	Comparator companies included: Alliant Energy Corporation, Ameren Corporation, American Electric Power Company, Inc., CMS Energy Corporation, Consolidated Edison, Inc., DTE Energy Company, Duke Energy Corporation, Edison International, Evergy, Inc., Eversource Energy, NiSource Inc., Pinnacle West Capital Corporation, Southern Company, WEC Energy Group, Inc., and Xcel Energy Inc. See “Use of Market Data” section on page 52 for details on peer group selection.

Actual performance relative to the goals approved by the Compensation Committee will be disclosed following the conclusion of the three-year performance period and certification of results in the first quarter of 2023.

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Assessment of 2018 Performance Share Awards

The three-year performance period for the 2018 PSU awards concluded on December 31, 2020. The 2018 PSUs were subject to three performance metrics reflecting strategic priorities at the time of grant: relative TSR, safety, and earnings from operations per share. In the first quarter of 2021, the Compensation Committee assessed performance over the three-year performance period, and similar to the STIP, no adjustments were made to account for the impact of COVID-19 as the Compensation Committee did not believe this was a relevant consideration.

Performance Metric	Weight(3)	Threshold (25%)	Target (100%)	Maximum (200%)	Actual Performance	Formula- Based Payout	Actual Payout
PG&E Corporation’s TSR compared to a group of select comparator companies(1)	57%	25th Percentile	60th Percentile	90th Percentile	0th percentile	0%	0%
Serious Injury and Fatality (SIF) actual, potential injury or near-hit events	29%	≥122	111	≤101	81	200%	0%
Earnings from operations per share based on average annual performance(2)	14%	95% of Target	Guidance	105% of Target	99% of Target	98%	0%
Total weighted payout						72%	0%

Notes:	(1)	Comparator companies included: Alliant Energy Corporation, Ameren Corporation, American Electric Power Company, Inc., CMS Energy Corporation, Consolidated Edison, Inc., DTE Energy Company, Duke Energy Corporation, Edison International Eversource Energy, NiSource Inc., Pinnacle West Capital Corporation, SCANA Corporation, Southern Company, WEC Energy Group, Inc., Xcel Energy Inc.
	(2)	This measure is non-GAAP: Adjusted to exclude items that impacted comparability as described in “Exhibit A,” starting on page 67.
	(3)	Weights in the table are expressed as a percentage of the PSU component of the 2018 total LTIP award mix (which also included RSUs). PSUs made up 35% of the total LTIP award mix in 2018; PSUs with TSR, SIF, and earnings per share metrics made up 20%, 10% and 5% of total LTIP award mix, respectively.

In reviewing company and NEO performance for 2020, the Compensation Committee considered the totality of circumstances over the year, including but not limited to:

•	The Utility’s overall public and workforce safety, which included five fatalities from the company and contractor workforces;
•	The possibility that Utility assets were the ignition source of the Zogg fire, which resulted in four public fatalities and property damage;
•	Compliance fines levied against the Utility by regulators; and
•	Reports provided to the Boards by the Federal Monitor on the Utility’s operational and safety performance.

In addition to discussions with management, the Compensation Committee consulted with independent compensation consultants and outside legal counsel to review the range of actions taken by other utilities in comparable circumstances.

Based upon the totality of the circumstances described above, management’s proposal, and extensive consideration, the Compensation Committee determined to exercise its discretion to materially reduce incentive compensation paid to all NEOs and officers for the STIP 2020 performance year and the 2018 LTIP performance period ending in 2020. These actions resulted in a reduction of incentive compensation, in the form of 2020 STIP payments and 2018 performance share payments, to officers for 2020 by an average of 58 percent from target for those elements of incentives.

The Compensation Committee arrived at the overall reduction in part by reducing the 2018 PSU awards payout for NEOs and officers to zero. The Compensation Committee also reduced the payout in respect of the STIP company score as described further in the “Short-Term Incentives” section above.

Retention Awards

2020 was a transition year for the companies, with our emergence from bankruptcy and changes in our leadership team. In August 2020, the Compensation Committee approved one-time retention awards for four NEOs to secure their continued service. The Compensation Committee believed continuity in leadership was in shareholders’ best interests and that making such awards was a market-typical practice in periods of significant organizational and leadership transition.

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Messrs. Simon and Wells each received an award of RSUs at the value of $1,312,500 scheduled to vest in two equal tranches in August 2021 and August 2022. Following his resignation in September 2020, Mr. Wells forfeited his retention award in full. Messrs. Thomason and Welsch each received an award of PSUs, subject to the same terms and conditions as the 2020 PSU awards, described above, and reflecting our POR OII commitments that precluded the award of RSUs to these NEOs in 2020.

NEO	Terms	2020 Retention Award
David S. Thomason	PSUs subject to the same terms as the 2020 PSU awards	$300,000
John R. Simon	RSUs with 50% vesting in August 2021 and 50% vesting in August 2022	$1,312,500
James M. Welsch	PSUs subject to the same terms as the 2020 PSU awards	$488,000
Jason P. Wells (1)	RSUs with 50% vesting in August 2021 and 50% vesting in August 2022	$1,312,500

Notes.	(1)	Award forfeited in full on resignation effective September 26, 2020.

Interim CEO Compensation

Mr. Johnson retired as CEO and President of PG&E Corporation effective July 1, 2020. From June 30, 2020, Mr. Smith served in the role of Interim CEO and President of PG&E Corporation until Ms. Poppe’s start date.

The Compensation Committee approved a compensation package that reflected the unique and transitionary nature of Mr. Smith’s role. This package comprised an annualized base salary of $1,500,000 and a total target equity award value of $5,000,000, pro-rated to reflect employment in 2020. The equity award combined a grant of RSUs with PSUs:

Compensation Element	Details
Base Salary	•	$1,500,000 annual base salary
	•	$755,682 received in 2020 in respect of time employed
Short-Term Incentive	•	Not eligible to participate
RSUs	•	30% of the total equity award value
	•	Award value of $1,500,000
	•	Award vested on the election of a PG&E Corporation CEO in accordance with the approved terms
PSUs	•	70% of the equity award value
	•	Annualized target award value of $3,500,000 pro-rated to reflect employment in 2020; the number of shares vesting was adjusted by 6/12ths to reflect the six full months employed in 2020
	•	The PSU performance score had a threshold, target, and maximum level of performance based on STIP results for 2020, with performance at threshold, target, and maximum levels resulting in 50%, 100% and 200% of target payout, respectively
	•	The PSUs vested upon certification of the performance results by the Compensation Committee in February 2021

As detailed in the “Short-Term Incentives” section starting on page 54, the Compensation Committee exercised its discretion and approved a payout factor of 0.650 in respect of 2020 performance for all NEOs and officers, including Mr. Smith. The Compensation Committee and the independent members of the PG&E Corporation Board applied a 110 percent individual performance modifier to Mr. Smith’s final payout. The Compensation Committee determined this individual performance modifier was appropriate based on the Board’s and the Compensation Committee’s evaluation of Mr. Smith’s performance in 2020, including his leadership during a transitional year for the companies. The 110 percent individual performance modifier aligns with the average modifier applied to other officers. After the proration described above, the below-target payout factor, and the impact of the individual performance modifier, Mr. Smith earned 35.8 percent of the target PSU award.

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Post-Retirement Benefits

PG&E Corporation and the Utility provide retirement benefits to eligible employees, including the NEOs. Eligibility for different plans reflects factors including appointment date and employing entity. Tax-qualified pensions or similar plans, other tax-qualified defined contribution plans (e.g., 401(k) plans), and non-tax-qualified retirement plans for NEOs are common in our Pay Comparator Group, and the Compensation Committee believes these defined benefit and defined contribution plans offer significant recruiting and retention incentives.

The different benefits that NEOs are eligible for are summarized below.

Benefit	Eligible	Key Features
PG&E Corporation Retirement Savings Plan	All NEOs

•   Tax-qualified 401(k) plan

•   Maximum matching contribution of 75 cents for each dollar contributed, up to

•   6% of base salary for individuals eligible for the final average pay pension benefit

•   8% of base salary for individuals eligible for a cash balance pension benefit

•   Matching funds above IRS limits contributed to the NEO’s account in the PG&E Corporation 2005 Supplemental Retirement Savings Plan, a non-qualified deferred compensation plan

Retirement Plan	All NEOs

•   Utility’s tax-qualified defined benefit plan

•   Takes the form of either a final average pay pension benefit or a cash balance benefit

•   During bankruptcy proceedings, lump sum payments of more than $5,000 were not permitted

PG&E Corporation Supplemental Executive Retirement Plan (SERP)	Simon, Wells, Loduca	• Non-tax-qualified defined benefit pension plan • Frozen to new entrants after 2012
PG&E Corporation Defined Contribution Executive Supplemental Retirement Plan (DC-ESRP)	Lewis, Thomason, Welsch, Johnson, Vesey	• Non-tax-qualified defined contribution pension plan • Covers all officers elected on or after January 1, 2013

Upon retirement, NEOs also may be eligible for post-retirement health, welfare, insurance, and other benefits broadly similar to those provided to all employees. Additional details regarding the retirement programs and post-retirement benefits, and the value of pension benefits accumulated as of December 31, 2020, for the NEOs can be found in the table entitled “Pension Benefits – 2020,” the table entitled “Non-qualified Deferred Compensation – 2020,” and the section entitled “Potential Payments – Resignation/Retirement.”

Perquisites

NEOs generally receive limited perquisites that are comparable in value and scope to those provided to executive officers in the Pay Comparator Group. Perquisites are provided to reflect market norms and to enable the executives to effectively discharge their roles. The value of these services is taxable to the recipient and they generally include:

•	A partial subsidy for financial planning, partial reimbursement of certain health club fees, on-site parking including electric vehicle charging, executive health services, and de minimis value perquisites under a pre-approved policy; and
•	A lump-sum annual stipend in lieu of providing other market-typical perquisites.

The PG&E Corporation and Utility principal executive officers also received safety-and security-based car transportation services in 2020. In 2021, the ground transportation policy was updated to specify such transportation services are provided only when the executive is traveling for business purposes.

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Severance Benefits

General severance benefits are provided to the NEOs through the Officer Severance Policy and specific incentive plan award agreements and guidelines. The purpose of this policy is to:

•	Attract and retain senior management by providing severance benefits that are part of a competitive total compensation package;
•	Provide consistent treatment for all terminated officers;
•	Minimize potential litigation costs in connection with terminations of employment by conditioning payments upon a general release of claims; and
•	Focus management on maximizing shareholder value and aligning interests, rather than being distracted by concerns about job security in a potential change-in-control situation.

Change-in-control benefits require a “double trigger” and are not payable based on a change-in-control event alone, which the Compensation Committee believes best reflects shareholder interests and aligns with typical market practices.

Termination Scenario	Eligible	Key Provisions
Termination without cause	All NEOs	•	Cash severance of one-times the sum of base salary and STIP target
		•	Pro-rata vesting of PSUs
		•	Continued vesting of unvested RSUs for one year
		•	Continued vesting of stock options for one year, with an exercise period equal to the lesser of one year or the remaining term of the options
		•	Limited COBRA benefits and outplacement services
Termination for cause or resignation when not retirement eligible	All NEOs(1)	Termination for cause or resignation when not retirement eligible:
		•	Forfeits all unvested PSUs, RSUs, and stock options
		•	Forfeits any unpaid dividends associated with long-term incentive awards
Termination following a Change in Control	Smith, Simon, Johnson, Vesey, Wells, Loduca	•	Cash severance of two-times the sum of base salary and STIP target
		•	LTIP award agreements detail treatment that accelerate vesting of all awards on a change of control (CIC) if either (1) the officer is severed in connection with the CIC, or (2) the award is not continued, assumed, or substituted

	Lewis, Foster, Thomason, Welsch	•	General severance benefits only (i.e. those set out above, not related to a change in control)
		•	LTIP award agreements detail treatment that accelerate vesting of all awards on a CIC if either (1) the officer is severed in connection with the CIC, or (2) the award is not continued, assumed, or substituted

Notes.	(1)	Messrs. Simon and Welsch are eligible for retirement.

The Golden Parachute Restriction Policy requires shareholder approval of certain defined executive severance payments provided in connection with a change in control of PG&E Corporation, to the extent that those payments exceed 2.99 times the sum of a covered officer’s base salary and target short-term incentive award.

The Officer Severance Policy also permits reduction and repayment of severance benefits from certain officers, with certain triggers.

Specifically, the Boards of Directors of PG&E Corporation and the Utility will have:

•	a right to cancel, reduce, or require forfeiture of severance payments or benefits from (1) executive officers of either company in the event of a felony conviction of either company related to public health and safety or financial misconduct by either company following its July 1, 2020 emergence from Chapter 11 (Company Conviction), provided that an affected executive officer was serving as an executive officer of the convicted company at the time of the conduct leading to the Company Conviction; or (2) either company’s CEO or CFO if that company is required to restate its financial statements due to that company’s material non-compliance with financial reporting requirements as a result of misconduct, provided that the individual was serving as CEO or CFO during the period covered by the restatement; and
•	a right to recoup or require reimbursement or repayment of severance rights, payments, and benefits from executive officers in the event such executive officers engaged in misconduct that materially contributed to some of the actions or omissions on which a Company Conviction is based.

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Additional details regarding severance benefits can be found in the sections entitled “Potential Payments—Termination Without Cause” beginning on page 83, and “Potential Payments—Severance in Connection with Change in Control” beginning on page 84.

2021 Compensation Structure

Following emergence, and the appointment of our restructured Board, the Compensation Committee focused on areas that would begin to shape our 2021 compensation programs. This included the attraction, employment, and compensation of the Corporation’s new CEO and the metrics and goals for our 2021 short- and long-term incentive programs.

Chief Executive Officer Appointment

In November 2020, Ms. Poppe was appointed CEO of PG&E Corporation effective January 4, 2021. As disclosed in our November 18, 2021 Form 8-K filingwith the SEC, the independent members of the Corporation Board approved an annual compensation arrangement in association with her role as CEO, as well as one-time make-whole and inducement awards to secure her employment.

Annual Compensation

The key aspects of Ms. Poppe’s initial annual compensation, set out in an offer letter that also provides for a five-year term with automatic annual renewals, are as follows:

Compensation Element	Details
Base Salary	•	$1,350,000 annual base salary
Short-Term Incentive	•	130% target opportunity
	•	Subject to the metrics described in the “Incentive Compensation” section below
Long-Term Incentive	•	Target award value of $9,250,000 for 2021
	•	Made according to the terms of the annual LTIP design approved by the Compensation Committee

Ms. Poppe will be eligible under our existing perquisite and benefit programs.

•	Perquisites will be in line with those provided to the other executive officers, including a lump-sum stipend of $35,000 in lieu of providing certain market-typical benefits.
•	One-time benefits linked to her appointment and relocation including up to six family roundtrips to the Corporation’s headquarters, $26,202 in costs related to specific limited relocation activities, and reimbursement of legal expenses up to $25,000.
•	Post-retirement benefits will be provided under the PG&E Corporation Retirement Savings Plan (a tax-qualified 401(k) plan), the Pacific Gas and Electric Company Retirement Plan, and the PG&E Corporation Defined-Contribution Executive Supplemental Retirement Plan.
•	Severance benefits will be provided for under the Officer Severance Policy.

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One-Time Compensation

In addition, to secure Ms. Poppe’s appointment, the independent members of the PG&E Corporation Board approved two one-time awards intended to compensate her for compensation that was forfeited with her prior employer. The Compensation Committee has determined that such payments are in line with market standards and believes they were appropriately structured to protect shareholder interests through the application of clawback provisions and the ability to reduce payments if certain awards were not in fact forfeited on joining PG&E Corporation.

Award	Material Details	Design Considerations
$31,924,949 RSU award

•   RSUs vest in two equal tranches on the first and second anniversaries of grant

•   Intended to replace certain long-term equity awards with Ms. Poppe’s former employer

•   Award will be reduced to the extent the awards being replaced are ultimately received from her former employer

•   Approved values heavily informed by compensation forfeited to join the Corporation

•   83% granted in the form of equity, providing immediate alignment with shareholders’ interests with vesting over two years

•   Awards include the ability to reduce or clawback depending on the circumstances

$6,600,000 cash payment

•   Intended to replace her 2020 annual bonus from her former employer, one of the long-term stock awards, and certain unvested nonqualified deferred compensation benefits, and to assist with relocation and expenses

•   Award is subject to clawback provisions in the event Ms. Poppe resigns, other than for good reason (as defined in the Officer Severance Policy), or is terminated for cause within 12 months of her start date

Incentive Design

For 2021, the Compensation Committee has maintained a broadly consistent incentive compensation structure, with some changes to performance metrics and weightings to reflect priorities for the year ahead. These changes reinforce important areas of operational focus, including increased emphasis on workforce safety, while maintaining alignment with the criteria of AB 1054 and our POR OII commitments. The Compensation Committee followed a rigorous process while reviewing metrics and performance goals, including thoughtful deliberations with the Corporation’s CEO, the companies’ Chief Risk Officer, and the companies’ Chief Safety Officer, and a review of safety-related measures with the Safety and Nuclear Oversight Committees.

Short-Term Incentive Plan

For 2021, we have eliminated the individual performance modifier to place greater emphasis on the success of the team rather than the individual. To better align with market, the maximum payout under the STIP will be capped at 200 percent of target.

In respect of the company score, the weightings associated with our operational performance and reliability and with workforce safety performance areas will increase, reflecting our continued focus on outcome-oriented and risk reduction metrics that prioritize the service provided to our customers and the safety of our workforce. Minor changes have been made to metric definitions, with the inclusion of new metrics in areas relating to wire-down events, average speed of answer for incoming calls regarding emergencies, and serious injuries and fatalities events, investigations, and corrective actions.

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Long-Term Incentive Plan

For 2021, the Compensation Committee approved changes to the metrics that resulted in incorporating TSR performance as a weighted metric rather than a modifier, which reduces the maximum opportunity available under the plan from 250 percent of target (200 percent maximum score times 125 percent maximum modifier) to 200 percent of target (no modifier). This better aligns the plan design with market. Minor changes have been made, including adding new metrics to assess our success in reducing wildfire risk based on our enhanced vegetation management work, and a metric related to achieving affordability for customers through efficiency in operations.

For 2021, the Compensation Committee also reintroduced RSUs in the LTIP for officers not subject to AB 1054 to realign the plan to competitive market practices and promote enhanced employee retention.

Additional Information

Equity Grant Date Policy

The PG&E Corporation Equity Grant Date Policy, as last amended in September 2017, generally provides that annual LTIP awards, if any, are granted once per year on March 1 (or if that day is not a business day, then on the following business day). The PG&E Corporation Board or the Compensation Committee may determine a different grant date if appropriate or necessary.

The grant date for non-annual equity awards to employees (such as for newly hired or newly promoted officers or awards made for retention, recognition, or other purposes) is the later of (1) the date that the non-annual award is approved by the independent members of the PG&E Corporation or Utility Board, the Compensation Committee, or the PG&E Corporation CEO, as applicable, (2) the effective date of the LTIP award recipient’s employment, promotion, or recognition, or (3) the date otherwise specified by the applicable Board, the Compensation Committee, or the PG&E Corporation CEO. If the grant date of any non-annual LTIP award would occur during a trading blackout period, as defined under the companies’ Insider Trading Policy, then the actual grant date will be the first business day after the trading blackout period ends.

Use of Non-GAAP Financial Metrics

NEOs receive incentive awards that are subject to earnings metrics that are considered “Non-GAAP financial measures” under SEC rules and regulations. “Exhibit A,” starting on page 67, explains how these measures are calculated from our audited financial statements.

Tax and Accounting Considerations

The Compensation Committee sets NEO compensation in accordance with our compensation philosophy and continues to believe that attracting, retaining, and motivating our employees with a compensation program that supports long-term value creation is in the best interests of our shareholders. In reaching decisions on executive compensation, the Compensation Committee considers the tax and accounting consequences. With the passage of the Tax Cuts and Jobs Act of 2017, Section 162(m) of the Internal Revenue Code no longer permits companies to deduct certain qualified performance-based executive compensation. As a result, in establishing compensation, the Compensation Committee no longer considered the tax deductibility limitations imposed by Section 162(m). Despite the new limits on the deductibility of performance-based compensation, the Compensation Committee continues to believe that a significant portion of NEO compensation should be tied to company performance.

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EXHIBIT A

Reconciliation of PG&E Corporation’s Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”) to Earnings from Operations.

For the year ended December 31, 2020.

(in millions, except per share amounts)	Earnings	Per Share Amounts (Diluted)
PG&E Corporation Earnings on a GAAP basis	$ (1,318)	$(1.05)
Items Impacting Comparability:(1)
Amortization of wildfire fund contribution(2)	297	0.24
Investigation remedies(3)	223	0.18
Bankruptcy and legal costs(4)	2,651	2.11
2019-2020 Wildfire-related costs, net of insurance(5)	213	0.17
Prior period net regulatory recoveries(6)	(46)	(0.04)
PG&E Corporation Earnings from Operations(7)	$ 2,020	$1.61

(1)	“Items impacting comparability” represent items that management does not consider part of the normal course of operations and that affect comparability of financial results between periods. Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP. All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98 percent for 2020, except for certain costs that are not tax deductible, as identified in the following footnotes. Amounts may not sum due to rounding.

(2)	The Utility recorded costs of $413 million (before the tax impact of $116 million) associated with the amortization of wildfire fund contributions related to Assembly Bill 1054.

(3)	The Utility recorded costs of $296 million (before the tax impact of $73 million) associated with investigation remedies. This includes $231 million (before the tax impact of $62 million) related to the Order Instituting Investigation into the 2017 Northern California Wildfires and the 2018 Camp Fire (Wildfire OII) settlement, as modified by the Decision Different dated April 20, 2020 ($10 million of Wildfire OII system enhancement costs are not tax deductible). The Utility also incurred restoration and rebuild costs of $36 million (before the tax impact of $10 million) associated with the town of Paradise (2018 Camp fire). The Utility also recorded costs of $29 million (before the tax impact of $1 million) for system enhancements related to the Locate and Mark OII ($25 million of Locate and Mark OII system enhancement costs are not tax deductible).

(in millions, pre-tax)	Twelve Months Ended December 31, 2020
Wildfire OII disallowance and system enhancements	$ 231
Paradise restoration and rebuild	36
Locate and Mark OII system enhancements	29
Investigation remedies	$ 296

(4)	PG&E Corporation and the Utility recorded costs of $2.8 billion (before the tax impact of $125 million) associated with bankruptcy and legal costs. This includes $1.7 billion (before the tax impact of $41 million) related to exit financing costs ($1.5 billion of exit financing costs are not tax deductible). Also, the Utility recorded a $619 million reduction to the deferred tax asset related to the value of PG&E Corporation’s common stock transferred to the Fire Victim Trust. PG&E Corporation and the Utility also incurred legal and other costs of $486 million (before the tax impact of $84 million); $184 million of legal and other costs were treated as not tax deductible.

(in millions, pre-tax)	Twelve Months Ended December 31, 2020
Exit financing	$ 1,672
Fire Victim Trust tax valuation	619
Legal and other costs	486
Bankruptcy and legal costs	$ 2,776

(5)	The Utility incurred costs, net of probable insurance recoveries, of $296 million (before the tax impact of $84 million) associated with 2019-2020 wildfires. This includes accrued charges for third-party claims of $625 million (before the tax impact of $175 million) related to Kincade fire, and $275 million (before the tax impact of $77 million) related to Zogg fire. The Utility also incurred costs of $35 million (before the tax impact of $10 million) for clean-up and repair costs related to Kincade fire. In addition, the Utility incurred legal and other costs of $6 million (before the tax impact of $2 million) related to Kincade fire, as well as $4 million (before the tax impact of $1 million) related to Zogg fire. These costs were partially offset by probable insurance recoveries of $430 million (before the tax impact of $120 million) related to Kincade fire, as well as $219 million (before the tax impact of $61 million) related to Zogg fire.

(in millions, pre-tax)	Twelve Months Ended December 31, 2020
2019 Kincade fire-related costs, net of insurance:

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(in millions, pre-tax)	Twelve Months Ended December 31, 2020
Third-party claims	$ 625
Utility clean-up and repairs	35
Legal and other costs	6
Insurance recoveries	(430)
2020 Zogg fire-related costs, net of insurance:
Third-party claims	275
Legal and other costs	4
Insurance recoveries	(219)
Total 2019-2020 Wildfire-related costs, net of insurance	$ 296

(6)	The Utility recorded net revenue of $64 million (before the tax impact of $18 million) associated with prior period net regulatory recoveries. This includes $31 million (before the tax impact of $9 million) for allowance for funds used during construction (AFUDC) capital structure impact on 2019 revenues. The Utility also incurred $70 million (before the tax impact of $20 million) for the impact of the Transmission Owner (TO) 20 settlement on 2019 revenues and the TO18 FERC order on 2017, 2018, and 2019 revenues. Also, as a result of the 2011 Gas Transmission and Storage (GT&S) capital audit, the Utility recorded revenues of $103 million (before the tax impact of $29 million) related to the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case.

(in millions, pre-tax)	Twelve Months Ended December 31, 2020
AFUDC capital structure impact	$ (31)
TO proceedings impact	70
2011 GT&S capital audit	(103)
Prior period net regulatory recoveries	$ (64)

(7)	“Earnings from operations” is a non-GAAP financial measure and is calculated as income available for common shareholders less items impacting comparability as described in Note (1) above. PG&E Corporation uses earnings from operations to understand and compare operating results across reporting periods for various purposes, including internal budgeting and forecasting, short- and long-term operating plans, and employee incentive compensation. PG&E Corporation believes that non-GAAP earnings from operations provide additional insight into the underlying trends of the business allowing for a better comparison against historical results and expectations for future performance. Earnings from operations is not a substitute or alternative for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.

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EXECUTIVE OFFICER COMPENSATION INFORMATION

Summary Compensation Table – 2020

This table summarizes the principal components of compensation paid or granted during 2020 (including cash incentives earned for corporate performance in 2020 but paid in 2021). This table also includes information disclosed in the 2019 Form 10-K/A and 2019 Joint Proxy Statement for compensation paid or granted to certain officers during 2019 and 2018, respectively.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
William L. Smith(a) Interim Chief Executive Officer and President, PG&E Corporation	2020	755,682	0	5,105,000	0	0	21,354	292,179	6,174,215

Michael A. Lewis(b) Interim President, Pacific Gas and Electric Company	2020	973,069	0	699,993	0	223,555	22,011	163,793	2,082,421
	2019	474,855	125,000	0	0	0	15,603	81,785	697,243

Christopher A. Foster(c) Vice President and Interim Chief Financial Officer, PG&E Corporation	2020	438,095	0	300,001	0	108,426	166,195	67,636	1,080,353

David S. Thomason Vice President, Chief Financial Officer and Controller, Pacific Gas and Electric Company	2020	353,853	0	700,002	0	114,441	303,438	55,516	1,527,251
	2019	331,250	0	0	0	0	275,136	52,973	659,359
	2018	323,718	0	260,039	65,001	0	0	59,900	708,658
John R. Simon(d) Executive Vice President, General Counsel, and Chief Ethics & Compliance Officer, PG&E Corporation	2020	768,786	0	3,062,499	0	439,400	790,616	67,543	5,128,845
	2019	749,031	0	0	0	0	728,771	69,696	1,547,499
	2018	599,000	0	1,800,090	450,007	0	203,765	71,766	3,124,628
James M. Welsch Senior Vice President, Generation and Chief Nuclear Officer, Pacific Gas and Electric Company	2020	606,437	0	1,137,995	0	245,495	283,136	86,127	2,359,190
	2019	533,181	0	0	0	143,563	298,748	95,257	1,070,749

William D. Johnson(e) Former Chief Executive Officer and President, PG&E Corporation	2020	1,532,963	0	0	0	0	23,238	199,542	1,755,742
	2019	1,657,609	3,000,000	2,333,358	11,102,001	0	22,400	414,474	18,529,842

Andrew M. Vesey(f) Former Chief Executive Officer and President, Pacific Gas and Electric Company	2020	666,596	0	0	0	0	24,480	2,939,494	3,630,569
	2019	371,212	1,000,000	833,558	0	0	21,159	147,842(7)	2,373,771

Jason P. Wells(g) Former Executive Vice President and Chief Financial Officer, PG&E Corporation	2020	722,042	0	3,062,499	0	0	95,227	54,491	3,934,259
	2019	630,000	0	0	0	0	525,086	60,866	1,215,952
	2018	625,000	0	2,000,122	500,001	0	0	72,151	3,197,274

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Summary Compensation Table – 2020 (Continued)

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Janet C. Loduca(h)	2020	583,924	0	1,200,004	0	261,189	510,881	1,150,910	3,706,908
Former Senior Vice President and General Counsel, PG&E Corporation and Pacific Gas and Electric Company	2019	636,995	0	0	0	0	526,675	58,430	1,222,101

(a)	Effective June 30, 2020, Mr. Smith became Interim Chief Executive Officer and President of PG&E Corporation.

(b)	Mr. Lewis served as Senior Vice President, Electric Operations of Pacific Gas and Electric Company until July 31, 2020. Effective August 1, 2020, Mr. Lewis became Interim President of Pacific Gas and Electric Company.

(c)	Mr. Foster served as Vice President, Investor Relations of PG&E Corporation until March 8, 2020. Effective March 9, 2020, Mr. Foster became Vice President, Treasury & Investor Relations of PG&E Corporation. Effective September 26, 2020, Mr. Foster became Vice President and Interim Chief Financial Officer of PG&E Corporation.

(d)	Mr. Simon served as Executive Vice President, Law, Strategy & Policy of PG&E Corporation until August 14, 2020. Effective August 15, 2020, Mr. Simon became Executive Vice President, General Counsel, and Chief Ethics & Compliance Officer of PG&E Corporation.

(e)	Effective July 1, 2020, Mr. Johnson retired from PG&E Corporation.

(f)	Effective August 4, 2020, Mr. Vesey separated from the Utility.

(g)	Effective September 26, 2020, Mr. Wells resigned from PG&E Corporation.

(h)	Effective August 16, 2020, Ms. Loduca separated from the companies.

(1)	Includes payments for accrued vacation.

(2)	Represents the grant date fair value of performance shares and RSUs measured in accordance with FASB ASC Topic 718, without considering an estimate of forfeitures related to service-based vesting. For performance shares using safety and affordability measures, and for RSUs, grant date fair value is measured using the closing price of PG&E Corporation common stock on the grant date. If the highest level of performance conditions were achieved, the estimated maximum grant date value of performance shares granted in 2020 would be: Mr. Smith $8,750,008, Mr. Lewis $1,749,983, Mr. Foster $750,007, Mr. Thomason $1,750,011, Mr. Simon $4,375,008, Mr. Welsch $2,844,991, Mr. Johnson $0, Mr. Vesey $0, Mr. Wells $4,375,008, and Ms. Loduca $3,000,011. For Mr. Smith, also includes the value of RSUs he received as a non-employee director in 2019, as further described in footnote 2(ii) to the “2020 Director Compensation” table on page 31, and the section entitled “Non-Employee Director Stock-Based Compensation” on page 30.

(3)	Represents the grant date fair value of stock options based on a Black-Scholes American Call valuation model. No stock options were granted in 2020.

(4)	Amounts represent payments received or deferred in 2021, 2020, and 2019 for achievement of corporate and organizational objectives in 2020, 2019, and 2018, respectively, under the STIP.

(5)	Amounts reported for 2020 consist of (i) the change in pension value during 2020 for all NEOs and (ii) the above-market earnings on compensation deferred into the PG&E Corporation Supplemental Retirement Savings Plan and invested in the AA Utility Bond Fund for Mr. Simon only ($15,569). The AA Utility Bond Fund accrues interest based on the long-term corporate bond yield average for AA utilities reported by Moody’s Investors Service. The above-market earnings are calculated as the difference between actual earnings from the AA Utility Bond Fund investment option and hypothetical earnings that would have resulted using an interest rate equal to 120 percent of the applicable federal rate.

(6)	Amounts reported for 2020 consist of (i) perquisites and personal benefits (Mr. Smith $84,300, Mr. Lewis $50,099, Mr. Foster $54, Mr. Thomason $1,296, Mr. Simon $8,987, Mr. Welsch $54, Mr. Johnson $2,042, Mr. Vesey $1,935, Mr. Wells $6,052, and Ms. Loduca $9,323), (ii) a lump-sum annual stipend paid in lieu of providing perquisite benefits, with the exception of perquisite benefits noted in the chart below (Mr. Smith $35,000, Mr. Lewis $20,000, Mr. Foster $15,000, Mr. Thomason $15,000, Mr. Simon $25,000, Mr. Welsch $20,000, Mr. Johnson $35,000, Mr. Vesey $25,000, Mr. Wells $25,000, and Ms. Loduca $25,000), (iii) company contributions to defined contribution retirement plans (Mr. Smith $43,750, Mr. Lewis $71,771, Mr. Foster $52,503, Mr. Thomason $39,040, Mr. Simon $32,448, Mr. Welsch $65,809, Mr. Johnson $162,500, Mr. Vesey $76,349, Mr. Wells $22,075, and Ms. Loduca $16,947), (iv) tax-restoration payments to reflect additional taxation on relocation benefits (Mr. Smith $69,129 and Mr. Vesey $182) and temporary housing (Mr. Lewis $21,923), (v) severance payments earned upon separation from service (Mr. Vesey $2,863,209, Ms. Loduca $1,098,801), (vi) retainer provided to Mr. Smith for service as a member of the Boards of Directors from January 1 through June 30, 2020 ($60,000), and (vii) the value of interest paid on 2019 and 2020 dividends whose payout had been delayed until after the companies’ July 2020 emergence from Chapter 11 (Mr. Foster $79, Mr. Thomason $180, Mr. Simon $1,108, Mr. Welsch $264, Mr. Wells $1,364, and Ms. Loduca $239),

(7)	This number has increased slightly since our 2019 10-K/A to reflect updated assumptions on the applicable tax rates.

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Summary Compensation Table – 2020 (Continued)

The following chart provides additional information regarding certain perquisites and personal benefits that are included in the Summary Compensation Table and discussed in section (i) of footnote 6. Additionally, NEOs may receive de minimis incidental perquisites under a pre-approved perquisite policy (including company-paid insurance, service awards, electric vehicle charging, and similar benefits).

	Transportation Services ($)	Fitness ($)	Executive Health ($)	Financial Services ($)	Relocation Services ($)
W. L. Smith	3,814	0	0	0	80,459
M. A. Lewis	1,135	0	0	0	48,910
C. A. Foster	0	0	0	0	0
D. S. Thomason	0	0	0	0	0
J. R. Simon	0	322	0	8,136	0
J. M. Welsch	0	0	0	0	0
W. D. Johnson	1,070	0	0	0	945
A. M. Vesey	1,899	0	0	0	0
J. P. Wells	0	0	0	5,584	0
J. C. Loduca	0	308	0	8,520	0

The above perquisites and personal benefits consist of the following:

•	Transportation services for Messrs. Smith, Lewis, Johnson, and Vesey to help ensure their safety and security while serving in the positions of CEO of PG&E Corporation and President of the Utility, consisting of car transportation for commute and incidental non-business travel. Amounts include the prorated salary and benefits burden of the drivers, and vehicle costs. The provision of such services in 2021 has been limited to business-related travel only.

•	The value of reimbursements for health club fees, pursuant to a program available to certain management employees, including non-officers.

•	The cost of executive health services provided to executive officers. Amounts vary among officers, reflecting (i) the decisions of each individual officer regarding the specific types of tests and consultations provided, and (ii) the exact value of reimbursed expenses. Such benefit was suspended during 2020 due to lack of provider availability during the COVID-19 pandemic.

•	Fees paid to partially subsidize financial services provided by an independent contractor selected by PG&E Corporation to provide such services.

•	The cost to PG&E Corporation and the Utility, as applicable, for relocation assistance services, which may include moving services, payments to a third-party home sale assistance firm (which may include inspection, appraisal, and other costs related to the sale of the home, third-party service fees, etc.), mortgage subsidies, and commuting expenses during the relocation process. Recipients of relocation assistance also received tax reimbursement payments (Mr. Smith $69,129, and Mr. Lewis $21,923) with respect to this benefit in accordance with a broad-based program that provides relocation benefits to all employees. Such tax restoration payments are reflected in section (iv) of footnote 6 above.

In addition to the perquisite benefits described above, NEOs are given a set stipend that each NEO may use as the officer sees fit. The stipend is intended to cover miscellaneous items in each NEO’s discretion (such as membership in professional organizations). The amount of this stipend is included in the Summary Compensation Table in the “All Other Compensation” column and is addressed in section (ii) of footnote 6. NEOs also were eligible to receive on-site parking, which was provided at no additional incremental cost to PG&E Corporation and the Utility.

Please see the CD&A beginning on page 39 for additional information regarding the elements of compensation discussed above, including information regarding salary, short-term incentives, and long-term incentives. Additional information regarding grants of LTIP awards can be found in the narrative following the “Grants of Plan-Based Awards in 2020” table.

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Grants of Plan-Based Awards in 2020

This table provides information regarding incentive awards and other stock-based awards granted during 2020 to NEOs.

		Committee /	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option
		Board Action	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Awards
Name	Grant Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	($)(4)
W. L. Smith(5)	11/13/2019	9/25/2019							11,628	105,001
	8/3/2020	7/29/2020							163,934	1,499,996
	8/3/2020	7/29/2020				191,257	382,514	956,285		3,500,003
M. A. Lewis			171,966	343,931	644,871
	3/2/2020	3/4/2020				35,519	71,038	177,595		649,998
	3/2/2020	3/4/2020				2,732	5,464	13,660		49,996
C. A. Foster			75,822	151,645	284,334
	3/2/2020	3/4/2020				16,394	32,787	81,968		300,001
D. S. Thomason			80,029	160,057	300,107
	3/2/2020	3/4/2020				21,858	43,716	109,290		400,001
	3/2/2020	8/13/2020				16,394	32,787	81,968		300,001
J. R. Simon			270,400	540,800	1,014,000
	3/2/2020	3/4/2020				95,629	191,257	478,143		1,750,002
	8/14/2020	8/13/2020							139,479	1,312,497
J. M. Welsch			171,675	343,350	643,781
	3/2/2020	3/4/2020				35,519	71,038	177,595		649,998
	3/2/2020	8/13/2020				26,667	53,333	133,333		487,997
W. D. Johnson(6)			0	0	0					0
A. M. Vesey(7)			249,603	499,206	936,012					0
J. P. Wells			183,962	367,924	689,857
	3/2/2020	3/4/2020				95,629	191,257	478,143		1,750,002
	8/14/2020	8/13/2020							139,479	1,312,497
J. C. Loduca			200,914	401,829	753,429
	3/2/3030	3/4/2020				65,574	131,148	327,870		1,200,004

(1)	Compensation opportunity granted for 2020 under the STIP. Actual amounts earned are reported in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. Threshold represents a 0.5 enterprise-wide STIP performance score and a 100 percent individual performance modifier. Maximum reflects a 1.5 enterprise-wide STIP performance score and a 125 percent individual performance modifier.
(2)	Represents performance shares granted in 2020 under the 2014 LTIP. Threshold equals 0.5 times target. Maximum equals 2.0 times target and a 125 percent financial stability modifier based on TSR.
(3)	Represents RSUs granted in 2020 under the 2014 LTIP. For Mr. Smith only, includes RSUs received as a non-employee director in 2019, as further described in footnote 2(ii) to the “2020 Director Compensation” table on page 31, and the section entitled “Non-Employee Director Stock-Based Compensation” on page 30. Such awards were granted following receipt of approval from the Bankruptcy Court, and consistent with the Equity Grant Date Policy.
(4)	For RSUs and performance shares, the grant date fair value is based on the PG&E Corporation stock price at close on the grant date.
(5)	Mr. Smith did not participate in the STIP in 2020.
(6)	Mr. Johnson did not participate in the STIP and did not receive any grants under the LTIP in 2020.
(7)	Mr. Vesey did not receive an LTIP award for 2020, according to the terms of his separation agreement.

Detailed information regarding compensation reported in the tables entitled “Summary Compensation Table” and “Grants of Plan-Based Awards,” including the relative amounts apportioned to different elements of compensation, can be found in the CD&A. Information regarding specific grants and arrangements is provided below.

Annual awards for 2020 were approved in March 2020, subject to approval from the Bankruptcy Court. As such, the awards were not formally provided until after the companies’ emergence from Chapter 11, at which time they were ratified by the refreshed Compensation Committee.

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Grants of Plan-Based Awards in 2020 (Continued)

STIP Awards

Information regarding the terms and basis of 2020 STIP awards can be found in the CD&A.

Performance Shares

Performance shares granted in 2020 will vest, if at all, upon certification of performance against preestablished operational and financial measures at the end of the three-year performance period from January 1, 2020, to December 31, 2022. Upon vesting, performance shares are settled in shares of PG&E Corporation common stock, net of the number of shares having a value equal to required withholding taxes. The specific payout formulas are discussed in the CD&A.

Each time that a cash dividend is paid on PG&E Corporation common stock, an amount equal to the cash dividend per share multiplied by the number of performance shares granted to the recipient will be accrued on behalf of the recipient. At the end of the vesting period, the amount of any accrued dividend equivalents will be increased or decreased by the same payout factor used to increase or decrease the number of vested performance shares for the period.

Restricted Stock Units

No annual RSU awards were granted in 2020. The $1,312,500 RSU retention award granted to Mr. Simon on August 14, 2020, vests one-half on August 14, 2021, and one-half on August 14, 2022. Upon vesting, RSUs are settled in an equivalent number of shares of PG&E Corporation common stock, net of the number of shares having a value equal to required withholding taxes. All RSUs may be subject to earlier vesting or forfeiture upon certain events, in accordance with the terms of the grant. The $1,312,500 RSU retention award granted to Mr. Wells on August 14, 2020, was forfeited upon Mr. Wells’ resignation on September 26, 2020.

Each time that a cash dividend is paid on PG&E Corporation common stock, an amount equal to the cash dividend per share multiplied by the number of outstanding RSUs granted to the recipient will be accrued on behalf of the recipient. Any accrued dividends are paid in cash at the time the related RSUs are settled.

Mr. Smith received RSUs in 2019 as a non-employee director, as further described in footnote 2(ii) to the “2020 Director Compensation” table on page 31, and the section entitled “Non-Employee Director Stock-Based Compensation” on page 30.

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Outstanding Equity Awards at Fiscal Year-End – 2020

This table provides additional information regarding performance shares, stock options, and RSUs that were held as of December 31, 2020, by the NEOs, including awards granted prior to 2020. Any awards described below that were granted in 2020 also are reflected in the “Grants of Plan-Based Awards” table.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
W. L. Smith	0	0			136,748	(6)	1,703,880	0		0
M. A. Lewis	2,696	1,349	42.51	8/1/2028	971	(6)	12,099	191,255	(7)	2,383,037
C. A. Foster	2,607	1,304	41.26	3/1/2028	1,651	(6)	20,571	81,968	(7)	1,021,321
D. S. Thomason	4,236	2,118	41.26	3/1/2028	1,182	(6)	14,728	191,258	(7)	2,383,075
J. R. Simon	29,326	14,663	41.26	3/1/2028	147,659	(6)	1,839,831	478,143	(7)	5,957,662
J. M. Welsch	6,517	3,259	41.26	3/1/2028	1,818	(6)	22,652	310,928	(7)	3,874,163
W. D. Johnson	272,266	0	25.00	8/14/2023	0		0	0		0
	340,333	0	40.00	8/14/2023	0		0	0		0
	363,022	0	50.00	8/14/2024	0		0	0		0
A. M. Vesey	0	0	–	–	0		0	0		0
J. P. Wells	0	0	–	–	0		0	0		0
J. C. Loduca	4,888	2,444	41.26	8/16/2021	1,364	(6)	16,995	63,753	(7)	794,362
(1)	For all NEOs except Mr. Johnson, consists of unexercised stock options from awards granted in 2018. For Mr. Johnson, consists of unexercised vested performance-based stock options from awards granted in 2019.
(2)	Consists of unvested stock options from awards granted in 2018. Such options vested on March 1, 2021.
(3)	Includes (a) performance shares granted in 2018 for which the performance period ended on December 31, 2020 and for which the reported number reflects a 0 percent payout, and (b) unvested RSUs. See the CD&A for additional details regarding awards granted in 2020.
(4)	Value based on the December 31, 2020 per-share closing price of PG&E Corporation common stock of $12.46.
(5)	Consists of unvested performance shares granted in 2020. Consistent with SEC rules, the number of shares is presented assuming maximum performance for 2020 awards using operational measures and maximum performance for the financial stability modifier based on TSR. See the CD&A for additional details regarding awards granted in 2020.
(6)	Disclosed below is the vesting schedule for each of the RSU and earned PSU awards described above.
(7)	Disclosed below is the vesting schedule for each of the unearned PSU awards described above.

			VESTING SCHEDULE
Name	Award Date	Award Type	2/25/2021	3/1/2021	8/1/2021	8/13/2021	12/3/2021	8/13/2022	Total
W. L. Smith	08/03/2020	Earned PSU	136,748						136,748
M. A. Lewis	08/01/2018	RSU			971				971
C. A. Foster	03/01/2018	RSU		728					728
	12/03/2018	RSU					923		923
D. S. Thomason	03/01/2018	RSU		1,182					1,182
J. R. Simon	03/01/2018	RSU		8,180					8,180
	08/14/2020	RSU				69,739			69,739
	08/14/2020	RSU						69,740	69,740
J. M. Welsch	03/01/2018	RSU		1,818					1,818
J. C. Loduca	03/01/2018	RSU		1,364					1,364

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Outstanding Equity Awards at Fiscal Year-End – 2020 (Continued)

			VESTING SCHEDULE
Name	Award Date	Award Type	3/14/2023	Total
M. A. Lewis	03/02/2020	Unearned PSU	177,595	177,595
	03/02/2020	Unearned PSU	13,660	13,660
C. A. Foster	03/02/2020	Unearned PSU	81,968	81,968
D. S. Thomason	03/02/2020	Unearned PSU	109,290	109,290
	03/02/2020	Unearned PSU	81,968	81,968
J. R. Simon	03/02/2020	Unearned PSU	478,143	478,143
J. M. Welsch	03/02/2020	Unearned PSU	177,595	177,595
	03/02/2020	Unearned PSU	133,333	133,333
J. C. Loduca	03/02/2020	Unearned PSU	63,753	63,753

Option Exercises and Stock Vested During 2020

This table provides additional information regarding the amounts received during 2020 by NEOs upon vesting or transfer of restricted stock and other stock-based awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
W. L. Smith			175,562	2,026,307
M. A. Lewis			971	9,079
C. A. Foster			2,457	37,175
D. S. Thomason			2,457	40,855
J. R. Simon			16,680	276,887
J. M. Welsch			3,307	54,299
W. D. Johnson			96,240	1,724,621
A. M. Vesey			42,499	734,295
J. P. Wells			17,589	290,568
J. C. Loduca			6,233	90,052

(1)	Reflects performance shares that vested on February 25, 2020, and RSUs that vested on March 1, 2020, July 1, 2020, August 1, 2020, November 12, 2020, November 18, 2020, and December 3, 2020. Also includes the value of dividends upon vesting. No dividends have been paid, nor dividend equivalents accrued, since December 2017.

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Pension Benefits – 2020

This table provides information for each NEO relating to accumulated benefits as of December 31, 2020, under any plan that provides for payments or other benefits at, after, or relating to retirement.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
W. L. Smith	Pacific Gas and Electric Company Retirement Plan	0.5	21,354	0
M. A. Lewis	Pacific Gas and Electric Company Retirement Plan	2.4	48,669	0
C. A. Foster	Pacific Gas and Electric Company Retirement Plan	9.3	476,597	0
D. S. Thomason	Pacific Gas and Electric Company Retirement Plan	19.1	1,192,504	0
J. R. Simon	Pacific Gas and Electric Company Retirement Plan	13.7	3,384,324	0
	PG&E Corporation Supplemental Executive Retirement Plan	13.7	264,755	0
J. M. Welsch	Pacific Gas and Electric Company Retirement Plan	36.8	2,887,832	0
W. D. Johnson	Pacific Gas and Electric Company Retirement Plan	1.2	45,638	0
A. M. Vesey	Pacific Gas and Electric Company Retirement Plan	0.9	45,638	0
J. P. Wells	Pacific Gas and Electric Company Retirement Plan	13.5	1,454,815	0
	PG&E Corporation Supplemental Executive Retirement Plan	13.5	235,895	0
J. C. Loduca	Pacific Gas and Electric Company Retirement Plan	20.3	2,399,067	0
	PG&E Corporation Supplemental Executive Retirement Plan	20.3	217,972	0

Additional information regarding compensation reported in the “Pension Benefits” table, and any associated policies, can be found in the CD&A. The present value of accumulated benefits as of December 31, 2020, is determined assuming that the NEOs retire at the earliest unreduced retirement age, using mortality and interest assumptions consistent with those used in preparing PG&E Corporation’s and the Utility’s financial statements. The RP-2014 “Employees” mortality table was used without collar or amount adjustments (adjusted to 2011 using a variation of MP-2014). Rates were projected on a generational basis from 2011 using a variation of MP-2014. Interest discount rates of 2.77 percent and 2.57 percent were used for the Pacific Gas and Electric Company Retirement Plan (Retirement Plan) and the PG&E Corporation Supplemental Executive Retirement Plan (SERP), respectively.

For 2020, the pension benefits described in the above table are provided to officers under two plans.

The Utility provides retirement benefits to all its employees, including its officers, under the Retirement Plan, which is a tax-qualified defined benefit pension plan. The Retirement Plan historically also has provided benefits to a significant number of PG&E Corporation’s employees and officers. As of April 1, 2007, all PG&E Corporation employees and officers are eligible to participate in the Retirement Plan.

The Retirement Plan has two forms of benefit. With respect to the Retirement Plan’s final pay benefit formula, a participating officer may begin receiving tax-qualified pension benefits at age 55, but benefits will be reduced unless the individual has at least 35 years of service. At age 65, a participant becomes eligible for an unreduced pension, irrespective of the years of service. Between age 55 and age 65, any pension benefit may be reduced based on the number of years of service, and in accordance with the Retirement Plan’s early retirement reduction factors. The normal benefit formula is 1.7 percent of the average annual salary for the last 36 months of service multiplied by years of credited service. The default form of benefit is a single-life annuity for participants who are unmarried at retirement or a 50 percent joint spousal annuity for married participants. However, other types of joint pensions are available, and participants may designate non-spousal joint pensioners (subject to spousal consent).

Effective January 1, 2013, a cash balance benefit was added to the Retirement Plan. Employees hired or re-hired on or after January 1, 2013, participate in the cash balance benefit. Employees hired before January 1, 2013, were given a one-time opportunity during 2013 to irrevocably select to switch to the cash balance benefit on a going-forward basis, effective January 1, 2014, or to retain the final pay benefit to which they were otherwise entitled. On the last day of each year (or on the date of benefit commencement, if earlier), an employee’s cash balance account is credited with pay credits based on a point system of age plus service and eligible pay during the year. At the end of each calendar quarter, the account is credited with interest credits, based on an average of the 30-year Treasury rates for the three months before the calendar quarter. Special interest credit rules apply in the quarter in which the benefit payment commences. The default forms of payment are similar to those under the final pay benefit formula. Additionally, however, a cash balance participant may elect a lump-sum payout that is eligible for rollover into an Individual Retirement Account or other tax-advantaged employer plan. Cash balance participants may elect to receive their vested benefit when they leave employment with any participating employer, regardless of whether they have attained age 55. No current NEOs elected to switch to the cash balance benefit.

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Pension Benefits – 2020 (Continued)

PG&E Corporation’s non-qualified SERP provides benefits to certain officers and key employees. The SERP benefit formula is 1.7 percent of the average of the three highest combined salary and annual STIP payments during the last 10 years of service, multiplied by years of credited service, less the amount of the participant’s benefit from the Retirement Plan. Payments are in the form of a single-life annuity or, at the election of the officer, a joint spousal annuity. Normal retirement age is 65. Benefits may begin earlier, on the later of the NEO’s reaching age 55 or separation from service with the companies, subject to reduction depending on years of credited service, in accordance with the Retirement Plan’s early retirement reduction factors. Payments are reduced by amounts payable from the Retirement Plan.

Effective January 1, 2013, SERP participation was closed to new participants. Individuals who do not participate in the SERP but who are newly hired or promoted to officer after January 1, 2013, may be eligible to participate in the 2013 PG&E Corporation Defined Contribution Executive Supplemental Retirement Plan (DC-ESRP), a non-tax-qualified deferred compensation plan. All NEOs with the exception of Messrs. Simon and Wells and Ms. Loduca participate in the DC-ESRP. See the table entitled “Non-qualified Deferred Compensation—2020” beginning on page 77 and the accompanying narrative for additional DC-ESRP details.

At December 31, 2020, Messrs. Smith and Lewis were eligible for early retirement under the Retirement Plan. The cash balance benefit does not include an early retirement reduction.

At December 31, 2020, Mr. Simon was eligible for early retirement under the Retirement Plan and the SERP. If Mr. Simon had retired on December 31, 2020, his benefit under both plans would have been subject to an early retirement reduction of 27 percent.

At December 31, 2020, Mr. Welsch was eligible for retirement with unreduced benefits under the Retirement Plan.

Messrs. Johnson and Vesey’s benefits under the Retirement Plan cash balance benefit were unreduced when their employment ended. Mr. Wells’ and Ms. Loduca’s benefits under the Retirement Plan and the SERP were subject to reductions of 30 percent and 26 percent, respectively, when their employment ended.

Non-Qualified Deferred Compensation – 2020

This table provides information for 2020 for each NEO regarding such individual’s accounts in non-qualified defined contribution plans and other deferred compensation plans as of December 31, 2020. The table presents balances from both the PG&E Corporation Supplemental Retirement Savings Plan for deferrals made prior to January 1, 2005, and the PG&E Corporation 2005 Supplemental Retirement Savings Plan (together, the SRSP Plans) for deferrals made on and after January 1, 2005, and from the PG&E Corporation Defined Contribution Executive Supplemental Retirement Plan (DC-ESRP). The below descriptions pertain to 2020.

Name	PLAN	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distribution ($)	Aggregate Balance at Last FYE ($)(4)
W. L. Smith	SRSP Plans	0	0	0	0	0
	DC-ESRP	0	43,750	2,326	0	46,076
M. A. Lewis	SRSP Plans	0	22,260	2,590	0	41,877
	DC-ESRP	0	38,646	12,764	0	98,741
C. A. Foster	SRSP	0	5,175	1,552	0	14,511
	DC-ESRP	0	37,338	18,423	0	95,145
D. S. Thomason	SRSP Plans	0	10,328	56,976	0	374,675
	DC-ESRP	0	23,764	25,340	0	158,009
J. R. Simon	SRSP Plans	0	19,623	121,405	0	1,987,245
J. M. Welsch	SRSP Plans	0	12,926	4,586	0	45,714
	DC-ESRP	0	40,058	19,724	0	270,870
W. D. Johnson	SRSP Plans	0	60,375	0	0	60,375
	DC-ESRP	0	87,500	26,573	0	219,982
A.M. Vesey	SRSP Plans	0	20,613	643	0	27,006
	DC-ESRP	0	41,111	9,457	0	77,299
J. P. Wells	SRSP Plans	0	12,295	31,194	0	216,649
J. C. Loduca	SRSP Plans	0	10,327	17,571	0	131,536

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Non-Qualified Deferred Compensation – 2020 (Continued)

(1)	In 2020, as a result of the Chapter 11 Cases, no deferrals were allowed.
(2)	The amounts shown were earned and reported for 2020 as compensation in the Summary Compensation Table.
(3)	Represents earnings from the SRSP Plans and the DC-ESRP described below. Includes the following amounts that were reported for 2020 as compensation in the Summary Compensation Table: Mr. Simon $15,569.
(4)	Includes the following amounts that were reported as compensation in the Summary Compensation Table for 2020 and prior years: Mr. Smith (DC-ESRP) $43,750, Mr. Lewis (SRSP Plans) $39,287, Mr. Lewis (DC-ESRP) $71,886, Mr. Foster (SRSP Plans) $5,175, Mr. Foster (DC-ESRP) $37,338, Mr. Thomason (SRSP Plans) $262,177, Mr. Thomason (DC-ESRP) $114,430, Mr. Simon (SRSP Plans) $1,769,678, Mr. Welsch (SRSP Plans) $23,806, Mr. Welsch (DC-ESRP) $86,481, Mr. Johnson (SRSP Plans) $60,375, Mr. Johnson (DC-ESRP) $189,583, Mr. Vesey (SRSP Plans) $28,636, Mr. Vesey (DC-ESRP) $67,096, Mr. Wells (SRSP Plans) $158,719, and Mr. Loduca (SRSP Plans) $27,549.

Under the SRSP Plans, officers may defer 5 percent to 75 percent of their base salary, and all or part of their perquisite allowance, STIP payment, and performance share award if settled in cash. During the pendency of the Chapter 11 Cases, no employee deferrals were allowed. Such employee deferrals resumed after the companies’ emerged from Chapter 11, starting with compensation that will be earned in 2021.

PG&E Corporation also will contribute an amount equal to any employer contributions due under the 401(k) plan that were not made due to limitations under Internal Revenue Code Sections 401(m), 401(a)(17), or 415. Under the SRSP Plans, officers may elect deferrals to be distributed in 1 to 10 installments commencing in January of the year following termination of employment. For deferrals made in 2005 and thereafter, distributions may commence seven months after termination of employment or in January of a year specified by the officer. Earlier distributions may be made in the case of an officer’s death. The plan administrator may, in its discretion, permit earlier withdrawals as requested by participants to meet unforeseen emergencies.

Under the DC-ESRP, each time salary or STIP is paid, PG&E Corporation credits the participant’s account with an amount equal to 7 percent of the payment. Benefits vest after three years of cumulative service with the companies, and benefits are paid in a single lump sum upon the officer’s separation from service commencing as soon as reasonably practicable, following a date seven months after the separation from service. Officers may also elect deferrals to be distributed in 2 to 10 equal annual installments. Earlier distributions may be made in the case of an officer’s death.

Earnings on amounts in participant accounts under the SRSP Plans and the DC-ESRP are calculated based on the performance of the following funds available in the 401(k) plan:

Fund Name	2020 Return
Bond Index Fund	7.64%
Emerging Markets Enhanced Index Fund	7.48%
International Stock Index Fund	8.05%
Large Company Stock Index Fund	18.36%
Money Market Investment Fund	0.47%
Retirement Income Fund	9.74%
Short Term Bond Index Fund	3.35%
Small Company Stock Index Fund	32.64%
Target Date Fund 2020	11.15%
Target Date Fund 2025	15.09%
Target Date Fund 2030	17.58%
Target Date Fund 2035	18.47%
Target Date Fund 2040	19.02%
Target Date Fund 2045	19.48%
Target Date Fund 2050	19.92%
Target Date Fund 2055	19.88%
Target Date Fund 2060	19.89%
Target Date Fund 2065	n/a
Total US Stock Index Fund	20.83%
U.S. Government Bond Index Fund	5.8%
World Stock Index Fund	16.86%

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Non-Qualified Deferred Compensation – 2020 (Continued)

Other available measures are the PG&E Corporation Phantom Stock Fund, which mirrors an investment in PG&E Corporation common stock (2020 return of 14.97 percent), and the AA Utility Bond Fund. The AA Utility Bond Fund accrues interest based on the long-term corporate bond yield average for AA utilities reported by Moody’s Investors Service (yields reported during 2020 ranged from 2.30 percent to 3.32 percent). Pre-2005 deferrals under the SRSP Plans are limited to the Large Company Stock Index Fund, the PG&E Corporation Phantom Stock Fund, and the AA Utility Bond Fund. In general, the earnings measures are selected by the officer for the SRSP Plans and independent from such selections in the 401(k) plan, and may be reallocated subject to restrictions imposed by regulations of the SEC. However, deferrals of Special Incentive Stock Ownership Premiums received under the prior Executive Stock Ownership Program before December 31, 2012, may only be invested in the PG&E Corporation Phantom Stock Fund and may not be reallocated.

Potential Payments upon Resignation, Retirement, Termination, Change in Control, Death, or Disability

The NEOs are eligible to receive certain benefits upon termination, or when a Change in Control (as defined in the Officer Severance Policy) occurs and either (1) the officer’s employment is terminated (including constructive termination by the officer for good reason) in connection with the Change in Control, or (2) the acquiring company does not continue or assume outstanding LTIP awards or substitute the LTIP awards with substantially equivalent awards.

The following table estimates potential payments for each NEO as if, effective December 31, 2020, that individual’s employment was terminated or an acquiror did not assume, continue, or grant substitute awards for LTIP awards previously granted by PG&E Corporation or the Utility. Estimates assume that the value of any stock-based compensation received was $12.46 per share, which was the closing price of PG&E Corporation common stock on December 31, 2020. The table generally excludes (1) payments for services already rendered (such as unpaid and earned salary), which would be due to the NEO even if the individual had remained employed with the companies, (2) post-retirement benefits that would be available to employees generally, and (3) any deferred compensation that was previously earned but would become payable due to the termination (these deferred amounts are reflected in the table entitled “Non-Qualified Deferred Compensation”).

The value of actual cash and equity received on or shortly after December 31, 2020, would be less than the “total” amount listed below because (1) pension benefits are paid over time in the form of a life annuity, and (2) stock awards reflected in the table will be payable only after vesting, which may occur in subsequent years.

Name	Resignation/ Retirement ($)	Termination For Cause ($)	Termination Without Cause ($)	Change in Control ($)(1)	Death or Disability ($)(2)
W. L. Smith
Value of Accumulated Pension Benefits	22,800	22,800	22,800	22,800	22,800
Value of Stock Awards Vesting(3)	0	0	1,703,880	1,703,880	1,703,880
Severance Payment	0	0	1,500,000	3,000,000	0
Short-Term Incentive Plan Award(4)	0	0	0	0	0
Health Care Insurance	0	0	0	0	0
Career Transition	0	0	19,500	19,500	0
Total	22,800	22,800	3,246,180	4,746,180	1,726,680
M. A. Lewis
Value of Accumulated Pension Benefits	53,462	53,462	53,462	53,462	53,462
Value of Stock Awards Vesting(3)	0	0	329,837	965,314	965,314
Severance Payment	0	0	890,400	890,400	0
Short-Term Incentive Plan Award(4)	0	0	223,555	223,555	223,555
Health Care Insurance	0	0	53,968	53,968	0
Career Transition	0	0	19,500	19,500	0
Total	53,462	53,462	1,570,722	2,206,199	1,242,331

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Potential Payments upon Resignation, Retirement, Termination, Change in Control, Death, or Disability (Continued)

Name	Resignation/ Retirement ($)	Termination For Cause ($)	Termination Without Cause ($)	Change in Control ($)(1)	Death or Disability ($)(2)
C. A. Foster
Value of Accumulated Pension Benefits	461,612	461,612	461,612	461,612	274,853
Value of Stock Awards Vesting(3)	0	0	156,747	429,097	429,097
Severance Payment	0	0	500,250	500,250	0
Short-Term Incentive Plan Award(4)	0	0	108,426	108,426	108,426
Health Care Insurance	0	0	50,487	50,487	0
Career Transition	0	0	19,500	19,500	0
Total	461,612	461,612	1,297,022	1,569,373	812,377
D. S. Thomason
Value of Accumulated Pension Benefits	1,110,085	1,110,085	1,110,085	1,110,085	640,143
Value of Stock Awards Vesting(3)	0	0	332,470	967,955	967,955
Severance Payment	0	0	525,000	525,000	0
Short-Term Incentive Plan Award(4)	0	0	114,441	114,441	114,441
Health Care Insurance	0	0	53,968	53,968	0
Career Transition	0	0	19,500	19,500	0
Total	1,110,085	1,110,085	2,155,464	2,790,949	1,722,539
J. R. Simon
Value of Accumulated Pension Benefits	3,546,668	3,546,668	3,546,668	3,546,668	2,559,967
Value of Stock Awards Vesting(3)	828,328	0	1,765,225	4,222,893	4,222,893
Severance Payment	0	0	1,270,990	2,534,160	0
Short-Term Incentive Plan Award(4)	439,400	0	439,400	439,400	439,400
Health Care Insurance	0	0	53,968	53,968	0
Career Transition	0	0	19,500	19,500	0
Payment in Lieu of Post-Retirement Life Insurance	710,402	710,402	710,402	710,402	0
Total	5,524,798	4,257,070	7,806,152	11,526,991	7,222,260
J. M. Welsch
Value of Accumulated Pension Benefits	2,887,832	2,887,832	2,887,832	2,887,832	1,561,183
Value of Stock Awards Vesting(3)	539,207	0	539,207	1,572,315	1,572,315
Severance Payment	0	0	924,320	924,320	0
Short-Term Incentive Plan Award(4)	245,495	0	245,495	245,495	245,495
Health Care Insurance	0	0	39,079	39,079	0
Career Transition	0	0	19,500	19,500	0
Payment in Lieu of Post-Retirement Life Insurance	566,045	566,045	566,045	566,045	0
Total	4,238,579	3,453,877	5,221,478	6,254,586	3,378,993

(1)	Payments made in connection with a Change in Control may require shareholder approval, pursuant to the PG&E Corporation Golden Parachute Restriction Policy, discussed below. If excise taxes are levied in connection with Internal Revenue Code Section 4999, the aggregate benefits shown may be reduced to a level that does not trigger the excise tax, but only if doing so would be more beneficial to the officer on an after-tax basis.
(2)	For pension payments, the number reflects the value of aggregated benefits upon termination due to death. Pension payments upon termination due to disability would be the same as in the event of resignation.
(3)	Reflects the value of outstanding equity awards for which vesting is continued or accelerated due to the termination event. Based on performance through December 31, 2020, no payments would be made with respect to outstanding performance shares granted in 2018. Outstanding performance shares granted in 2020 are included assuming a target payout (100%).
(4)	Assumes 2020 STIP performance score of 0.650, and an individual performance modifier for each NEO, as determined by the Boards of PG&E Corporation and the Utility and the Compensation Committee.

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Potential Payments upon Resignation, Retirement, Termination, Change in Control, Death, or Disability (Continued)

Arrangements with Former NEOs

During 2020, the following NEOs separated from service prior to December 31, 2020. In each case the individual was entitled to receive benefits consistent with a termination without cause as described below. Additional benefits, if any are described below

•	On August 3, 2020, Andrew Vesey entered into a separation agreement, pursuant to which his employment ceased on August 3, 2020. In addition to those benefits typically provided to an individual who was terminated without cause, Mr. Vesey also was granted a cash payment of $850,000, equivalent to his 2020 STIP target value and a cash relocation reimbursement benefit not to exceed $25,000. Mr. Vesey also waived the opportunity for a 2020 STIP payout consistent with payouts typically provided to individuals who are terminated without cause. The value of benefits received due to such separation, calculated as of August 4, 2020, in a manner consistent with the calculations for resignation in the “Potential Payments” table, was $2,887,425.
•	On August 15, 2020, Ms. Loduca entered into a separation agreement, pursuant to which her employment ceased on August 15, 2020. The value of benefits received due to such separation, calculated as of August 16, 2020, in a manner consistent with the calculations for a termination without cause in the “Potential Payments” table was $4,230,127.

Additionally, on July 1, 2020, Mr. Johnson retired from employment with P&GE Corporation. As a result, Mr. Johnson received benefits consistent with a retirement as described below. The value of benefits received due to such separation, calculated as of July 1, 2020, in a manner consistent with the calculations for resignation in the “Potential Payments” table, was $45,638.

On September 26, 2020, Mr. Wells resigned from employment with PG&E Corporation. As a result, Mr. Wells received benefits consistent with a resignation as described below. The value of benefits received due to such separation, calculated as of September 26, 2020, in a manner consistent with the calculations for resignation in the “Potential Payments” table, was $1,899,978.

Pension Benefits in General

If any NEO is terminated for any reason, that officer generally is entitled to receive accrued and vested pension benefits, as described in the narrative accompanying the “Pension Benefits” table. The value of the pension benefit will be paid out over time in the form of an annuity, consistent with payment elections made by the NEO. The qualified plan trust is funded by contributions from both PG&E Corporation and the Utility. Payments from the non-qualified plan are paid by PG&E Corporation and are reduced by any benefit payable from the qualified plan.

The value of pension benefits reported in the table above is identical in all termination scenarios, except if an NEO’s employment is terminated due to that officer’s death. In that case, if (1) the officer was at least 55 years of age, or (2) the combined total of his or her age and the number of years worked exceeded 70, then the officer’s surviving spouse or beneficiary would be entitled to an immediate commencement of payment of 50 percent of the single-life pension benefit that would otherwise have been available to the officer at age 65. For all other officers, the value of this pre-retirement survivor’s benefit would be 50 percent of the single life pension benefit that would otherwise have been available to the officer at age 55, and the benefit would commence on the first of the month after the day that officer would have reached age 55.

Officer Severance Policy

The Officer Severance Policy provides for severance payments, treatment of STIP upon severance, and the treatment of certain LTIP awards upon termination with cause, termination without cause, and termination in connection with a Change in Control. Benefits under the Officer Severance Policy are paid by the individual’s former employer.

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Potential Payments upon Resignation, Retirement, Termination, Change in Control, Death, or Disability (Continued)

Potential Payments – Resignation/Retirement

LTIP Awards

Unvested performance shares, stock options, and RSUs generally are cancelled upon resignation, unless the holder’s resignation qualifies as a “retirement.” For these purposes, “retirement” means a termination of employment, other than for cause, when an employee is at least 55 years old and has been employed for at least the last eight consecutive years immediately before termination (five years for awards made to prior to 2020). If the holder “retires,” then:

•	Unvested performance shares vest pro-rata, based on the number of months the holder was employed during the performance period. Any vested performance shares are settled, if at all, at the end of the applicable performance period, in the same manner as for active employees.
•	Unvested annual RSU awards continue to vest for 12 months after retirement (unless retirement occurs within two years following a Change in Control, in which case shares underlying the RSUs vest and are paid out within 60 days following the retirement).
•	Unvested annual stock options continue to vest for 12 months after retirement and may be exercised for the shorter of the remaining term or five years (unless retirement occurs within two years following a Change in Control, in which case all options vest immediately and may be exercised for the shorter of the remaining term or five years).

With respect to the retention award granted to Mr. Wells in August 2020, the retirement provision does not apply and unvested RSUs were cancelled at the time his employment ended.

Messrs. Simon and Welsch were eligible for retirement under the LTIP as of December 31, 2020.

STIP

If an NEO resigns or retires on or after December 31 of a performance year, that officer will be entitled to receive a lump-sum STIP payment for that calendar year.

If an NEO resigns prior to December 31 of any calendar year, potential STIP payments for that year generally are forfeited. However, if the NEO is at least 55 years of age at the time of resignation, then potential STIP payments will be treated in the same manner as for a “retirement.”

If an NEO retires before December 31 of any calendar year, then the Compensation Committee may, in its discretion, approve providing the retired NEO with a lump-sum STIP payment for that calendar year. Any such STIP payment generally would reflect actual earnings, and thus be prorated to reflect the amount of time the retired NEO was employed during the performance period.

Any STIP payment generally would reflect the STIP performance score applicable to active employees and would be paid by the former employer at the same time as for active employees.

Post-Retirement Life Insurance Benefits

Upon retirement (as defined under the qualified pension plan), all employees of PG&E Corporation, the Utility, and certain subsidiaries are eligible to receive a life insurance coverage benefit under the Post-Retirement Life Insurance Plan of Pacific Gas and Electric Company. If an employee retires at age 55 or older with at least 15 years of service (qualifying retirement) with the companies and their respective subsidiaries, the employee may qualify for a different “benefit level” and the value of the benefit may increase. Each retiree’s applicable “benefit level” is determined based on factors such as the participant’s position with the company at retirement and the date of hire or promotion. Prior to December 31, 2008, upon qualifying retirement, certain benefit levels also permitted the retiree to elect to receive the benefit in the form of a lump-sum cash payment equal to the present value of the insurance coverage benefit. Participants no longer may elect the cash payment upon retirement, but certain individuals who were employees as of December 31, 2008, and who were likely upon retirement to qualify for the benefit levels that previously offered the cash alternative were given the opportunity to make a one-time election as to whether to receive future benefits (if any) as insurance coverage or in the form of a lump-sum cash payment. Benefits are paid by the former employer.

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Potential Payments upon Resignation, Retirement, Termination, Change in Control, Death, or Disability (Continued)

Upon qualifying retirement, Messrs. Simon and Welsch each would receive a lump-sum cash benefit equal to the present value of a post-retirement life insurance policy with coverage equal to his last 12 months of salary. Upon qualifying for retirement, Messrs. Smith, Lewis, Foster, and Thomason each would be entitled to receive a life insurance benefit in the amount of $50,000.

Upon retirement on July 1, 2020, Mr. Johnson received a life insurance benefit in the amount of $8,000.

Potential Payments – Termination for Cause

If an officer is terminated for cause, all outstanding performance shares and RSUs are cancelled, stock options are forfeited, no severance payment is available, and the officer is not eligible to receive a STIP payment for that year.

As provided in the Officer Severance Policy, in general, an officer is terminated “for cause” if the employer determines in good faith that the officer has engaged in, committed, or is responsible for:

•	Serious misconduct, gross negligence, theft, or fraud against PG&E Corporation and/or the officer’s employer,
•	Refusal or unwillingness to perform his or her duties,
•	Inappropriate conduct in violation of the Corporation’s equal employment opportunity policy,
•	Conduct that reflects adversely upon, or making any remarks disparaging of, the Corporation, its Board, officers, or employees, or its affiliates or subsidiaries,
•	Insubordination,
•	Any willful act that is likely to injure the reputation, business, or business relationship of the Corporation or its subsidiaries or affiliates, or
•	Violation of any fiduciary duty, or breach of any duty of loyalty.

With respect to vesting of LTIP awards, “cause” generally is determined in the sole discretion of PG&E Corporation, and typically includes dishonesty, a criminal offense, or violation of a work rule.

Potential Payments – Termination Without Cause

LTIP Awards

Termination provisions are described in the Officer Severance Policy and LTIP award agreements.

•	Unvested performance shares generally vest proportionately based on the number of months during the performance period that the officer was employed divided by 36 months. Any vested performance shares are settled, if at all, at the end of the applicable performance period, in the same manner as for active employees.
•	Unvested RSUs generally continue to vest for 12 months.
•	Unvested stock options that would have vested over the 12 months following termination will continue to vest. Vested stock options may be exercised for the shorter of one year or the remaining term.

If the officer is at least 55 years of age with at least five years of service, his or her termination without cause is treated as a retirement under the terms of the LTIP rather than as described in this section. (Please see the section entitled “Potential Payments—Resignation/ Retirement” for a discussion of vesting provisions.)

Messrs. Simon and Welsch were the only NEOs eligible for retirement under the LTIP as of December 31, 2020.

Severance Payment

All NEOs would be entitled to a lump-sum payment of one times annual base salary and STIP target.

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Potential Payments upon Resignation, Retirement, Termination, Change in Control, Death, or Disability (Continued)

STIP

If an officer is terminated without cause before December 31 of a given year and has at least six months of service in that year, the officer is eligible to receive a prorated lump-sum STIP award for that year. Such STIP payment generally would reflect the STIP performance score applicable to active employees and would be prorated to reflect the amount of time that the officer was employed during the performance period. Payments would be paid by the former employer and at the same time as for active employees.

Miscellaneous Benefits

The officer is entitled to receive a lump-sum cash payment equal to the estimated value of 18 months of COBRA premiums, based on the officer’s benefit levels at the time of termination (with such payment subject to taxation under applicable law), and career transition services.

Covenants

In consideration for severance benefits other than those relating to LTIP awards, (1) the officer agrees not to divulge any confidential or privileged information obtained during his or her employment, unless required or permitted by law, (2) the officer agrees that during a period of 12 months following severance, the officer will refrain from soliciting customers and employees, (3) the officer agrees to assist in legal proceedings as reasonably required during this period, (4) the officer must sign a release of claims, and (5) the officer must agree not to compete with the companies to the extent permitted by law.

Potential Payments – Severance in Connection with Change in Control

Change-in-Control benefits require a “double trigger” and are not payable based on a Change-in-Control event alone. Benefits in connection with a Change in Control are provided by the Officer Severance Policy, the LTIP, and related LTIP award agreements and guidelines. Benefits may be limited by the PG&E Corporation Golden Parachute Restriction Policy, which is discussed further below.

Definition of Change in Control

A Change in Control occurs upon any of the following events:

•	Any person or entity (excluding employee benefit plans or a plan fiduciary) becomes the direct or indirect owner of more than 30 percent of PG&E Corporation’s outstanding common stock;
•	Over any two-year period, a majority of the PG&E Corporation directors in office at the beginning of the period are no longer in office (unless each new director was elected or nominated for shareholder election by at least two-thirds of the remaining active directors who also were in office at the beginning of the period or who were elected or nominated by at least two-thirds of the active directors at the time of election or nomination);
•	Following any shareholder-approved consolidation or merger of PG&E Corporation, the former Corporation shareholders own less than 70 percent of the voting power in the surviving entity (or parent of the surviving entity);
•	Consummation of the sale, lease, exchange, or other transfer of all or substantially all of PG&E Corporation’s assets; or
•	Shareholder approval of a plan of liquidation or dissolution of PG&E Corporation.

LTIP Awards

Following a Change in Control, LTIP awards generally accelerate or automatically vest if either (a) the successor company fails to assume, continue, or substitute previously granted awards in a manner that preserves the value of those awards, or (b) the award recipient is terminated (including constructive termination) in connection with a Change in Control during a set period of time before or after the Change in Control. Specific acceleration, vesting, and settlement provisions are as follows (subject to any delays necessary to comply with Internal Revenue Code Section 409A).

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Treatment of Unvested LTIP Awards Upon Termination Without Cause in Connection with a Change in Control (CIC)

	CIC Occurs and Acquiror Does Not Assume, Continue, or Grant Substitute LTIP Awards	Termination Within Three Months Before CIC; Awards Are Assumed, Continued, or Substituted	Termination Within Two Years After CIC; Awards Are Assumed, Continued, or Substituted
Performance Shares	Vest upon CIC, payable at end of the performance period, but based on a payout factor measuring TSR for PG&E for the period from the beginning of the performance period to the date of CIC, and assuming performance for other measures was at target	Vest upon CIC, payable at the end of the performance period	Vest upon termination, payable at the end of the performance period
RSUs	Vest upon CIC, settled under the normal schedule	Vest upon CIC, settled under the normal schedule (includes any RSUs that would have continued to vest after termination)	Vest upon termination, settled within 60 days
Stock Options	Vest upon CIC and will be cancelled in exchange for fair value	Vest upon CIC; may be exercised within shorter of remaining term or one year	Vest upon termination; may be exercised within shorter of remaining term or one year

Severance Payment

The Officer Severance Policy provides enhanced Change-in-Control severance benefits to “covered officers” who are in officer compensation bands 1 or 2. Such covered officers include Messrs. Smith and Simon. Messrs. Johnson, Vesey, and Wells, and Ms. Loduca were covered officers prior to the end of their employment. If Messrs. Lewis, Foster, Thomason, or Welsch are terminated without cause in connection with a Change in Control, each would be eligible for standard severance benefits as discussed in the section entitled “Potential Payments—Termination Without Cause.”

If a covered officer is terminated without cause or is constructively terminated in connection with a Change in Control (which includes termination prior to a Potential Change in Control, as defined in the Officer Severance Policy), the officer generally would be eligible for a lump-sum payment equal to the total of:

•	Unpaid base salary earned through the termination date,
•	Any accrued but unpaid vacation pay, and
•	Two times the sum of (a) target STIP for the fiscal year in which termination occurs, and (b) the officer’s annual base salary in effect immediately before either the date of termination or the Change in Control, whichever amount is greater.

However, in connection with the elimination of reimbursement payments for excise taxes levied in connection with Internal Revenue Code Section 4999, eligible officers either (1) are responsible for paying any such excise taxes, or (2) have their aggregate Change-in-Control benefits reduced to a level that does not trigger the excise tax, but only if doing so would be more beneficial to the officer on an after-tax basis.

For these purposes, “cause” means:

•	The covered officer’s willful and continued failure to substantially perform the officer’s duties with PG&E Corporation or one of its affiliates, after a written Board demand for substantial performance is delivered to the officer, or
•	The willful engagement in illegal conduct or gross misconduct that is materially injurious to PG&E Corporation.

Constructive termination includes resignation in connection with conditions that constitute Good Reason as defined in the Officer Severance Policy (which includes, among other things, a material diminution in duties, authority, or base compensation).

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Treatment of Unvested LTIP Awards Upon Termination Without Cause in Connection with a Change in Control (CIC) (Continued)

STIP

If a covered officer (Messrs. Smith or Simon) is terminated without cause or is constructively terminated in connection with a Change in Control, the Officer Severance Policy provides that the officer will receive a lump-sum payment equal to the officer’s prorated target STIP calculated for the fiscal year in which termination occurs. If another officer (Messrs. Lewis, Foster, Thomason, or Welsch) is terminated in connection with a Change in Control, each would be eligible for STIP payments consistent with the discussion in the section entitled “Potential Payments—Termination Without Cause.”

PG&E Corporation Golden Parachute Restriction Policy

The Golden Parachute Restriction Policy requires shareholder approval of executive severance payments provided in connection with any change in control, to the extent that those payments exceed 2.99 times the sum of a covered officer’s base salary and target annual bonus. This Policy was adopted by the PG&E Corporation Board in February 2006.

The policy applies to the value of cash, special benefits, or perquisites that are due to the executive following or in connection with both (1) a change in control, and (2) the termination or constructive termination of an officer of PG&E Corporation, the Utility, or their respective subsidiaries at the level of Senior Vice President or higher. It does not apply to the value of benefits that would be triggered by a change in control without severance, or to the value of benefits that would be triggered by severance in the absence of a change in control. The Golden Parachute Restriction Policy also does not apply to certain enumerated payments, including, among others, compensation for services rendered prior to termination, tax restoration payments, and accelerated vesting or settlement of equity awards.

Potential Payments – Termination Due to Death or Disability

LTIP Awards

If an officer’s employment is terminated due to death or disability, LTIP awards are treated as follows:

•	Unvested performance shares vest immediately. Vested shares are payable, if at all, as soon as practicable after completion of the performance period relevant to the performance shares, in the same manner as for active employees.
•	If a participant’s death or disability (as defined under Internal Revenue Code Section 409A) occurs while employed, unvested RSUs vest immediately and will be settled within 60 days.
•	If a participant’s death or disability (as defined under Internal Revenue Code Section 409A) occurs while employed, unvested stock options vest immediately. Vested stock options may be exercised within the shorter of one year or the remaining term.

Vested LTIP awards are payable to the officer’s designated beneficiary(ies) in the case of death, or otherwise in accordance with the officer’s instructions or by law.

STIP

If an officer’s employment is terminated due to death or disability before December 31 of the STIP performance year, a prorated portion of the target STIP award will become payable to the officer, or, in the case of death, to the officer’s beneficiary(ies), by the former employer and at the same time as STIP payments are made to active employees.

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Principal Executive Officers’ (PEO) Pay Ratio – 2020

The PG&E Corporation PEO’s 2020 total compensation was $6,918,533. The total compensation of the median employee was $220,954. The ratio of PEO pay to median worker pay for PG&E Corporation was 31:1.

The Utility PEO’s 2018 total compensation was $2,642,211. The total compensation of the median employee was $220,954. The ratio of PEO pay to median worker pay for the Utility was 12:1.

December 31, 2020, was selected as the date to identify the “median employee.” To identify the median employee on December 31, 2020, Medicare wages from tax records were used to make the initial identification. At that time, of the companies’ total of approximately 24,000 employees, an insignificant number (9) were employed by PG&E Corporation, so the same employee was used as the median employee for both PG&E Corporation and the Utility. After identifying the median employee, all the elements of compensation, including cash compensation and change in pension value, for 2020 were combined in accordance with the requirements of Item 402(c)(2)(x) of SEC Regulation S-K.

As of December 31, 2020, Mr. Smith was PEO of PG&E Corporation. Because Mr. Smith was only employed for part of 2020 as PEO, Mr. Smith’s compensation, specifically salary, was annualized to project the amount of compensation that would have been earned if Mr. Smith had been in his position for the full year.

As of December 31, 2020, Mr. Lewis was PEO of the Utility. Because Mr. Lewis was only employed for part of 2020 as PEO, Mr. Lewis’ compensation, specifically salary, was annualized to project the amount of compensation that would have been earned if Mr. Lewis had been in his position for the full year.

These ratios are reasonable estimates calculated in a manner consistent with Item 402(u) of Regulation S-K.

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ITEM NO. 4: PG&E CORPORATION PROPOSAL TO APPROVE THE PG&E CORPORATION 2021 LONG-TERM INCENTIVE PLAN

To Be Voted on by PG&E Corporation Shareholders Only

PG&E Corporation management requests that the shareholders of PG&E Corporation approve the PG&E Corporation 2021 Long-term Incentive Plan (“2021 LTIP”) described below. The 2021 LTIP will become effective upon the later of approval by PG&E Corporation’s shareholders or June 1, 2021 (“Effective Date”).

The PG&E Corporation Board of Directors has unanimously approved the 2021 LTIP to replace the current PG&E Corporation 2014 Long-term Incentive Plan (“2014 LTIP”). Subject to shareholder approval of the proposed 2021 LTIP and upon the Effective Date, no new awards will be granted pursuant to the 2014 LTIP.

The following is a summary of the principal features of the 2021 LTIP. This summary, however, does not purport to be a complete description of all of the provisions of the 2021 LTIP. It is qualified in its entirety by reference to the full text of the 2021 LTIP. A copy of the 2021 LTIP is attached to this Proxy Statement as Appendix A, and shareholders are urged to read the 2021 LTIP in its entirety.

Purpose

The purpose of the 2021 LTIP is to advance the interests of PG&E Corporation and its shareholders by providing key management employees, nonemployee directors, and other eligible participants with stockbased financial incentives to align participants’ interests with the interests of PG&E Corporation’s shareholders in the long-term success of PG&E Corporation.

The adoption of the 2021 LTIP was recommended by the PG&E Corporation Compensation Committee (“Committee”), which is composed entirely of independent directors, as defined in PG&E Corporation’s Corporate Governance Guidelines. The Board has delegated administration of the 2021 LTIP to the Committee.

Request for Shares, Dilution and Overhang

In order to give PG&E Corporation the flexibility to responsibly address its future equity compensation needs, we are requesting that shareholders approve the 2021 LTIP, under which 44 million shares (plus any shares authorized but not covered by an award under the 2014 LTIP as of the effective date of the 2021 LTIP) are authorized for issuance under the plan. The closing price of a share of PG&E Corporation common stock on December 31, 2020 was $12.46.

When considering the number of shares to reserve for issuance under the 2021 LTIP, the Committee reviewed, among other things, the potential dilution to PG&E Corporation’s current shareholders as measured by burn rate and overhang, projected future share usage, and projected future forfeitures. The projected future usage of shares for long-term incentive awards under the 2021 LTIP was reviewed under scenarios based on a variety of assumptions. Depending on assumptions, the number of shares under the 2021 LTIP, in combination with the shares added back to the plan from forfeitures of awards granted under the 2021 LTIP and added to the plan from forfeitures of awards granted under the 2014 LTIP, is expected to satisfy PG&E Corporation’s and the Pacific Gas and Electric Company’s (“Utility”) equity compensation needs through at least the 2026 annual meeting of shareholders. The Committee is committed to effectively managing the number of shares reserved for issuance under the 2021 LTIP while minimizing shareholder dilution.

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Types of Incentive Awards

Under the 2021 LTIP, the Committee has discretion to grant options, stock appreciation rights, restricted stock awards, performance shares, performance units, restricted stock units, deferred compensation awards, and other stock-based awards as described below. The stock options may be incentive stock options (“ISOs”) intended to qualify for special tax treatment or non-qualified stock options (“NQSOs”). SARs may be freestanding or granted in relation to a stock option as a tandem SAR. In addition, non-employee directors are eligible to receive automatic awards (see “Automatic Awards for Non-Employee Directors” below) as well as discretionary awards.

Except with respect to awards to non-employee directors, the type of incentive award being granted, as well as the terms and conditions of the award, is determined by the Committee at the time of grant, consistent with any restrictions in the 2021 LTIP.

Specific awards will be reflected in an applicable agreement between PG&E Corporation and the participant. Those awards will be subject to all applicable terms and conditions of the 2021 LTIP, and also may be subject to any other terms and conditions consistent with the 2021 LTIP, including accelerated vesting or settlement in the event of a participant’s death, disability, or a termination of employment. The provisions of the various agreements entered into under the 2021 LTIP do not need to be identical.

Eligibility

All employees (including officers) of PG&E Corporation, its subsidiaries, and affiliates are eligible to participate in the 2021 LTIP. Consultants are also eligible to receive incentive awards under the 2021 LTIP. Non-employee directors of PG&E Corporation are eligible to receive automatic awards and discretionary awards. Under certain circumstances, prospective employees, directors, and consultants are also eligible for awards.

As of March 22, 2021, there were 15 current or former officers of PG&E Corporation, 49 current or former officers of PG&E Corporation subsidiaries (who are not also officers of PG&E Corporation), 948 current or former employees of PG&E Corporation and its subsidiaries (who are not officers), and 14 current or former non-employee directors of PG&E Corporation participating in the 2014 LTIP.

Administration

The Committee will administer the 2021 LTIP. Among other powers, the Committee generally will have the power to:

•	Determine the eligible participants who will be granted incentive awards,
•	Determine the amount and type of award,
•	Determine the applicable fair market value of PG&E Corporation common stock,
•	Determine the terms and conditions of awards,
•	Construe and interpret the 2021 LTIP, and
•	Make all other determinations relating to the 2021 LTIP, to the extent permitted by applicable law and subject to certain restrictions specified in the 2021 LTIP.

The Board of Directors also may delegate to the PG&E Corporation CEO the authority to make awards to certain eligible participants within the guidelines adopted by the Committee. The Committee may delegate authority to the CEO or the senior officer responsible for human resources with respect to ministerial matters.

Automatic awards to non-employee directors of PG&E Corporation will be made strictly in accordance with the terms and conditions specified in the 2021 LTIP, and discretionary awards, if any, to non-employee directors will be approved by the PG&E Corporation Board.

Effective Date and Duration of the 2021 LTIP

The 2021 LTIP will become effective upon approval by PG&E Corporation shareholders, and will have a term of 10 years from shareholder approval, unless it is terminated sooner according to the terms of the 2021 LTIP. ISOs may only be granted within 10 years of the date that the PG&E Corporation Board approved the 2021 LTIP.

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Shares Subject to the 2021 LTIP

Subject to adjustment for certain events affecting the stock of PG&E Corporation (such as stock splits, stock dividends, or similar events), a maximum of 44 million shares of PG&E Corporation common stock, plus any shares authorized but not covered by an award under the 2014 LTIP as of the effective date of the 2021 LTIP, will be reserved for use under the 2021 LTIP. Shares subject to awards (including, after the effective date, those outstanding under the 2014 LTIP) that expire or are terminated or cancelled without being exercised or settled in full, or are forfeited, or repurchased generally can be added back into the 2021 LTIP and become available for issuance, subject to several limitations. Upon the exercise of an SAR (or, after the effective date, exercise of an SAR granted under the 2014 LTIP), the gross number of shares for which the SAR is exercised shall be deemed issued and shall not again be available for issuance under the 2021 LTIP. Awards under the 2021 LTIP (or, after the effective date, awards under the 2014 LTIP) that are settled in cash (other than stock options or SARs) will not be considered issued shares under the 2021 LTIP and shall again be available for issuance under 2012 LTIP. If a participant exercises any award (including, after the effective date, any option or award under the 2014 LTIP) by tendering shares or by allowing the company to withhold shares, or if withholding tax liabilities are satisfied by the tendering or withholding of shares, then those tendered or withheld shares may be added back to the 2021 LTIP (other than in the case of shares tendered or withheld in connection with the exercise of stock options or SARs).

The information included in this Proxy Statement and PG&E Corporation’s and the Utility’s Annual Report on Form 10-K for fiscal year ending December 30, 2020, is updated by the following information regarding all existing equity compensation plans as of March 8, 2021:

Number of shares that will be authorized for future grant after shareholder approval of the PG&E Corporation 2021 Long Term Incentive Plan	44,000,000
Number of shares remaining available for future grant under the 2014 Plan(1)	17,010,516
Number of shares relating to outstanding stock options at March 8,2021(2)	2,261,636
Total number of shares outstanding at March 8, 2021, relating to full value awards (including	30,172,973
phantom stock units, restricted stock units, and stock settled performance shares)(3)
Weighted average remaining term of outstanding options	3.65
Weighted average exercise price of outstanding options	$40.07
Total shares of common stock outstanding (as of March 22, 2021)	1,985,105,703

(1)	The number of shares remaining available for future grant under the 2014 Plan reflects performance shares at maximum payout. Only the number of shares remaining available for future grant under the 2014 Plan as of the effective date will be transferred to the 2021 LTIP.
(2)	No stock appreciation rights were outstanding as of March 8, 2021.
(3)	Outstanding shares as of March 8, 2021, includes 20,625,688 performance shares counted at maximum payout. When counted at target, the number of performance shares outstanding is 8,620,903.

To the extent permitted by stock exchange regulations, awards granted or shares issued by PG&E Corporation in assumption of, or in substitution or exchange for, prior awards or obligations of any company acquired by or combined with PG&E Corporation or its subsidiaries shall not be added to or reduce the maximum limit on shares reserved under the 2021 LTIP. In the event that a company acquired by or combined with PG&E Corporation or any of its subsidiaries has shares available under a preexisting plan approved by shareholders that was not adopted in contemplation of the acquisition or combination, to the extent permitted by stock exchange regulations, the shares available for grant under that preexisting plan (as adjusted to reflect the acquisition or combination) may be used for awards under the 2021 LTIP, and shall not reduce or be added back to the shares authorized for grant under the 2021 LTIP. However, awards using such shares that are available under any such preexisting plan (1) shall not be made after the date awards or grants could have been made under the terms of the preexisting plan, absent the acquisition or combination, and (2) shall only be made to individuals who were not employees or directors of PG&E Corporation or its subsidiaries prior to the acquisition or combination.

In general, equity-based awards provided under the 2021 LTIP will have a minimum vesting period of one year from the date of grant, with no vesting prior to the first anniversary of the grant date, subject to certain exceptions. The Committee may grant awards with shorter vesting periods that cover up to five percent (5%) of the total number of shares of authorized under the 2021 LTIP, and certain exceptions apply to awards granted to a non-employee director to reflect the need for reelection to the Boards. Further, the Committee may provide in an award agreement or following the time of grant that the vesting of an award shall accelerate in the event of the participant’s death, disability, retirement, or a termination of service other than for cause.

The maximum aggregate value of equity and cash-based awards granted to any non-employee director of PG&E Corporation during any calendar year shall not exceed $750,000 (“Annual Limit”), except that, in the case of a non-employee director of PG&E Corporation who is serving as Chairman of the Board the Annual Limit shall be

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increased by 200 percent. The value of an equity-based award shall be based on the award’s grant date fair value as determined under applicable accounting standards.

The Committee monitors the PG&E Corporation burn rate to help ensure that share usage does not exceed competitive levels.

Restricted Stock and Restricted Stock Units

The Committee may grant awards in the form of restricted stock, restricted stock units (RSUs), or both.

Restricted Stock. Restricted stock includes shares of PG&E Corporation common stock that may be subject to vesting, transfer, and other restrictions, or performance goals. Restricted stock may be issued under the 2021 LTIP with or without requiring cash consideration.

Unless otherwise provided in the LTIP and applicable award agreement, the holders of restricted stock awarded under the 2021 LTIP shall have the same voting, and other rights as PG&E Corporation’s other shareholders.

Restricted Stock Units. RSUs are a bookkeeping entry representing a right to receive a number of shares or payment equal to the value of a number of shares of PG&E Corporation common stock, as awarded under the 2021 LTIP. RSUs may be subject to vesting, performance, or other conditions as may be established by the Committee.

Each vested restricted stock unit may be settled in the form of one share of PG&E Corporation common stock, cash equal to the value of such shares, or a combination of both. The actual number of stock units eligible for settlement may be larger or smaller than the number included in the original award, based on predetermined performance factors. The distribution may occur or commence when all vesting conditions applicable to the RSUs have been satisfied, or it may be deferred to a later date, if permitted by the Committee or set forth in the applicable award agreement.

The holders of RSUs will have no voting rights unless and until the RSUs are settled in shares of PG&E Corporation common stock.

Termination of Employment or Other Relationship with PG&E Corporation. Unless otherwise provided by the Committee specified in the applicable restricted stock agreement or RSU agreement, upon a participant’s termination of employment or other relationship with PG&E Corporation, all unvested restricted stock and RSUs are forfeited.

Performance Awards

The Committee may grant performance awards in the form of performance shares or performance units. Specific terms of performance awards (including the number of shares or units awarded, dividend equivalents (if any), and the performance award formula, goal, and period) will be set by the Committee consistent with the 2021 LTIP.

Performance Goals. The final value of a performance will be based on the extent to which the established performance goals are achieved within the corresponding performance period. Performance goals are targets relating to one or more measures of business, or financial performance. Performance measures are calculated with respect to PG&E Corporation, its subsidiaries, divisions, and/or business units, or may be based on performance relative to performance of other companies or upon comparison of any of the indicators of performance relative to performance of other companies.

These measures may be based on one or more of the following: (1) sales revenue, (2) gross margin, (3) operating margin, (4) operating income, (5) pretax profit, (6) earnings before interest, taxes, and depreciation and amortization (EBITDA)/ adjusted EBITDA, (7) net income, (8) expenses, (9) the market price of the stock, (10) earnings per share, (11) return on shareholder equity or assets, (12) return on capital, (13) return on net assets, (14) economic profit or economic value added (EVA), (15) market share, (16) customer satisfaction, (17) safety, (18) total shareholder return, (19) earnings, (20) cash flow, (21) revenue, (22) profits before interest and taxes, (23) profit/loss, (24) profit margin, (25) working capital, (26) price/earnings ratio, (27) debt or debttoequity, (28) accounts receivable, (29) writeoffs, (30) cash, (31) assets, (32) liquidity, (33) core earnings, (34) operational reliability, (35) environmental performance, (36) funds from operations, (37) adjusted revenues, (38) free cash flow, or (39) operational performance. The Committee shall determine the extent to which applicable performance goals have been attained and, if applicable, the resulting final value of the award.

Performance Shares. Unless otherwise provided by the Committee, the initial value of a performance share is the fair market value of one share of PG&E Corporation common stock on the grant date. The Committee will also specify the form of payment for the settlement of performance shares: cash, stock, or a combination of both.

Performance Units. Each performance unit will have an initial value determined by the Committee.

Voting Rights. The holders of performance share awards will have voting rights only as to those awards that settle in stock and only after the underlying shares have been issued by PG&E Corporation.

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Termination of Employment or Other Relationship with PG&E Corporation. Unless otherwise provided by the Committee or set forth in the performance share or performance unit agreement, the 2021 LTIP describes how a participant’s termination of employment or other relationship with PG&E Corporation affects that individual’s performance shares or performance units.

Stock Options

The Committee may grant ISOs, NQSOs, and related tandem SARs.

Stock Options. Stock options allow the participant to buy a certain number of shares of PG&E Corporation common stock at an exercise price equal to at least the fair market value on the date the option is granted (subject to certain limitations set forth in the 2021 LTIP). The participant may exercise an option only during specified time periods. Specific terms of the option will be set by the Committee.

Payment for Shares Upon Exercise of Stock Options. At the time a stock option is exercised, shares of PG&E Corporation common stock may be purchased using the following, to the extent provided in the option agreement and permitted by law:

•	Cash or certain cash equivalents,
•	Shares of PG&E Corporation common stock owned by the participant, with a fair market value equal to or greater than the option exercise price,
•	A “cashless exercise” procedure (whereby a broker sells the shares or holds them as collateral for a margin loan, and delivers the net stock option sale or loan proceeds to the participant), subject to limitations set forth by the Committee and PG&E Corporation,
•	A “net exercise” procedure (whereby the participant receives the number of shares with a value equivalent to the net proceeds from the participant’s exercised options), or
•	Any combination of the foregoing or any other method of payment that the Committee may allow.

An award agreement may provide that a stock option may be considered exercised, to the extent then vested, if, on the last day of the term of an option, the fair market value of one share of PG&E Corporation common stock exceeds the option price per share, with payment made by withholding shares otherwise issuable in connection with the exercise of the stock option. If a stock option is automatically exercised in this manner, PG&E Corporation will give the participant the number of shares for which the stock option was deemed exercised, less the number of shares required to be withheld for the payment of the total purchase price and required withholding taxes. Any fractional share shall be settled in cash.

Term of Stock Options and Tandem SARs. The maximum term of stock options and any related tandem SARs is 10 years (subject to certain limited extensions if, on the last day of the term, exercise is prohibited by law). Stock options are subject to earlier termination, as described below.

Termination of Employment or Other Relationship with PG&E Corporation. Unless otherwise provided by the Committee, each stock option agreement will describe how a participant’s termination of employment or other relationship with PG&E Corporation affects the exercise of that individual’s stock options.

Stock Appreciation Rights (SARs)

The Committee may grant awards in the form of freestanding or related tandem SARs. SARs are a bookkeeping entry representing, for each share of PG&E Corporation common stock subject to the SAR or related stock option, the right to receive payment in combination of shares and cash equal to the amount by which the fair market value (on the date of surrender) of the shares subject to the SAR or the related stock option exceeds the exercise price.

Exercisability and Term. Specific terms of an SAR award (including the number awarded, exercise price, the date when all or any part of the SAR can be exercised, and the term) will be set by the Committee. A tandem SAR is subject to the same terms and conditions as the related stock option. A tandem SAR can be exercised only if the related option is surrendered, subject to limitations established by the Committee. No SAR will be exercisable more than 10 years after the date it was granted (subject to certain limited extensions if, on the last day of the term, exercise is prohibited by law).

Exercise of SARs. Upon exercise of an SAR, the participant will receive shares, cash, or a combination of shares and cash, as determined by the Committee. The total amount of cash and/or the fair market value of PG&E Corporation common stock received upon exercise of an SAR will be equal to the amount by which the fair market value (on the date of surrender) of the shares subject to the SAR or related option exceeds the exercise price.

An award agreement may provide that if, on the date that an SAR expires, the exercise price of the SAR is less than the fair market value of the shares underlying the SAR, but any portion of the SAR has not been exercised, then the unexercised portion of the SAR, to the extent then vested, will automatically be deemed to be exercised as of that date.

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Termination of Employment or Other Relationship with PG&E Corporation. Unless otherwise provided by the Committee, each SAR agreement will describe how a participant’s termination of employment or other relationship with PG&E Corporation affects that individual’s SARs.

Automatic Awards for Non-Employee Directors

Under the 2021 LTIP, upon election to the Board at each year’s annual meeting of shareholders, each director of PG&E Corporation who is not an employee of PG&E Corporation or a subsidiary will automatically receive an annual incentive award. The annual award will be granted on the later of (1) the date on which the annual director election results are certified or (2) the date the 2021 LTIP becomes effective and grants can be made consistent with legal requirements. Such awards may be delayed until the first business day of the next open trading window period for the common stock of PG&E Corporation following certification of director election results.

Currently, non-employee directors are awarded annual RSUs with a grant date value of $140,000, with an additional $80,000 in value provided to the Chair of the PG&E Corporation Board. The maximum aggregate value of equity and cash-based awards granted to any non-employee director of PG&E Corporation during any calendar year shall not exceed $750,000, except that, in the case of a non-employee director who is serving as Chairman of the Board the annual limit shall be increased by 200 percent.

These RSUs generally vest after one year, at the earlier of the grant date anniversary or the end of the director’s elected term and may vest earlier upon the occurrence of certain events provided for in the 2021 LTIP. Directors may elect to defer receipt of such awards in accordance with the rules set forth in the 2021 LTIP.

Notwithstanding the above, the Board retains discretion to establish different terms and conditions pertaining to automatic non-employee director awards, or to amend the program, provided that the $750,000 limit described above may only be amended with shareholder approval.

Deferred Compensation Programs

The Committee may establish one or more deferred compensation programs under the 2021 LTIP to permit certain participants to irrevocably elect prior to a date specified by the Committee (i) to reduce cash compensation and to be automatically granted stock units subject to the terms of a deferred compensation award or (ii) to be automatically granted stock units subject to the terms of a deferred compensation award in lieu of cash or shares of PG&E Corporation common stock otherwise issuable to the participant upon the settlement of an award.

Specific terms of any stock units will be set by the Committee, consistent with terms of the 2021 LTIP.

Voting Rights. Participants will have no voting rights with respect to shares of PG&E Corporation common stock represented by stock units until the underlying shares are issued.

Settlement of Awards. A participant who elects to receive stock units must specify a settlement date for those units at the time of such election. Except as otherwise set forth in the award agreement, on the earlier of the settlement date or separation from service, the participant will receive a number of whole shares of PG&E Corporation common stock equal to the number of whole stock units subject to the deferred compensation awards. The participant will not be required to pay any additional amounts (other than applicable tax withholding) to acquire those shares. Any fractional stock units will be paid in cash.

Other Stock-Based Awards

The Committee also may grant other stockbased awards that are valued based on PG&E Corporation stock or dividends on that stock.

Dividend Equivalent Rights and Distributions

Dividends and dividend equivalents may be issued in connection with awards, the specific terms of which will be determined by the Committee, consistent with the terms of the 2021 LTIP. Dividend equivalents entitle the holder to be credited with an amount equal to all cash dividends paid on the shares underlying awards while the awards are outstanding. However, cash dividends, stock and any other property (other than cash) distributed as a dividend, a dividend equivalent or otherwise with respect to any award shall either not be payable or credited or be accumulated, subject, in either case, to restrictions and risk of forfeiture to the same extent as the underlying award with respect to which such cash, stock or other property has been distributed and paid after such restrictions and risk of forfeiture lapse in accordance with the terms of the applicable award agreement.

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Adjustments

The number of shares subject to any award, and the award limits set forth in the 2021 LTIP, generally are subject to adjustment for certain events affecting the stock of PG&E Corporation (such as stock splits, stock dividends, or similar events) and the adjusted awards generally will continue to be subject to the same terms and conditions.

No Repricing or Buyouts

The 2021 LTIP does not allow outstanding stock options or SARs to be repriced or to be bought by PG&E Corporation for cash or otherwise, unless the shareholders approve the repricing or buyout. Subject to certain exceptions, shareholder approval generally would be required for any of the following: (a) the cancellation of outstanding stock options or SARs and the grant in substitution therefore of new stock options or SARs having a lower exercise price, another award, cash or a combination thereof (other than in connection with a change in control), (b) the amendment of outstanding stock options or SARs to reduce the exercise price thereof, (c) the purchase of outstanding unexercised stock options or SARs by PG&E Corporation whether by cash payment or otherwise if the exercise price of such Option or SAR is higher than the fair market value of an underlying shares of PG&E Corporation common stock as of the date of purchase, or (d) any other action with respect to a stock option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchanges on which PG&E Corporation common stock is listed.

Other Terms of Awards

Transferability of Incentive Awards. Awards and shares of PG&E Corporation common stock that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution. Such awards may be exercised during the life of the participant only by the participant or the participant’s guardian or legal representative. Notwithstanding the foregoing, the Committee may permit an award to be assigned or transferred to a family member or other permitted transferee to the extent covered under a Form S-8 Registration Statement under the Securities Act.

Deferral of Payments. The Committee may allow the deferral of any cash payments that may become due under the 2021 LTIP.

Effect of Change in Control. In the event of a change in control, the acquiror may elect to assume, continue, or substitute awards under the 2021 LTIP with awards based on stock of the acquiror. If the successor corporation does assume or continue any outstanding 2021 LTIP awards, they may be subject to accelerated vesting, exercisability, or lapse of restrictions, as the Committee or Board may determine, if the participant is terminated in connection with the change in control. In the event of a Change in Control in which Awards are not assumed or continued, a participant’s then-outstanding Awards that are not vested shall immediately vest, and all performance conditions associated with Performance Awards shall be deemed satisfied as if target performance was achieved, except as set forth in an applicable award agreement.

Tax-Related Issues

Tax Withholding. To the extent a participant incurs any tax liability in connection with the exercise, vesting, or receipt of an incentive award, the participant’s withholding obligation may be satisfied through payroll deductions or a direct cash payment to PG&E Corporation. In addition, the Committee may allow the participant to satisfy the withholding obligation by allowing PG&E Corporation to withhold a portion of the shares to be issued to the participant, up to the minimum statutory withholding rates.

Federal Income Tax Consequences. The following is a brief description of the federal income tax consequences under current tax laws of restricted stock, RSUs, performance awards, stock options, and tandem SARs granted under the 2021 LTIP. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise, or other tax laws other than federal income tax law. In addition, this summary does not discuss the rules applicable to deferred compensation under Section 409A of the Code.

Restricted Stock. Upon the grant of restricted stock subject to a vesting schedule, the participant will be deemed to receive taxable ordinary income equal to the fair market value of the shares at the time they vest. Upon the sale or disposition of the shares, the participant will realize capital gain or loss in an amount equal to the difference between the fair market value of the shares on the applicable vesting date and the sale or disposition price.

Section 83(b) of the Code permits a participant to elect, within 30 days after the grant of any shares of restricted stock subject to a vesting schedule, to be taxed at ordinary income rates on the fair market value of all the unvested shares received, based on the fair market value of the shares on the date of grant. If the participant makes a Section 83(b) election, any later appreciation in the value of the shares will be taxable as capital gain instead of ordinary income when they are sold or transferred.

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At the time the participant recognizes ordinary income with respect to a grant of restricted stock, PG&E Corporation will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the participant.

Restricted Stock Units. There will be no federal income tax consequences to either the participant or PG&E Corporation upon the grant of RSUs. Upon the payment of RSUs, the amount received will be taxable to the participant as ordinary income, and PG&E Corporation will be entitled to a corresponding federal income tax deduction.

Performance Awards. Performance awards are generally subject to federal income tax at the time they are settled. PG&E Corporation is generally entitled to a corresponding federal income tax deduction at that time.

Non-Qualified Stock Options. There will be no federal income tax consequences to either the participant or PG&E Corporation upon the grant of an NQSO. Upon the exercise of an NQSO, the participant generally will have taxable ordinary income equal to the difference between the current market value of the shares and the option exercise price, and PG&E Corporation will be entitled to a federal income tax deduction in that amount.

Incentive Stock Options. There will be no federal income tax consequences to either the participant or PG&E Corporation upon the grant or exercise of an ISO. However, unless the holding period requirements discussed below are violated, upon exercise of an ISO, a participant will be deemed to have a tax preference item (equal to the difference between the current market value of the shares on the date of exercise and the option exercise price) that may result in alternative minimum tax liability.

If a participant exercises an ISO and does not dispose of the shares within two years from the date of grant or within one year from the date the shares are transferred to the participant, any gain realized upon disposition will be taxable to the employee as a long-term capital gain, and PG&E Corporation will not be entitled to any deduction.

If a participant violates the holding period requirements, the participant will realize ordinary income in the year of disposition, and PG&E Corporation will be entitled to a corresponding deduction, in an amount equal to the excess of (1) the lesser of (a) the amount realized on the sale or exchange or (b) the fair market value of the shares on the date of exercise, over (2) the option exercise price.

An ISO that is exercised more than three months after the participant terminates employment with PG&E Corporation generally will be treated as an NQSO for federal income tax purposes, unless the termination occurred due to death or disability.

Tandem Stock Appreciation Rights. There will be no federal income tax consequences to either the participant or PG&E Corporation upon the grant of a tandem SAR or during the period that the unexercised right remains outstanding. Upon the exercise of a tandem SAR, the amount received will be taxable to the participant as ordinary income, and PG&E Corporation will be entitled to a corresponding federal income tax deduction.

Deferred Compensation Awards. Deferred compensation awards are generally not subject to income tax until they are payable to the participant. However, deferred compensation awards are subject to employment tax at the time of vesting. PG&E Corporation is generally entitled to a corresponding federal income tax deduction at the time that the participant is subject to income tax.

Amendment and Termination of the 2021 LTIP

The PG&E Corporation Board of Directors or the Committee may at any time suspend, terminate, modify, or amend the 2014 LTIP in any respect, subject to shareholder approval as set forth in the 2021 LTIP or as required by applicable laws or regulations.

The Committee also may amend or modify the terms and conditions of any incentive award, or may cancel an award.

No suspension, termination, modification, or amendment of the 2021 LTIP, and no amendment, modification, or cancellation of any award, may adversely affect a participant’s rights under the 2021 LTIP or such award without the participant’s consent, unless necessary to comply with applicable law.

Funding

The costs of the 2021 LTIP will be borne by PG&E Corporation.

Benefits Under the 2021 LTIP

All awards to our executive officers, employees, or consultants are made at the companies’ discretion, and the benefits and amounts that will be received or allocated under the PG&E Corporation 2021 LTIP are not determinable at this time. If the PG&E Corporation 2021 LTIP had been in effect in 2020, then the following amounts would have been allocated to non-employee directors:

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Plan Benefits

Person or Group of Persons	Number of Units/Shares
All directors who are not executive officers as a group	202,659

Equity Compensation Plan Information(1)

The following table provides information as of December 31, 2020, concerning shares of PG&E Corporation common stock authorized for issuance under PG&E Corporation’s existing equity compensation plans.

	(a)		(b)		(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by shareholders	20,902,525	(2)	$40.07	(3)	29,174,205	(4)
Equity compensation plans not approved by shareholders	–		–		–
Total equity compensation plans	20,902,525	(2)	$40.07	(3)	29,174,205	(4)

(1)	Subject to Compensation Committee certification
(2)	Includes 160 phantom stock units, 904,067 restricted stock units and 17,724,603 performance shares. The weighted average exercise price reported in column (b) does not take these awards into account. For performance shares, amounts reflected in this table assume payout in shares at 200 percent of target or, for performance shares granted in 2018, reflects the estimated payout percentage of zero percent for performance shares using a total shareholder return metric, 200 percent for performance shares using a safety metric, and zero percent for performance shares using a financial metric. The actual number of shares issued can range from zero percent to 200 percent of target depending on achievement of performance objectives. For performance-based stock options, amounts reflected in this table reflect an actual payout of 102 percent. Restricted stock units and performance shares are generally settled in net shares. Upon vesting, shares with a value equal to required tax withholding will be withheld and, in lieu of issuing the shares, taxes will be paid on behalf of employees. Shares not issued due to share withholding or performance achievement below maximum will be available again for issuance.
(3)	This is the weighted average exercise price for the 2,273,695 options outstanding as of December 31, 2020.
(4)	Represents the total number of shares available for issuance under all PG&E Corporation equity compensation plans as of December 31, 2020. Stock-based awards granted under these plans include restricted stock units, performance shares, stock options, and phantom stock units. The 2014 Long Term Incentive Plan (2014 LTIP), which became effective on May 12, 2014, authorizes up to 17 million shares to be issued pursuant to awards granted under the 2014 LTIP. In addition, 5.5 million shares related to awards outstanding under the 2006 Long Term Incentive Plan at December 31, 2013, or awards granted under the 2006 Long Term Incentive Plan from January 1, 2014, through May 11, 2014, were cancelled, forfeited or expired and became available for issuance under the 2014 LTIP. A further 30 million shares were authorized for issuance under the 2014 LTIP on July 1, 2020, as part of PG&E Corporation’s Chapter 11 Plan of Reorganization.

The Board of Directors of PG&E Corporation Unanimously Recommends a Vote FOR this Proposal.

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Our Shareholders

SHARE OWNERSHIP INFORMATION

Principal Shareholders

The following table presents certain information regarding shareholders that PG&E Corporation and the Utility know are beneficial owners of more than 5 percent of any class of voting securities of the Corporation or the Utility as of March 8, 2021 (except as noted below).

Class of Stock	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Pacific Gas and Electric Company stock(1)	PG&E Corporation(2) 77 Beale Street P.O. Box 770000 San Francisco, CA 94177	264,374,809		96.24%
PG&E Corporation common stock	PG&E Fire Victim Trust(3) Two Embarcadero Center, Suite 1500 San Francisco CA, 94111	477,743,590		24%
PG&E Corporation common stock	FMR LLC 245 Summer Street, Boston, MA 02210	151,746,986	(4)	7.6%
PG&E Corporation common stock	The Vanguard Group Inc. 100 Vanguard Blvd. Malvern, PA 19355	134,894,201	(5)	6.8%
Pacific Gas and Electric Company first preferred stock	Stonehill Capital Management LLC, et al. 885 Third Avenue, 30th Fl New York, NY, 10022	998,472	(6)	9.7%

(1)	The Utility’s common stock and preferred stock vote together as a single class. Each share is entitled to one vote.
(2)	As of March 8, 2019, the Corporation held 100 percent of the issued and outstanding shares of Utility common stock, and no Utility preferred shares.
(3)	In connection with the Plan of Reorganization, in July and August 2020, the Utility distributed 477,743,590 shares of PG&E Corporation common stock to the PG&E Fire Victim Trust (the “Trust”). As of March 31, 2021, The Trust has advised PG&E Corporation that it continued to hold beneficial ownership of 477,743,590 shares of PG&E Corporation common stock. In a Schedule 13D filed with the SEC on July 10, 2020 by the Trust and the honorable John K. Trotter (ret) as Trustee for the Trust, the Trust and Trustee disclosed that the Trustee may be deemed to have shared dispositive power or shared voting power over shares held by the Trust. Subject to limited exceptions, the Trust has entered into an agreement with PG&E Corporation pursuant to which all shares of PG&E Corporation common stock held by the Trust in excess of 9.9% of the outstanding shares of PG&E Corporation common stock are subject to “mirror voting”, whereby such shares of common stock must be voted in the same proportion as the votes of all other shareholders of PG&E Corporation on all matters except for those directly related to the natural environment or safety. See “Related Party Transactions” below for further information about certain agreements between PG&E Corporation, the Utility, and the Trust.
(4)	The information relates to beneficial ownership as of December 31, 2020, as reported in an amended Schedule 13G/A filed with SEC on February 8, 2021, by FMR LLC and Abigail P. Johnson (FMR LLC’s Director, Chairman, and Chief Executive Officer). For these purposes, FMR LLC and Ms. Johnson report sole voting power with respect to 19,813,452 shares, and sole dispositive power with respect to 151,746,986 shares of PG&E Corporation common stock.
(5)	The information relates to beneficial ownership as of December 31, 2021, as reported in an amended Schedule 13G/A filed with the SEC on February 10, 2021, by The Vanguard Group, Inc. (“Vanguard”). For these purposes, Vanguard has shared voting power with respect to 2,035,490 shares, sole dispositive power with respect to 131,856,001 shares, and shared dispositive power with respect to 3,038,200 shares of PG&E Corporation common stock.
(6)	The information relates to beneficial ownership as of December 31, 2020, as reported in an amended Schedule 13G/A filed with the SEC on February 12, 2021 by Stonehill Capital Management LLC (“Stonehill”) and the following entities and individuals, all of whom share voting and dispositive power with respect to the shares: Stonehill Institutional Partners, L.P., John Motulsky, Christopher Wilson, Jonathan Sacks, Peter Sisitsky, Michael Thoyer, Michael Stern, and Samir Arora. Stonehill Institutional Partners, L.P. on its own has shared voting and dispositive power with respect to 546,223 shares of Utility preferred shares (5.3 percent) only.

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Security Ownership of Management

The following table sets forth the number of shares of PG&E Corporation common stock beneficially owned (as defined in the rules of the SEC) as of March 8, 2021, by the directors, the nominees for director, the NEOs, and all directors and executive officers of PG&E Corporation and the Utility as a group. As of March 8, 2021, no listed individual owned shares of any class of Utility securities. The table also sets forth common stock equivalents credited to the accounts of directors and executive officers under the Corporation’s deferred compensation and equity plans. Directors and Section 16 Officers of the Corporation and the Utility may not engage in any hedging or monetization transactions that limit or eliminate the officer’s ability to profit from an increase in the value of company stock, and generally are prohibited from pledging company stock as collateral for a loan.

Name	Beneficial Stock Ownership(1)(2)	Percent of Class(3)	Common Stock Equivalents(4)	Total
Rajat Bahri(5)	0	*	0	0
Cheryl F. Campbell(5)	15,504	*	0	15,504
Kerry Cooper(5)	0	*	0	0
Jessica Denecour(5)	0	*	0	0
Admiral Mark Ferguson III(5)	0	*	0	0
Robert Flexon(5)	0	*	0	0
W. Craig Fugate(5)	0	*	0	0
Arno Harris(5)	0	*	0	0
Michael Niggli(5)(11)	500	*	0	500
Patricia K. Poppe(5)(6)	609	*	0	609
Dean Seavers(5)	0	*	0	0
William L. Smith(5)(7)	186,231	*	0	186,231
Oluwadara Treseder(5)	0	*	0	0
Benjamin Wilson(5)	0	*	0	0
John M. Woolard(5)	11,628	*	0	11,628
Adam L. Wright(5)(8)	0	*	0	0
Michael A. Lewis(9)	4,209	*	9	4,209
Christopher A. Foster(9)	14,611	*	0	14,611
David S. Thomason(9)	15,306	*	0	15,306
John R. Simon(9)	104,747	*	160	104,907
James M. Welsch(9)	21,254	*	0	21,254
William D. Johnson(9)(10)	1,033,556	*	0 1,033,556
Andrew M. Vesey(9)(10)	27,313	*	0	27,313
Jason P. Wells(9)(10)	39,859	*	0	39,859
Janet C. Loduca(9)(10)	18,901	*	0	18,901
All PG&E Corporation directors and executive officers as a group
(18 persons)	1,457,668	*	160	1,457,828
All Utility directors and executive officers as a group (19 persons)	289,827	*	0	289,827

*	Less than 1 percent
(1)	This column includes any shares held in the name of the spouse, minor children, or other relatives sharing the home of the listed individuals and, in the case of current and former executive officers, includes shares of PG&E Corporation common stock held in the defined contribution retirement plan maintained by PG&E Corporation. The listed individuals have sole voting and investment power over the shares shown in this column. Voting power includes the power to direct the voting of the shares held, and investment power includes the power to direct the disposition of the shares held.
This column also includes the following shares of PG&E Corporation common stock in which the listed individuals share voting and investment power: Mr. Wells 39,759 shares and Mr. Simon 55,106 shares, all PG&E Corporation directors and executive officers as a group 94,865 shares. No reported shares are pledged.
(2)	This column includes the following shares of PG&E Corporation common stock that the individuals have the right to acquire within 60 days of March 8, 2021, through the exercise of vested stock options or the settlement of vested phantom stock awards: Mr. Lewis 2,696 shares, Mr. Foster 3,911 shares, Mr. Thomason 6,354 shares, Mr. Simon 43,989 shares, Mr. Welsch 9,776 shares, Mr. Johnson 975,621 shares, Ms. Loduca 7,332 shares, all PG&E Corporation directors and executive officers as a group 1,033,549 shares, and all Utility directors and executive officers as a group 26,158 shares. These individuals have neither voting power nor investment power with respect to these shares unless and until they are purchased through the exercise of the options or, with respect to the phantom stock awards, settled in shares of PG&E Corporation common stock, under the terms of the 2006 LTIP and the 2014 LTIP.
(3)	The percent of class calculation is based on the number of shares of PG&E Corporation common stock outstanding as of March 8, 2021, which was 1,985,105,703.

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(4)	This column reflects the number of stock units that were purchased by listed individuals through salary and other compensation deferrals or that were awarded under equity compensation plans. The value of each stock unit is equal to the value of a share of PG&E Corporation common stock and fluctuates daily based on the market price of PG&E Corporation common stock. The listed individuals who own these stock units share the same market risk as PG&E Corporation shareholders, although they do not have voting rights with respect to these stock units.
(5)	Messrs. Bahri, Ferguson, Flexon, Fugate, Harris, Niggli, Seavers, Smith, Wilson and Woolard, and Mses. Campbell, Cooper, Denecour, Poppe, and Treseder, are directors of both PG&E Corporation and the Utility. Mr. Wright is a director of the Utility.
(6)	Ms. Poppe currently serves as CEO of PG&E Corporation, effective January 4, 2021.
(7)	Mr. Smith was Interim CEO and President of PG&E Corporation from June 30, 2020, through January 3, 2021. He is included in the Summary Compensation Table as an NEO of PG&E Corporation.
(8)	Mr. Wright currently serves as Executive Vice President, Operations and Chief Operations Officer of Pacific Gas and Electric Company, effective February 1, 2021.
(9)	Messrs. Smith, Foster, Simon, Johnson, and Wells are included in the Summary Compensation Table as NEOs of PG&E Corporation. Messrs. Lewis and Vesey and Ms. Loduca are included in the Summary Compensation Table as NEOs of both PG&E Corporation and the Utility. Messrs. Thomason and Welsch are included in the Summary Compensation Table as NEOs of the Utility only.
(10)	Messrs. Johnson, Vesey, and Wells and Ms. Loduca were NEOs during 2020 but are no longer employed with PG&E Corporation or the Utility.
(11)	Mr. Niggli beneficially owns 500 shares of PG&E Corporation common stock directly in his name or in his self-directed individual account.

Section 16(a) Beneficial Ownership Reporting Compliance

In accordance with Section 16(a) of the Securities Exchange Act of 1934 and SEC regulations, PG&E Corporation’s and the Utility’s directors and certain officers, as well as persons who own greater than 10 percent of the Corporation’s or the Utility’s equity securities, must file reports of ownership and changes in ownership of such equity securities with the SEC and the principal national securities exchange on which those securities are registered, and must furnish the Corporation or the Utility with copies of all such reports that they file.

Based solely on review of copies of such reports received or written representations from certain reporting persons, PG&E Corporation and the Utility believe that during 2020, all filing requirements applicable to their respective directors, officers, and 10 percent shareholders were satisfied. No information is reported for individuals during periods in which they were not directors, officers, or 10 percent shareholders of the applicable company.

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RELATED PARTY TRANSACTIONS

Approval Policy

The Boards of PG&E Corporation and the Utility each adopted a written policy (the companies’ Related Party Transaction Policy (“Policy”)) which generally requires Audit Committee approval or ratification of transactions that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934 (“Item 404(a)”), except that the Policy has a lower dollar threshold than Item 404(a).

Under the Policy, at the first meeting of each year, each company’s Audit Committee reviews, approves, and/or ratifies related party transactions (other than the types of transactions that are excluded from disclosure under Item 404(a), as described below) with values exceeding $10,000 in which either company participates and in which any “Related Party” has a material direct or indirect interest. For these purposes, “Related Party” generally includes (1) any director, nominee for director, or executive officer, (2) holders of greater than 5 percent of that company’s voting securities, and (3) those parties’ immediate family members.

After the annual review and approval of related party transactions, if either company wishes to enter into a new related party transaction, then that transaction must be either pre-approved or ratified by the applicable Audit Committee. If a transaction is not ratified in accordance with the Policy, management will make all reasonable efforts to cancel or annul that transaction.

Where it is not practical or desirable to wait until the next Audit Committee meeting to obtain approval or ratification, the Chair of the applicable Audit Committee may elect to approve a particular related party transaction. If the Chair of the applicable Audit Committee has an interest in the proposed related party transaction, then that transaction may be reviewed and approved by another independent and disinterested member of the applicable Audit Committee. In either case, the individual approving the transaction must report such approval to the full Committee at the next regularly scheduled meeting.

When reviewing any related party transaction, the Audit Committees consider whether the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party. The Policy also requires that each Audit Committee disclose to the respective Board any material related party transactions.

As provided in Item 404(a), the following types of transactions are excluded:

•	Transactions where the rates or charges are determined by competitive bids,
•	Transactions for the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority,
•	Transactions for services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services,
•	Benefits received on a pro rata basis by holders of PG&E Corporation or Utility securities,
•	Transactions where the individual’s interest arises solely (1) from such person’s position as a director of another corporation or organization that is a party to the transaction, (2) from the direct or indirect ownership of such person and a specific group (consisting of directors, nominees for director, and executive officers of the corporation, or any member of their immediate families), in the aggregate, of less than a 10 percent equity interest in another person (other than a partnership) that is a party to the transaction, or (3) from both such position and ownership,
•	Transactions where the individual’s interest arises solely from the holding of an equity interest (including a limited partnership interest, but excluding a general partnership interest) or a creditor interest in another person that is party to the transaction with PG&E Corporation, the Utility, or any of their respective subsidiaries or affiliates, and the transaction is not material to such other person,
•	Transactions where the individual’s interest arises only from such person’s position as a limited partner in a partnership engaged in a transaction with PG&E Corporation or the Utility, in which the individual’s interest (when aggregated with any other Related Parties) is less than 10 percent and the individual does not serve as a general partner of, nor hold another position in, the partnership,
•	An employment relationship or transaction involving an executive officer of the respective company (and any related compensation resulting solely from that relationship or transaction), if the compensation is reported pursuant to Regulation S-K, Item 402,

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•	An employment relationship or transaction involving an executive officer of the respective company (and any related compensation resulting solely from that relationship or transaction), if the compensation would have been reported pursuant to Regulation S-K, Item 402 as compensation earned for services if that individual were an executive officer named in the Summary Compensation Table, and such compensation had been approved or recommended to the Board by the PG&E Corporation Compensation Committee (and the executive officer is not an immediate family member of another Related Party), or
•	Compensation provided to a director, provided that such compensation is reported pursuant to Regulation S-K, Item 407.

Since January 1, 2020, all related party transactions have been approved or ratified by the applicable Audit Committee in accordance with this Policy, with the exception of certain agreements entered into with the PG&E Fire Victim Trust, and which were approved by the Bankruptcy Court and the full PG&E Corporation Board in connection with the Companies’ emergence from Chapter 11.

RELATED PERSON TRANSACTIONS

Since January 1, 2020, an affiliate of Fidelity Management and Research Company, LLC (Fidelity) has provided recordkeeper and trustee services for benefit plans sponsored by PG&E Corporation. During 2020, Fidelity became beneficial owner of at least 5 percent of PG&E Corporation common stock. In exchange for these services, Fidelity affiliates earned approximately $1,100,000 in fees during 2020. The services were (1) approved by the PG&E Corporation Audit Committee, and (2) subject to terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party. Such services were initiated prior to Fidelity becoming a five percent owner of PG&E Corporation common stock, and PG&E Corporation expects that Fidelity affiliates will continue to provide similar services and products in the future, at similar levels, in the normal course of business operations.

Kathy Thomason is employed by the Utility as a Strategic Analyst, Principal, and she is the spouse of David S. Thomason, who is Vice President, Chief Financial Officer, and Controller of the Utility. Since January 1, 2020, Ms. Thomason received compensation and related payments and benefits from the Utility with an annual value of approximately $170,000. Any payments to Ms. Thomason for services rendered during 2021 are expected to be similar in nature and value to payments provided during 2020, consistent with the Utility’s policies and practices that apply to employee compensation generally.

In connection with the Plan of Reorganization, in July and August 2020, the Utility distributed 477,743,590 shares of PG&E Corporation common stock to the Trust and entered into the following agreements with the Trust:

•	Assignment Agreement: On July 1, 2020, the Utility and the Trust entered into an assignment agreement (the “Assignment Agreement”). Pursuant to the Assignment Agreement, the Utility funded the Trust with aggregate consideration consisting of $6.75 billion in cash (including $1.35 billion on a deferred basis in accordance with the Tax Benefits Payment Agreement described below) and 476,995,175 shares of PG&E Corporation common stock (the “Initial Plan Shares”). On August 3, 2020, pursuant to an antidilution provision in the Assignment Agreement, the Utility distributed an additional 748,415 shares of PG&E Corporation common stock to the Trust (together with the Initial Plan Shares, the “Plan Shares”).
•	Registration Rights Agreement: In addition to various obligations relating to registration of PG&E Corporation, the common stock (summarized in PG&E Corporation’s Current Report on Form 8-K filed on June 24, 2020), PG&E Corporation is required to pay the fees and expenses for one counsel for the Trust (subject to a cap of $100,000 for the initial registration and for each assisted underwritten offering) in connection with the initial registration and each assisted underwritten offering, but excluding any underwriting discounts or commissions or fees and expenses of the Trust.
•	Tax Benefits Payment Agreement: The Utility agreed to pay to the Trust in cash an aggregate amount of $1.35 billion, comprising (i) at least $650 million of tax benefits for fiscal year 2020 to be paid on or before January 15, 2021 (the “First Payment Date”), and (ii) of the remainder of the $1.35 billion of tax benefits for fiscal year 2021 to be paid on or before January 15, 2022.

As previously disclosed, in 2020, prior to the effective date of the Plan of Reorganization, PG&E Corporation entered into certain backstop commitment letters and related arrangements with Knighthead Capital Management LLC and Abrams Capital Management, LP, and the Utility entered into certain backstop commitment letters and related arrangements with Stonehill Capital Partners LLC. See “Note 2 – Bankruptcy Filing – Equity Financing - Equity Backstop Commitments and Forward Stock Purchase Agreements” to PG&E Corporation’s and the Utility’s consolidated financial statements for the year ended December 31, 2020, included in PG&E Corporation’s and the Utility’s 10-K for a description of these arrangements.

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Legal Proceedings

Wildfire-Related Derivative Litigation

Two purported derivative lawsuits alleging claims for breach of fiduciary duties and unjust enrichment were filed in the San Francisco County Superior Court on November 16, 2017, and November 20, 2017, respectively, naming as defendants certain current and former members of the Board of Directors and certain current and former officers of PG&E Corporation and the Utility. PG&E Corporation and the Utility are named as nominal defendants. These lawsuits were consolidated by the court on February 14, 2018, and denominated In Re California North Bay Fire Derivative Litigation (now re-captioned Trotter v. Williams et al.). On April 13, 2018, the plaintiffs filed a consolidated complaint. After the parties reached an agreement regarding a stay of the derivative proceeding pending resolution of the tort actions described above and any regulatory proceeding relating to the 2017 Northern California wildfires, on April 24, 2018, the court entered a stipulation and order to stay. The stay was subject to certain conditions regarding the plaintiffs’ access to discovery in other actions. On January 28, 2019, the plaintiffs filed a request to lift the stay for the purposes of amending their complaint to add allegations regarding the 2018 Camp fire. Prior to resolution of the plaintiffs’ request to lift the stay, this matter was automatically stayed by PG&E Corporation’s and the Utility’s commencement of the Chapter 11 Cases, as discussed below. On November 12, 2020, the Trustee for the Fire Victim Trust filed a motion to intervene to substitute as the plaintiff in the matter, to which the parties later stipulated. On March 8, 2021, the court granted the parties’ stipulation to substitute the Trustee as the plaintiff. Separately, on February 24, 2021, the Trustee filed an amended complaint in one of the pending state court derivative actions—the Trotter v. Chew action discussed below—asserting two claims for breach of fiduciary duty against certain of PG&E’s directors and officers. Neither PG&E Corporation nor the Utility is a party to the action. A case management conference was held on March 18, 2021. A hearing on the defendants’ demurrer and a further case management conference is currently scheduled for July 15, 2021. Trial is currently set for June 27, 2022.

On August 3, 2018, a third purported derivative lawsuit, entitled Oklahoma Firefighters Pension and Retirement System v. Chew, et al. (now captioned Trotter v. PG&E Corp., et al.), was filed in the U.S. District Court for the Northern District of California, naming as defendants certain current and former members of the Board of Directors and certain current and former officers of PG&E Corporation and the Utility. PG&E Corporation is named as a nominal defendant. The lawsuit alleges claims for breach of fiduciary duties and unjust enrichment as well as a claim under Section 14(a) of the federal Securities Exchange Act of 1934 alleging that PG&E Corporation’s and the Utility’s 2017 proxy statement contained misrepresentations regarding the companies’ risk management and safety programs. On October 15, 2018, PG&E Corporation filed a motion to stay the litigation. Prior to the scheduled hearing on this motion, this matter was automatically stayed by PG&E Corporation’s and the Utility’s commencement of the Chapter 11 Cases, as discussed below. On December 14, 2020, the court entered a stipulation and order to substitute the Trustee for the Fire Victim Trust as the plaintiff. On March 10, 2021, the court granted the parties’ stipulation to voluntarily dismiss the action without prejudice.

On October 23, 2018, a fourth purported derivative lawsuit, entitled City of Warren Police and Fire Retirement System v. Chew, et al., was filed in San Francisco County Superior Court, alleging claims for breach of fiduciary duty, corporate waste and unjust enrichment. It named as defendants certain current and former members of the Board of Directors and certain current and former officers of PG&E Corporation, and named PG&E Corporation as a nominal defendant. The plaintiff filed a request with the court seeking the voluntary dismissal of this matter without prejudice on January 18, 2019.

On November 21, 2018, a fifth purported derivative lawsuit, entitled Williams v. Earley, Jr., et al. (now captioned Trotter v. Earley, et al.), was filed in federal court in San Francisco, alleging claims identical to those alleged in the Oklahoma Firefighters Pension and Retirement System v. Chew, et al. lawsuit listed above against certain current and former officers and directors, and naming PG&E Corporation and the Utility as nominal defendants. This lawsuit includes allegations related to the 2017 Northern California wildfires and the 2018 Camp fire. This action was stayed by stipulation of the parties and order of the court on December 21, 2018, subject to resolution of the pending securities class action. On January 7, 2021, the court entered a stipulation and order to substitute the Trustee for the Fire Victim Trust as the plaintiff. On March 3, 2021, the court granted the parties’ stipulation to voluntarily dismiss the action without prejudice.

On December 24, 2018, a sixth purported derivative lawsuit, entitled Bowlinger v. Chew, et al. (now captioned Trotter v. Chew, et al.), was filed in San Francisco Superior Court, alleging claims for breach of fiduciary duty, abuse of control, corporate waste, and unjust enrichment in connection with the 2018 Camp fire against certain current and former officers and directors, and naming PG&E Corporation and the Utility as nominal defendants. On February 5, 2019, the plaintiff filed a response to the notice asserting that the automatic stay did not apply to his claims. PG&E Corporation

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and the Utility accordingly filed a Motion to Enforce the Automatic Stay with the Bankruptcy Court as to the Bowlinger action, which was granted. On November 5, 2020, the court entered a stipulation and order to substitute the Fire Victim Trust as the plaintiff. The Trustee for the Fire Victim Trust filed an amended complaint on February 24, 2021, asserting two claims for breach of fiduciary duty against certain of PG&E’s former directors and officers. Neither PG&E Corporation nor the Utility remains a party to the action. A case management conference was held on March 18, 2021. A hearing on the defendants’ demurrer and a further case management conference is currently scheduled for July 15, 2021. Trial is currently set for June 27, 2022.

On January 25, 2019, a seventh purported derivative lawsuit, entitled Hagberg v. Chew, et al., was filed in San Francisco Superior Court, alleging claims for breach of fiduciary duty, abuse of control, corporate waste, and unjust enrichment in connection with the 2018 Camp fire against certain current and former officers and directors, and naming PG&E Corporation and the Utility as nominal defendants. A case management conference is currently set for July 7, 2021.

On January 28, 2019, an eighth purported derivative lawsuit, entitled Blackburn v. Meserve, et al. (now captioned Trotter v. Meserve, et al.), was filed in federal court alleging claims for breach of fiduciary duty, unjust enrichment, and waste of corporate assets in connection with the 2017 Northern California wildfires and the 2018 Camp fire against certain current and former officers and directors, and naming PG&E Corporation as a nominal defendant. On January 8, 2021, the court entered a stipulation and order to substitute the Fire Victim Trust as the plaintiff. On March 10, 2021, the court granted the parties’ stipulation to voluntarily dismiss the action without prejudice.

Due to the commencement of the Chapter 11 Cases, PG&E Corporation and the Utility filed notices in each of these proceedings on February 1, 2019, reflecting that the proceedings were automatically stayed through the Effective Date pursuant to section 362(a) of the Bankruptcy Code. PG&E Corporation’s and the Utility’s rights with respect to the derivative claims asserted against former officers and directors of PG&E Corporation and the Utility were assigned to the Fire Victim Trust under the TCC RSA. The assignment became effective as of the Effective Date of the Plan.

The above purported derivative lawsuits were brought against the named defendants on behalf of PG&E Corporation and/or the Utility. As a result of the assignment of these claims to the Fire Victim Trust, any recovery based on these claims would be paid to the Fire Victim Trust. Any such recovery is limited to the extent of any director and officer insurance policy proceeds paid by any insurance carrier to reimburse PG&E Corporation and/or the Utility for amounts paid pursuant to their indemnification obligations in connection with such causes of action.

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User Guide

DEFINED TERMS

“2006 LTIP” refers to the PG&E Corporation 2006 Long-Term Incentive Plan.
“2014 LTIP” refers to the PG&E Corporation 2014 Long-Term Incentive Plan.
“2019 Form 10-K/A” refers to Amendment No. 1 to the PG&E Corporation and Pacific Gas and Electric Company Annual Report on Form 10-K for the year ended December 31, 2019.
“2021 LTIP” refers to the PG&E Corporation 2021 Long-Term Incentive Plan.
“2020 Annual Report” refers to the PG&E Corporation and Pacific Gas and Electric Company 2020 Joint Annual Report to Shareholders.
“2021 Annual Meetings” refers to the 2021 annual meetings of shareholders of PG&E Corporation and the Utility, which will be held concurrently on May 20, 2021.
“2021 Proxy Materials” refers to the Joint Notice, this Proxy Statement, the Proxy Card or Voting Instruction Card, and the 2020 Annual Report.
“401(k) Plan” refers to the PG&E Corporation Retirement Savings Plan or the PG&E Corporation Retirement Savings Plan for Union-Represented Employees.
“AB 1054” refers to California Assembly Bill 1054 relating to California utilities and wildfire protections
“AB 979” refers to Assembly Bill 979 that requires California-based publicly held corporations to diversify their boards of directors
“Bankruptcy Code” refers to the United States Bankruptcy Code.
“Bankruptcy Court” refers to the U.S. Bankruptcy Court for the Northern District of California.
“Board” refers to the Board of Directors of either PG&E Corporation or the Utility, as applicable.
“CD&A” refers to the section of the Proxy Statement entitled “Compensation Discussion and Analysis.”
“CEO” refers to the position of Chief Executive Officer.
“Chapter 11” refers to chapter 11 of title 11 of the U.S. Code.
“Chapter 11 Cases” refers to voluntary petitions for relief under Chapter 11, which were filed by each of PG&E Corporation and the Utility on January 29, 2019, in the Bankruptcy Court.
“Corporation” refers to PG&E Corporation.
“Corporation Board” refers to the Board of Directors of PG&E Corporation.
“CPUC” refers to the California Public Utilities Commission.
“DEI” refers to Diversity, Equity and Inclusion
“ESG” refers to Environmental, Social and Governance topics covered in this Proxy Statement.
“Federal Monitor” refers to the Utility’s monitor appointed by the federal court to oversee compliance with probation terms.
“Guidelines” refers to the Corporate Governance Guidelines adopted by the Boards of PG&E Corporation and the Utility.
“Independent Auditor” refers to the independent registered public accounting firm.
“Joint Notice” refers to the Joint Notice of Annual Meetings of Shareholders of PG&E Corporation and Pacific Gas and Electric Company.
“LTIP” refers to the 2006 Long-Term Incentive Plan and/or the 2021 Long-Term Incentive Plan.
“NEO” or “Named Executive Officer” refers to an officer who is listed in the Summary Compensation Table of this Proxy Statement.
“Notice of Internet Availability” refers to the “Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 20, 2021, and Notice of Annual Meetings of Shareholders” for PG&E Corporation or the Utility, as applicable, which was mailed to certain shareholders starting on or about April 8, 2021.
“NYSE” refers to the New York Stock Exchange.
“NYSE American” refers to the NYSE American stock exchange (formerly known as NYSE MKT, LLC and as the American Stock Exchange).
“PEO” refers to an officer or officers who serve as “principal executive officer” of PG&E Corporation or Pacific Gas and Electric Company, as appropriate.
“PG&E” refers to both PG&E Corporation and its subsidiary, Pacific Gas and Electric Company, or the “Utility.”

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“POR OII” refers to the Plan of Reorganization Order Instituting Investigation proceeding initiated by the CPUC on September 26, 2019.
“Proxy” refers to your authorization for another person or persons to vote your shares at the 2021 Annual Meetings, in the manner indicated on the Proxy. Also may refer to the person or persons so authorized (also called proxy holders).
“Proxy Card” refers to your proxy card, on which you may indicate how you would like the named proxy holders to vote your shares at the 2021 Annual Meetings.
“Proxy Statement” refers to this 2021 Joint Proxy Statement for PG&E Corporation and the Utility.
“PSU” refers to a performance share unit (sometimes also called a performance share).
“Record Date” is March 22, 2021. This is the date set by the Boards to determine which shareholders may vote at and attend the 2021 Annual Meetings.
“RSU” refers to a restricted stock unit.
“SEC” refers to the United States Securities and Exchange Commission.
“Section 16 Officer” refers to any “officer” as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934.
“STIP” refers to the Short-Term Incentive Plan.
“TCC” refers to the Official Committee of Tort Claimants.
“TCC RSA” refers to Restructuring Support Agreement dated December 6, 2019, with TCC and attorneys and other advisors and agents for certain holders of Fire Victim Claims (as defined therein), as amended.
“TSR” refers to total shareholder return, measured by stock price appreciation and dividends paid, relative to companies in the Performance Comparator Group.
“Utility” refers to Pacific Gas and Electric Company, a subsidiary of PG&E Corporation.
“Voting Instruction Card” refers to the form used by beneficial shareholders or participants in a 401(k) Plan to transmit instructions to the nominee or the plan trustee, respectively, on how to vote any shares for which that shareholder or plan participant has voting rights.

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WEBSITE AVAILABILITY OF GOVERNANCE DOCUMENTS

Current copies of the following corporate governance documents are available online through the Corporate Governance section of PG&E Corporation’s website (www.pgecorp.com/corp/about-us/corporate-governance.page) or the Company Information section of the Utility’s website (www.pge.com/en_US/about-pge/company-information/company-information.page), under the “Get more information about our corporate governance practices” link), as appropriate.

•	Corporate Governance Guidelines for PG&E Corporation and Pacific Gas and Electric Company (which include definitions of “independence” for directors) (under the “PG&E Corporation Policies and Bylaws” and “Pacific Gas and Electric Company Policies and Bylaws” links)
•	Charters for the standing committees of the PG&E Corporation and Utility Boards of Directors, including the following (under the “PG&E Corporation Board of Directors” and “Pacific Gas and Electric Company Board of Directors” links):
•	Audit Committees of PG&E Corporation and the Utility
•	Compensation Committee of PG&E Corporation
•	Compliance and Public Policy Committee of PG&E Corporation
•	Executive Committees of PG&E Corporation and the Utility
•	Finance Committee of PG&E Corporation
•	Nominating and Governance Committee of PG&E Corporation
•	Safety and Nuclear Oversight Committees of PG&E Corporation and the Utility

Current copies of the following codes of conduct, applicable to both companies, are available online through the Compliance and Ethics section of PG&E Corporation’s website (www.pgecorp.com/corp/about-us/compliance-ethics/program.page) or the Company Information section of the Utility’s website (www.pge.com/en_US/about-pge/company-information/company-information.page), under the “Find out why we emphasize compliance and ethics” link), as appropriate.

•	Code of Conduct for Employees (including executive officers)
•	Code of Conduct for Directors

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GENERAL INFORMATION ABOUT THE 2021 ANNUAL MEETINGS AND VOTING

How can I participate in the 2021 Annual Meetings?

The 2021 Annual Meetings of Shareholders of PG&E Corporation and Pacific Gas and Electric Company will be held on May 20, 2021, at 10 a.m. Pacific time. Due to the COVID-19 pandemic, we will only host the 2021 Annual Meetings by live webcast to protect the health and safety of our shareholders, customers, and employees. There will not be a physical in-person meeting. Please be assured that you will be afforded the same rights and opportunities to participate in the virtual meeting as you would at an in-person meeting.

To participate in the 2021 Annual Meetings, follow the instructions on your Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), Proxy Card (if you received a printed copy of the proxy materials), or Voting Instruction Card. With your 16-digit control number found in these materials, you can access the webcast at:

•	For holders of PG&E Corporation common shares, you can access the 2021 Annual Meetings at www.virtualshareholdermeeting.com/PCG2021.
•	For holders of Utility preferred shares, you can access the 2021 Annual Meetings at www.virtualshareholdermeeting.com/PCG-P2021.
•	If you hold both PG&E Corporation common shares and Utility preferred shares, you can view the webcast in one browser using either URL; however, in order to vote you are required to log into each company’s website separately, as discussed below in “How do I vote.”

We encourage you to access the 2021 Annual Meetings approximately 15 minutes prior to the start of the meetings to allow ample time to check in. If you encounter any difficulties during the check-in process or meetings, please call the technical support number posted on the 2021 Annual Meetings log-in page.

Who can participate in the 2021 Annual Meetings?

Only PG&E Corporation and Utility shareholders who held shares as of the Record Date (March 22, 2021), or their duly appointed legal proxies, may participate and vote in the 2021 Annual Meetings.

How do I vote?

We encourage you to vote by proxy over the Internet, telephone, or mail prior to the 2021 Annual Meetings even if you plan to participate. If your shares are registered to you directly, there are three ways to submit your Proxy:

Over the Internet. You may submit your Proxy and vote your shares over the Internet by going to www.proxyvote.com. Voting instructions are provided on either your Notice of Internet Access or, if you received your Proxy Materials by mail, or your Proxy Card.
By telephone. If you received your Proxy Materials by mail, you may submit your Proxy and vote your shares by calling the toll-free number on the Proxy Card.
By mail. If you received your proxy materials by mail, you may submit your Proxy and vote your shares by completing, signing, and dating the Proxy Card and mailing it in the postage-paid envelope provided.

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You can also vote during the 2021 Annual Meetings with your 16-digit control number. For holders of PG&E Corporation shares, you can access the 2021 Annual Meetings and vote your shares at www.virtualshareholdermeeting.com/PCG2021. For holders of Utility shares, you can access the 2021 Annual Meetings and vote your shares at www.virtualshareholdermeeting.com/PCG-P2021.

If you hold shares of both PG&E Corporation and the Utility, we encourage you to vote prior to the 2021 Annual Meetings to ensure that you have time to participate in the meetings. To vote your Corporation and Utility shares at the 2021 Annual Meetings, you will be required to log in with your 16-digit control number to each company’s website, separately. You can still view the webcast in one browser.

If your shares are not registered to you directly but are held indirectly through a broker, bank, trustee, nominee, or other third party (“broker”), follow the instructions provided by your broker to vote your shares. If you do not submit voting instructions to your broker, the broker will not be permitted to vote your shares on any proposal, unless it constitutes a “routine” item and your broker is a member of the NYSE and permitted by NYSE rules to vote on “routine” items. The election of directors, the say-on-pay vote, and equity plan proposals, for example, are “non-routine” items.

If you are a 401(k) Plan participant, specific instructions for voting are noted on the Voting Instruction Card.

What is the voting deadline?

If you hold your shares directly and submit your Proxy over the Internet or by telephone, your vote must be received by 11:59 p.m., Eastern time, on Wednesday, May 19, 2021. These Internet and telephone voting procedures comply with California law. If you submit your Proxy by mail, your vote must be received by 10:00 a.m., Pacific time, on Thursday, May 20, 2021.

If you are a participant in a 401(k) Plan, your voting instructions must be received by 11:59 p.m., Eastern time, on Monday, May 17, 2021, for the 401(k) Plan trustee to vote your shares.

If your shares otherwise are not registered to you directly but are registered in the name of your nominee (such as a broker, bank, trustee, or other third party), please consult information provided by the nominee.

If you participate in the 2021 Annual Meetings via webcast, you can vote your shares until the voting is closed.

Can I change my vote?

If your shares are registered to you directly, you can change your vote or revoke your Proxy any time before it is exercised by doing one of the following before the applicable deadline: (1) returning a signed Proxy Card with a later date, (2) entering a new vote over the Internet or by telephone, (3) notifying the Corporate Secretary of PG&E Corporation or the Utility, as appropriate, in writing, at 77 Beale Street, P.O. Box 770000, San Francisco, California 94177, or (4) voting during the 2021 Annual Meetings until voting is closed. Your participation in the 2021 Annual Meetings will not automatically revoke your Proxy unless you vote again during the 2021 Annual Meetings.

If you are a participant in a 401(k) Plan, you may change your vote at any time prior to 11:59 p.m., Eastern time, on Monday, May 17, 2021. The last vote that the 401(k) Plan trustee receives from you within this timeframe will be the vote that is counted. Participants in a 401(k) Plan are not eligible to vote during the 2021 Annual Meetings.

If your shares otherwise are not registered to you directly but are registered in the name of your nominee (such as a broker, bank, trustee, or other third party), follow the instructions provided by your nominee to change your vote or revoke your voting instructions.

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What am I voting on, and what are each Board’s voting recommendations?

PG&E Corporation shareholders will be voting on the following items and the Board of the Corporation unanimously recommends that you vote as follows:

Item No.	Description	Board’s Voting Recommendation
1	Election of 7 directors(1)	FOR all nominees
2	Ratification of Deloitte & Touche LLP as Independent Auditor for 2021	FOR this proposal
3	Advisory vote to approve executive compensation	FOR this proposal
4	Management proposal to approve the PG&E Corporation 2021 Long-Term Incentive Plan	FOR this proposal
(1)	As of the date of this Proxy Statement, no other candidates have been nominated for election at the 2021 Annual Meetings in opposition to the Corporation Board nominees.

The Utility’s shareholders will be voting on the following items and the Board of the Utility unanimously recommends that you vote as follows:

Item No.(2)	Description	Board’s Voting Recommendation
1	Election of 8 directors	FOR all nominees
2	Ratification of Deloitte & Touche LLP as Independent Auditor for 2021	FOR this proposal
3	Advisory vote to approve executive compensation	FOR this proposal
(2)	There is no Item No. 4 proposal for the Utility.

What vote is required to approve each item?

A majority voting standard applies to the election of each director nominee and to the approval of Item Nos. 2, 3, and 4. Under a majority voting standard, approval occurs if the shares voted “for” a director nominee or other item exceed the number of shares voted “against” that nominee or item. In addition, the shares voting affirmatively must equal at least a majority of the quorum that is required to conduct business at each meeting. This means that the shares voting affirmatively must be greater than 25 percent of the outstanding shares entitled to vote.

When determining whether a majority of the votes cast have approved the PG&E Corporation 2021 Long-Term Incentive Plan (“2021 LTIP”), an “abstention” will have the same effect as a vote against the 2021 LTIP. In determining whether a majority of the shares represented and voting have elected a director nominee or approved any other proposal, abstentions and any broker non-votes (see the definition below under “What is a broker non-vote?”) will not be considered.

For all matters subject to a majority voting standard (other than the 2021 LTIP proposal), abstentions and broker non-votes that occur with respect to the election of a director nominee or a proposal could prevent the election of a nominee or the approval of a proposal if the number of shares voting affirmatively does not constitute a majority of the required quorum.

Abstentions and broker non-votes will be treated as present for the purpose of determining whether a quorum is present at each meeting.

Where shareholders are being asked for an advisory vote or for ratification (Item No. 2 and 3), any voting results with respect to these items will be non-binding on the affected company but will be considered by that company’s Board.

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What is a broker non-vote?

If you hold your shares indirectly through your broker, then your broker is the registered holder of your shares and submits the Proxy to vote your shares. You are the beneficial owner of the shares, and typically you will be asked to provide your broker with instructions as to how you want your shares to be voted. Under the rules of the NYSE, if you fail to provide your broker with voting instructions, your broker can use its discretion to vote your shares on “routine” matters, like the ratification of the appointment of the Independent Auditor. However, your broker may not use its discretion to vote your shares on “non-routine” matters, like director elections, advisory votes on executive compensation, and equity-plan proposals. When a broker votes your shares on routine matters but is unable to vote your shares on other non-routine matters because you have failed to provide instructions on how to vote any non-routine matters, a “broker non-vote” occurs with respect to these other non-routine matters.

What shares am I entitled to vote?

If you are a PG&E Corporation registered shareholder, you are entitled to vote all the shares of PG&E Corporation common stock that you own (or for which you have been given the right to provide instructions as to how such shares should be voted) as of the close of business on March 22, 2021 (Record Date). If you are a Utility registered shareholder, you are entitled to vote all the shares of Utility preferred stock that you own (or for which you have been given the right to provide instructions as to how such shares should be voted) as of the Record Date.

If you are a registered holder of both PG&E Corporation common stock and Utility preferred stock, you are entitled to vote separately on each company’s proposals.

We encourage shareholders to submit proxies in advance of the 2021 Annual Meetings over the Internet, by telephone, or by mail. You can help ensure that your shares are voted at the 2021 Annual Meetings by following the instructions on the enclosed Proxy Card and submitting your votes over the Internet or by telephone, or by completing, signing, dating and returning the enclosed Proxy Card.

Is my vote confidential?

PG&E Corporation and the Utility each have adopted a confidential voting policy under which shareholder votes are revealed only to a non-employee proxy tabulator or an independent inspector of election, except (1) as necessary to meet legal requirements, (2) in a dispute regarding authenticity of proxies and ballots, (3) in the event of a proxy contest if the other party does not agree to comply with the confidential voting policy, and (4) where disclosure may be necessary for either company to assert or defend claims. The policy allows the companies to engage shareholders, and to directly or indirectly (1) accept voting information that is voluntarily provided by shareholders, or (2) request and obtain final shareholder voting information that is or will be publicly disclosed pursuant to law, regulation, or similar requirements.

Who will count the votes?

Broadridge Financial Solutions, Inc. will act as the proxy tabulators and the inspectors of election for the 2021 Annual Meetings. Broadridge Financial Solutions, Inc. is independent of PG&E Corporation and the Utility and their respective directors, officers, and employees. Broadridge Financial Solutions, Inc. will also be the voting instruction tabulator for the 401(k) Plan.

How will the 2021 Annual Meetings be conducted?

The independent non-executive Chair of the Board of PG&E Corporation, or his designee, will preside over the 2021 Annual Meetings and will make any and all determinations regarding the conduct of the meetings.

All items of business described in this Proxy Statement will be deemed presented at the 2021 Annual Meetings.

There will be a general question and answer period. Questions and comments should pertain to corporate performance, items for consideration at the 2021 Annual Meetings, or other matters of interest to shareholders generally. The meetings are not a forum to present general economic, political, or other views that are not directly related to the business of the Corporation or the Utility.

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Are the 2021 Proxy Materials for the 2021 Annual Meetings available online?

Yes. You can go online at investor.pgecorp.com/financials/annual-reports-and-proxy-statements to access the 2021 Proxy Materials.

How many copies of the 2021 Proxy Materials will I receive?

Registered Holders and 401(k) Plan Participants

You will receive one Notice of Internet Availability for each account, unless you have requested paper copies of the proxy materials, in which case you will receive one copy of the 2021 Proxy Materials for each account.

Beneficial Owners

If you receive your proxy materials through Broadridge Investor Communication Solutions (“Broadridge”), and there are multiple beneficial owners at the same address, you may receive fewer Notices of Internet Availability or fewer copies of the 2021 Proxy Materials than the number of beneficial owners at that address. SEC rules permit Broadridge to deliver only one Notice of Internet Availability or only one copy of the 2021 Proxy Materials to multiple beneficial owners sharing an address, unless the applicable company receives contrary instructions from any beneficial owner at that address.

If you receive your proxy materials through Broadridge and (1) you currently receive only one copy of the Notice of Internet Availability or only one copy of the 2021 Proxy Materials at a shared address but you wish to receive an additional copy of the Notice of Internet Availability or of the 2021 Proxy Materials or any future notices or proxy materials, or (2) you share an address with other beneficial owners who also receive their separate notices of Internet availability or proxy materials through Broadridge and you wish to request delivery of a single copy of any notice of Internet availability or of the proxy materials to the shared address in the future, please contact Broadridge by calling 1-866-540-7095 or mailing Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

What does it mean if I receive more than one Notice of Internet Availability or Proxy Card on or about the same time?

It means that your PG&E Corporation common shares or Utility preferred shares are registered differently or are in more than one account. In order to vote all of your shares, please sign and return each Proxy Card or, if you vote over the Internet, by telephone or during the 2021 Annual Meetings, vote once for each Notice of Internet Availability or Proxy Card you receive.

What if I submit my Proxy but I do not specify how I want my shares voted?

For PG&E Corporation’s registered shareholders, the Corporation’s proxy holders will vote your shares in accordance with the Corporation Board’s recommendations, which are as follows: “For” each of the Corporation Board’s nominees for director and “For” Item Nos. 2, 3, and 4. For the Utility’s registered shareholders, the Utility’s proxy holders will vote your shares in accordance with the Utility Board’s recommendations, which are as follows: “For” each of the nominees for director and “For” Item Nos. 2 and 3.

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What if I do not submit my Proxy or Voting Instruction Card?

If you are a registered shareholder, your shares will not be voted if you do not submit your Proxy or vote during the virtual 2021 Annual Meetings. If you are a participant in a 401(k) Plan, your shares will not be voted if you do not submit your Voting Instruction Card. If you hold your shares through a broker (or other intermediary), your broker may vote your shares in the broker’s discretion on “routine” matters, as discussed above under “What is a broker non-vote?” Your vote is extremely important. Even if you plan to participate in the 2021 Annual Meetings, we request that you act promptly to vote your shares by completing, signing and dating the enclosed Proxy Card and returning it in the enclosed postage-paid envelope, or by voting over the Internet or by telephone by following the instructions provided on the enclosed Notice of Internet Availability, Proxy Card or Voting Instruction Card.

How many shares are entitled to vote at the 2021 Annual Meetings?

As of the Record Date, there were 1,985,105,703 PG&E Corporation common shares, without par value, outstanding and entitled to vote. Each share is entitled to one vote.

As of the Record Date, there were 10,319,782 Utility first preferred shares, $25 par value, and 264,374,809 Utility common shares, $5 par value, outstanding and entitled to vote. Each share is entitled to one vote.

How much will this Proxy solicitation cost?

All costs of soliciting Proxies on behalf of PG&E Corporation and the Utility will be borne by PG&E Corporation and the Utility.

PG&E Corporation and the Utility hired Broadridge Financial Solutions, Inc. to assist in the proxy solicitation of votes for a fee of $17,000 plus reasonable out-of-pocket expenses. In addition, the Corporation and the Utility will reimburse brokerage houses and other custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders. The companies’ solicitation of Proxies also may be made in person, by telephone, or by electronic communications by the companies’ respective directors, officers, and employees, who will not receive additional compensation for those solicitation activities.

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2022 ANNUAL MEETINGS

What is the date of the 2022 annual meetings?

PG&E Corporation and the Utility currently anticipate that the date of their 2022 annual meetings will be roughly one year after the date of the 2021 Annual Meetings. Exact dates will be communicated to shareholders in the proxy materials for those meetings.

Can I submit nominees for inclusion in proxy materials for the 2022 annual meetings?

PG&E Corporation’s bylaws include proxy access provisions. Under these provisions, shareholders of PG&E Corporation who meet the requirements set forth in the bylaws may submit director nominations for inclusion in the Corporation’s proxy materials. Proxy access nominations for the Corporation’s 2022 annual meeting must be provided to the PG&E Corporation Corporate Secretary no earlier than November 9, 2021, and no later than December 9, 2021, and must meet all requirements set forth in the bylaws. However, if the Corporation’s 2022 annual meeting is scheduled on a date that is more than 30 days before or after the anniversary date of the 2021 Annual Meetings, a proxy access nomination for the 2022 meeting generally will be timely if it is received no later than the close of the business on the date that is 180 days prior to the 2022 annual meeting date or the 10th day after the date on which the date of the 2022 annual meeting is disclosed, whichever is later. The Utility did not adopt proxy access bylaw provisions, given the fact that over 95 percent of the Utility’s common stock is held by PG&E Corporation; no Utility shareholders may submit director nominations via proxy access.

Can shareholders introduce proposals (other than proxy access proposals, but including director nominations) during the 2022 annual meetings?

If you are a shareholder of PG&E Corporation or the Utility and would like to introduce a proposal or other business during that company’s 2022 annual meeting, each company’s bylaws require that your proper advance written notice of the matter be received at the principal executive office of the applicable company no earlier than January 20, 2022, and no later than 5:00 p.m., Pacific time, on February 19, 2022. However, if the 2022 annual meeting of either company is scheduled on a date that differs by more than 30 days from the anniversary date of the 2021 Annual Meetings, your notice will be timely if it is received no later than the 10th day after the date on which that company publicly discloses the date of its 2022 annual meeting. You must also provide information regarding your proposal, and satisfy other requirements as set forth in the applicable company’s bylaws.

If your proposal involves nominating an individual for director during the annual meetings, certain additional information regarding the nominees and the nomination must be provided in your advance written notice regarding the nominee, which must be submitted in accordance with procedures set forth in the applicable company’s bylaws.

What is the submission deadline if I want my shareholder proposal to be included in the proxy statement for the 2022 annual meetings?

If you would like to submit a proposal to be included in the proxy statement for PG&E Corporation’s or the Utility’s 2022 annual meeting pursuant to SEC Rule 14a-8, the applicable company’s Corporate Secretary must receive your proposal no later than December 9, 2021.

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How and where can I make a submission?

If you wish to submit advance notice of any business to be brought before the 2022 annual meetings (including notice of any proxy access nominees), or a shareholder proposal for inclusion in the 2022 joint proxy statement, you may submit such notice or proposal via e-mail, fax, or U.S. mail (all shown below). If you submit a notice or proposal via U.S. mail, we recommend that you use a delivery method that indicates when your submission was received at the principal executive office of the applicable company.

E-Mail: CorporateSecretary@pge.com

Fax: 415-973-8719

U.S. Mail:

Office of the Corporate Secretary

PG&E Corporation/Pacific Gas and Electric Company
P.O. Box 770000
San Francisco, California 94177

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Appendix A: PG&E Corporation 2021 Long-Term Incentive Plan

(As adopted effective [   ], 2021)

1.	Establishment, Purpose and Term of Plan.

1.1	Establishment. The PG&E Corporation 2021 Long-Term Incentive Plan, as amended from time to time (the “Plan”), is hereby established effective as of the later of the date approved by the shareholders of the Company or June 1, 2021 (the “Effective Date”). This Plan replaces the PG&E Corporation 2014 Long-Term Incentive Plan.
1.2	Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its shareholders by providing an incentive to attract and retain the best qualified personnel to perform services for the Participating Company Group, by motivating such persons to contribute to the growth and profitability of the Participating Company Group, by aligning their interests with interests of the Company’s shareholders, and by rewarding such persons for their services by tying a significant portion of their total compensation package to the success of the Company. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Shares, Performance Units, Restricted Stock Units, Deferred Compensation Awards and other Stock-Based Awards as described below.
1.3	Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which no Awards remain outstanding under the Plan. However, the term during which all Awards shall be granted, if at all, shall be within ten (10) years from the Effective Date. Moreover, Incentive Stock Options shall not be granted later than March 3, 2031 (ten (10) years from the date on which the Plan was adopted by the Board).

2.	Definitions and Construction.

2.1	Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:
(a)	“Affiliate” means (i) an entity that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity that is controlled by the Company directly, or indirectly through one or more intermediary entities. For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; provided that “affiliate” also shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.
(b)	“Award” means any Option, SAR, Restricted Stock Award, Performance Share, Performance Unit, Restricted Stock Unit or Deferred Compensation Award or other Stock-Based Award granted under the Plan.
(c)	“Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant (which may also be in electronic form).
(d)	“Board” means the Board of Directors of the Company.
(e)	“Change in Control” means, unless otherwise defined by the Participant’s Award Agreement or contract of employment or service, the occurrence of any of the following:
(i)	any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any benefit plan for Employees or any trustee, agent or other fiduciary for any such plan acting in such person’s capacity as such fiduciary), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), of stock of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding voting stock; or

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(ii)	during any two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority of the Board, unless the election, or the nomination for election by the shareholders of the Company, of each new Director was approved by a vote of at least two-thirds (2/3) of the Directors then still in office (1) who were Directors at the beginning of the period or (2) whose election or nomination was previously so approved; or
(iii)	the consummation of any consolidation or merger of the Company other than a merger or consolidation which would result in the holders of the voting stock of the Company outstanding immediately prior thereto continuing to directly or indirectly hold at least seventy percent (70%) of the Combined Voting Power of the Company, the surviving entity in the merger or consolidation or the parent of such surviving entity outstanding immediately after the merger or consolidation; or
(iv)	(1) the consummation of any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of the Company, or (2) the approval of the Shareholders of the Company of a plan of liquidation or dissolution of the Company.
For purposes of paragraph (iii), the term “Combined Voting Power” shall mean the combined voting power of the Company’s or other relevant entity’s then outstanding voting stock.
(f)	“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.
(g)	“Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.
(h)	“Company” means PG&E Corporation, a California corporation, or any successor corporation thereto.
(i)	“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services, or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.
(j)	“Deferred Compensation Award” means an award of Stock Units granted to a Participant pursuant to Section 12 of the Plan.
(k)	“Director” means a member of the Board.
(l)	“Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code, except as otherwise set forth in the Plan or an Award Agreement.
(m)	“Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.
(n)	“Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.
(o)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

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(p)	“Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:
(i)	Except as otherwise determined by the Committee, if, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the New York Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.
(ii)	Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value on the basis of the opening, closing, high, low or average sale price of a share of Stock or the actual sale price of a share of Stock received by a Participant on such date, the preceding trading day, the next succeeding trading day, or an average determined over a period of trading days. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan.
(iii)	If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction that, by its terms, will never lapse.
(q)	“Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.
(r)	“Insider” means an Officer, a Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.
(s)	“Net-Exercise” means a procedure by which the Participant will be issued a number of shares of Stock determined in accordance with the following formula:
X = Y(A-B)/A, where
X = the number of shares of Stock to be issued to the Participant upon exercise of the Option;
Y = the total number of shares with respect to which the Participant has elected to exercise the Option;
A = the Fair Market Value of one (1) share of Stock;
B = the exercise price per share (as defined in the Participant’s Award Agreement).
(t)	“Non-employee Director” means a Director who is not an Employee.
(u)	“Non-employee Director Award” means an Award granted to a Non-employee Director pursuant to Section 7 of the Plan.
(v)	“Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) an incentive stock option within the meaning of Section 422(b) of the Code.
(w)	“Officer” means any person designated by the Board as an officer of the Company.
(x)	“Option” means the right to purchase Stock at a stated price for a specified period of time granted to a Participant pursuant to Section 6 or Section 7 of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.
(y)	“Option Expiration Date” means the date of expiration of the Option’s term as set forth in the Award Agreement.
(z)	“Parent Corporation” means any present or future “parent corporation” of the Company in an unbroken chain of corporations ending with the Company in which each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
(aa)	“Participant” means any eligible person who has been granted one or more Awards.

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(bb)	“Participating Company” means the Company or any Affiliate.
(cc)	“Participating Company Group” means, at any point in time, all entities collectively that are then Participating Companies.
(dd)	“Performance Award” means an Award of Performance Shares or Performance Units.
(ee)	“Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 of the Plan that provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.
(ff)	“Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3 of the Plan.
(gg)	“Performance Period” means a period established by the Committee pursuant to Section 10.3 of the Plan at the end of which one or more Performance Goals are to be measured.
(hh)	“Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 of the Plan to receive a payment equal to the value of a share of Stock, based upon performance.
(ii)	“Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 of the Plan to receive a payment equal to a cash value as determined by the Committee, based upon performance.
(jj)	“Prior Plan” means the PG&E Corporation 2014 Long-Term Incentive Plan.
(kk)	“Restricted Stock Award” means an Award of Restricted Stock.
(ll)	“Restricted Stock Unit” or “Stock Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 11 or Section 12 of the Plan, respectively, to receive a share of Stock or payment equal to the value of a share of Stock on a date determined in accordance with the provisions of Section 11 or Section 12, as applicable, and the Participant’s Award Agreement.
(mm)	“Restriction Period” means the period established in accordance with Section 9.4 of the Plan during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.
(nn)	“Retirement” means termination as an Employee with the Participating Company Group at age 55 or older, provided that the Participant was an Employee for at least five consecutive years prior to the date of such termination.
(oo)	“Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.
(pp)	“SAR” or “Stock Appreciation Right” means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 8 of the Plan to receive payment in any combination of shares of Stock or cash of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.
(qq)	“Securities Act” means the Securities Act of 1933, as amended.
(rr)	“Separation from Service” means a Participant’s “separation from service,” within the meaning of Section 409A of the Internal Revenue Code.
(ss)	“Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave, the Participant’s Service shall be deemed terminated, and any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option commencing on the third (3rd) month from such deemed termination, unless the Participant’s right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A

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Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.
(tt)	“Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2 of the Plan.
(uu)	“Stock-Based Awards” means any award that is valued in whole or in part by reference to, or is otherwise based on, the Stock, including dividends on the Stock, but not limited to those Awards described in Sections 6 through 12 of the Plan.
(vv)	“Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company in an unbroken chain of corporations beginning with the Company in which each of the corporations other than the last corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
(ww)	“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary Corporation or with which the Company or any Subsidiary Corporation combines.
(xx)	“Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Parent Corporation or Subsidiary Corporation that is a Participating Company within the meaning of Section 422(b)(6) of the Code.
(yy)	“Vesting Conditions” mean those conditions established in accordance with Section 9.4 or Section 11.2 of the Plan prior to the satisfaction of which shares subject to a Restricted Stock Award or Restricted Stock Unit Award, respectively, remain subject to forfeiture or a repurchase option in favor of the Company upon the Participant’s termination of Service, or other deadline for satisfying such conditions, as applicable.
2.2	Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
3.	Administration.
3.1	Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.
3.2	Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election. In addition, to the extent specified in a resolution adopted by the Board, the Chief Executive Officer of the Company shall have the authority to grant Awards to an Employee who is not an Insider and who is receiving a salary below the level that requires approval by the Committee provided that the terms of such Awards conform to guidelines established by the Committee.
3.3	Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.
3.4	Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:
(a)	to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award based on the recommendation of the Chief Executive Officer of the Company, except that (i) Awards to the Chief Executive Officer shall be based on the recommendation of the independent members of the Board in compliance with applicable stock exchange rules, (ii) Non-employee Director Awards shall be granted automatically pursuant to Section 7 of the Plan, and (iii) other Awards to Non-employee Directors shall be approved by the Board;

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(b)	to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;
(c)	to determine the Fair Market Value of shares of Stock or other property;
(d)	to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;
(e)	to determine whether an Award will be settled in shares of Stock, cash, or in any combination thereof;
(f)	to approve one or more forms of Award Agreement;
(g)	to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;
(h)	to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;
(i)	without the consent of the affected Participant and notwithstanding the provisions of any Award Agreement to the contrary, to unilaterally substitute at any time a Stock Appreciation Right providing for settlement solely in shares of Stock in place of any outstanding Option, provided that such Stock Appreciation Right covers the same number of shares of Stock and provides for the same exercise price (subject in each case to adjustment in accordance with Section 4.2) as the replaced Option and otherwise provides substantially equivalent terms and conditions as the replaced Option, as determined by the Committee, and subject to limitations set forth in Section 3.5;
(j)	to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards;
(k)	to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable, to the extent not inconsistent with the provisions of the Plan or applicable law; and
(l)	to delegate to the Chief Executive Officer or the senior officer responsible for human resources the authority with respect to ministerial matters regarding the Plan and Awards made under the Plan.
3.5	Option or SAR Repricing/Buyout. Notwithstanding anything to the contrary set forth in the Plan, without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Company shall not approve a program providing for any of the following: (a) the cancellation of outstanding Options or SARs and the grant in substitution therefore of new Options or SARs having a lower exercise price, another Award, cash or a combination thereof (other than in connection with a Change in Control), (b) the amendment of outstanding Options or SARs to reduce the exercise price thereof, (c) the purchase of outstanding unexercised Options or SARs by the Company, whether by cash payment or otherwise, if the exercise price of such Option or SAR is higher than the fair market value of an underlying share of Stock as of the date of purchase, or (d) any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchanges on which the Stock is listed. This paragraph shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Section 424 of the Code. For the avoidance of doubt, this Section 3.5 shall not preclude any action taken without shareholder approval that is described in Section 4.2.

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3.6	Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.
4.	Shares Subject to Plan.
4.1	Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 44 million (44,000,000), plus any shares authorized but not covered by an award under the Prior Plan as of the Effective Date. After the Effective Date, no Awards may be granted under the Prior Plan. Shares of Stock issued hereunder shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If (i) an outstanding Award for any reason expires or is forfeited, terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan; or (ii) after the Effective Date, an outstanding Award under the Prior Plan (whenever granted) for any reason expires or is forfeited, terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award under the Prior Plan subject to forfeiture or repurchase are forfeited or repurchased by the Company, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan (and shall again be available for issuance under the Plan) with respect to any portion of an Award (or, after the Effective Date, an award under the Prior Plan) that is settled in cash (other than in the case of Options or SARs, in which case shares of Stock having a Fair Market Value equal to the cash delivered shall be deemed issued pursuant to the Plan). Upon the exercise of an SAR (or, after the Effective Date, exercise of an SAR that was granted under the Prior Plan), the gross number of shares for which the SAR is exercised shall be deemed issued and shall not again be available for issuance under the Plan. Any Shares that are withheld by the Company or tendered by a Participant (by either actual delivery or attestation) on or after the Effective Date (i) to pay the Exercise Price of an Option granted under the Plan or the Prior Plan or (ii) to satisfy tax withholding obligations associated with an Option or SAR granted under the Plan or the Prior Plan, shall not become available again for grant under the Plan. Any Shares that were purchased by the Company on the open market on or after the Effective Date with the proceeds from the exercise of an Option granted under the Plan or the Prior Plan shall not become available for grant under the Plan. In the event that after the Effective Date, withholding tax liabilities arising in connection with an Award (other than an Option or SAR) under this Plan or the Prior Plan are satisfied by the tendering of shares of Stock (either actually or by attestation) or by the withholding of shares by the Company, then in each such case (other than in the case of such shares tendered or withheld in connection with the exercise of Options or SARs) the shares of Stock so tendered or withheld shall be added to the shares available for grant under the Plan on a one-for-one basis.
4.2	Adjustments for Changes in Capital Structure. Subject to any required action by the shareholders of the Company or Section 409A of the Code, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the shareholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and kind of shares subject to the Plan and to

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any outstanding Awards, in the Award limits set forth in Section 5.4, and in the exercise or purchase price per share under any outstanding Award, in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number. The Committee in its sole discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.
4.3	Substitute Awards. To the extent permitted under the rules of the applicable stock exchange on which the Stock is listed, Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan, nor shall Shares subject to a Substitute Award be added to the shares of Stock available for Awards under the Plan as provided above. Additionally, subject to the rules of the applicable stock exchange on which the Stock is listed, in the event that a company acquired by the Company or any Subsidiary Corporation or with which the Company or any Subsidiary Corporation combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares authorized for grant under the Plan (and shares subject to such Awards shall not be added to the shares available for Awards under the Plan as provided in the paragraphs above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.
5.	Eligibility and Award Limitations.
5.1	Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors (including Non-employee Directors). For purposes of the foregoing sentence, “Employees,” “Consultants” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Participating Company Group; provided, however, that no Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service. A Non-employee Director Award may be granted only to a person who, at the time of grant, is a Non-employee Director.
5.2	Participation. Awards other than Non-employee Director Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.
5.3	Incentive Stock Option Limitations.
(a)	Persons Eligible. An Incentive Stock Option (“ISO”) may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee on the condition that such person become an Employee of an ISO-Qualifying Corporation shall be deemed granted effective on the date such person commences Service with an ISO-Qualifying Corporation, with an exercise price determined as of such date in accordance with Section 6.1.
(b)	Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options that exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with

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respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.
5.4	Award Limits.
(a)	Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed the number of shares set forth in the first sentence of Section 4.1 plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations thereunder, any shares of Stock that again become available for issuance pursuant to the remaining provisions of Section 4.1.
(b)	Non-employee Director Award Limits. The maximum aggregate value of equity- and cash-based Awards granted to any Non-employee Director for service in such capacity during any calendar year shall not exceed $750,000 (“Annual Limit”), except that, in the case of a Non-employee Director who is serving as Chairman of the Board, the Annual Limit shall be increased by 200%. The value of an equity-based Award shall be based on the Award’s grant date fair value as determined under applicable accounting standards.
5.5	Dividends and Dividend Equivalents. Notwithstanding anything herein to the contrary, cash dividends, stock and any other property (other than cash) distributed as a dividend, a Dividend Equivalent or otherwise with respect to any Award (a) shall either (i) not be paid or credited or (ii) be accumulated, (b) shall be subject to restrictions and risk of forfeiture to the same extent as the underlying Award with respect to which such cash, stock or other property has been distributed, and (c) shall be paid after such restrictions and risk of forfeiture lapse in accordance with the terms of the applicable Award Agreement.
5.6	Minimum Vesting Period. Except in the case of Substitute Awards granted pursuant to Sections 4.3, any equity-based Award (including any portion thereof) shall have a minimum vesting period of one year from the date of its grant with no vesting prior to the first anniversary of the grant date. Notwithstanding the foregoing, (i) the Committee may provide in an Award Agreement or following the time of grant that the vesting of an Award shall accelerate in the event of the Participant’s death, Disability, Retirement, or a termination of Service other than for cause, and (ii) the Committee may grant Awards covering up to five percent (5%) of the total number of shares of Stock authorized under Section 4.1 of the Plan (subject to adjustment pursuant to Section 4.2 of the Plan) without respect to the minimum vesting requirements set forth in this Section 5.6. Notwithstanding the foregoing, with regard to Awards granted to a Non-employee Director, the vesting of such Awards will be deemed to satisfy the one (1) year minimum vesting requirement to the extent that the Awards vest on the earlier of the one (1) year anniversary of the date of grant and the next annual meeting of the Company’s shareholders that is at least fifty (50) weeks after the immediately preceding year’s annual meeting.
6.	Terms and Conditions of Options.
Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions.
6.1	Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted as a Substitute Award, except as would result in taxation under Section 409A or loss of ISO status.

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6.2	Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.
6.3	Payment of Exercise Price.
(a)	Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by delivery of a properly executed notice of exercise electing a Net-Exercise, (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Committee may at any time or from time to time grant Options that do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or that otherwise restrict one or more forms of consideration. Notwithstanding the foregoing, an Award Agreement may provide that, if on the last day of the term of an Option the Fair Market Value of one share exceeds the option price per share, and the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option, to the extent vested, shall be deemed to have been exercised by the Participant on such day with payment made by withholding shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of shares for which the Option was deemed exercised, less the number of shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional share shall be settled in cash.
(b)	Limitations on Forms of Consideration.
(i)	Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.
(ii)	Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve, or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company, notwithstanding that such program or procedures may be available to other Participants.
6.4	Effect of Termination of Service.
(a)	Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee, an Option shall be exercisable after a Participant’s termination of Service only during the applicable time periods provided in the Award Agreement.
(b)	Extension if Exercise Prevented by Law. Notwithstanding the foregoing, unless the Committee provides otherwise in the Award Agreement, if the exercise of an Option within the applicable time periods is prevented by the provisions of Section 15 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the earlier of the Option Expiration Date and the tenth anniversary of the date of grant of the Option.

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(c)	Extension if Exercise Prohibited by Law. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (other than an Incentive Stock Option) the exercise of the Option is prohibited by applicable law, the term of the Option shall be extended for a period of thirty (30) days following the end of the legal prohibition.
7.	Terms and Conditions of Non-employee Director Awards.

Non-employee Director Awards granted under this Plan shall be automatic and non-discretionary and shall comply with and be subject to the terms and conditions set forth in this Section 7.

The grant date for all Non-employee Director awards to be made under this Section 7 shall be the later of (1) the date on which the independent inspector of election certifies the results of the annual election of directors by shareholders of PG&E Corporation, or (2) the date that this Plan becomes effective and grants can be made consistent with legal requirements; provided, however, that in extraordinary circumstances, the grant shall be delayed until the first business day of the next open trading window period following certification of the director election results, as determined by the General Counsel of PG&E Corporation (the “Grant Date”).

7.1	Grant of Restricted Stock Unit.
(a)	Timing and Amount of Grant. Each person who is a Non-employee Director on the Grant Date (other than a Non-employee Director who is serving as the Company’s non-executive chair of the Board) shall receive a grant of Restricted Stock Units with the number of Restricted Stock Units determined by dividing $140,000 by the Fair Market Value of the Stock on the Grant Date (rounded down to the nearest whole Restricted Stock Unit). A Non-employee Director who also serves as the Company’s non-executive chair of the Board on the Grant Date shall receive a grant of Restricted Stock Units with the number of Restricted Stock Units determined by dividing $220,000 by the Fair Market Value of the Stock on the Grant Date (rounded down to the nearest whole Restricted Stock Unit). The Restricted Stock Units awarded to a Non-employee Director shall be credited to the director’s Restricted Stock Unit account. Each Restricted Stock Unit awarded to a Non-employee Director in accordance with this Section 7.1(a) shall be deemed to be equal to one (1) (or fraction thereof) share of Stock on the Grant Date, and the value of the Restricted Stock Unit shall thereafter fluctuate in value in accordance with the Fair Market Value of the Stock. No person shall receive more than one grant of Restricted Stock Units pursuant to this Section 7.1(a) during any calendar year.
(b)	Dividend Rights. Each Non-employee Director’s Restricted Stock Unit account shall be credited quarterly on each dividend payment date with additional Restricted Stock Units (including fractions computed to three decimal places) determined by dividing (1) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the account by (2) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award.
(c)	Vesting and Settlement of Restricted Stock Units. Restricted Stock Units shall vest on the earlier of (i) the first anniversary of the Grant Date or (ii) the last day of the director’s elected term (the normal vesting date). Restricted Stock Units credited to a Non-employee Director’s Restricted Stock Unit account shall, to the extent vested, be settled in a lump sum by the issuance of an equal number of shares of Stock, rounded down to the nearest whole share, upon the earliest of (i) the first anniversary of the Grant Date (the normal settlement date), (ii) the Non-employee Director’s death, (iii) the Non-employee Director’s Disability (within the meaning of Section 409A of the Code), or (iv) the Non-employee Director’s Separation from Service following a Change in Control. However, a Non-employee Director may irrevocably elect, no later than December 31 of the calendar year prior to the Grant Date of the Restricted Stock Units (or such later time permitted by Section 409A) to have the Non-employee Director’s Restricted Stock Unit account settled in (1) a series of 10 approximately equal annual installments (which shall be separate payments for purposes of Section 409A) commencing in January of any year following the normal settlement date, or (2) a lump sum in January of any future year following the normal settlement date. In the event that the Non-employee Director elects settlement of the Restricted Stock Units in accordance with the immediately preceding sentence, the Restricted Stock Units shall be earlier settled in a lump sum, to the extent vested, upon the occurrence of any of the events set forth in Section 7.1(c)(ii) through 7.1(c)(iv) prior to the elected settlement date (or commencement thereof in the case of settlement in 10 equal annual installments). In the event that a Non-employee Director elects to have the Non-employee Director’s Restricted Stock

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Unit account settled in a series of 10 approximately equal annual installments commencing in January of any year following the normal settlement date and one of the events set forth in Section 7.1(c) (ii) through 7.1(c)(iv) occurs after commencement of such installments but prior to full settlement of the Non-employee Director’s Restricted Stock Units, then any remaining unsettled Restricted Stock Units will be settled in a lump sum upon the occurrence of the applicable event but only to the extent that such acceleration would not result in the imposition of taxation under Section 409A. The Board may authorize other deferral alternatives with respect to Restricted Stock Units granted to Non-employee Directors, provided that such deferral alternatives comply with the deferral timing and other requirements of Section 409A. Such deferral alternatives may include, without limitation, deferral until the Non-employee Director’s separation from service or until the January following such separation.

7.2	Effect of Termination of Service as a Non-employee Director.
(a)	Forfeiture of Award. If the Non-employee Director has a Separation from Service prior to the normal vesting date, all Restricted Stock Units credited to the Participant’s account that have not vested in accordance with Section 7.2(b) or 7.3 shall be forfeited to the Company from and after the date of such Separation from Service, and the Participant shall cease to have any rights with respect thereto; provided, however, that if the Non-employee Director Separates from Service due to a pending Disability determination, such forfeiture shall not occur until a finding that such Disability has not occurred.
(b)	Death or Disability. If the Non-employee Director becomes “disabled,” within the meaning of Section 409A of the Code or in the event of the Non-employee Director’s death, all Restricted Stock Units credited to the Non-employee Director’s account shall immediately vest and become payable, in accordance with Section 7.1(c), to the Participant (or the Participant’s legal representative or other person who acquired the rights to the Restricted Stock Units by reason of the Participant’s death) in the form of a number of shares of Stock equal to the number of Restricted Stock Units credited to the Restricted Stock Unit account, rounded down to the nearest whole share.
(c)	Notwithstanding the provisions of Section 7.1(c) above, the Board, in its sole discretion, may amend this Section 7 or establish different terms and conditions pertaining to Non-employee Director Awards, in compliance with Section 409A of the Code.
7.3	Other Awards to Non-employee Directors. Notwithstanding anything to the contrary set forth in this Plan, subject to Section 5.4(b) of the Plan, Non-employee Directors shall be eligible to receive all types of Awards under the Plan in addition to or instead of Non-employee Director Awards, as may be determined by the Board.
8.	Terms and Conditions of Stock Appreciation Rights.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions.

8.1	Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.
8.2	Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (other than in connection with Substitute Awards granted in accordance with Code Section 424(a)): (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall not be less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.
8.3	Exercisability and Term of SARs.
(a)	Tandem SARs. Tandem SARs shall be exercisable only at the time and only to the extent that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option.

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(b)	Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR.
(c)	Extension if Exercise Prevented by Law. Notwithstanding the foregoing, unless the Committee provides otherwise in the Award Agreement, if the exercise of an SAR within the applicable time periods is prevented by the provisions of Section 15 below, the SAR shall remain exercisable until three (3) months (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the SAR is exercisable, but in any event no later than the earlier of the date of expiration of the SAR’s term (as set forth in the applicable Award Agreement) and the tenth anniversary of the date of grant of the SAR.
(d)	Extension if Exercise Prohibited by Law. Notwithstanding the foregoing, in the event that on the last business day of the term of an SAR the exercise of the SAR is prohibited by applicable law, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition.
8.4	Deemed Exercise of SARs. An Award Agreement may provide that if on the last day of the term of an SAR, the Fair Market Value of one share exceeds the grant price per share of the Stock Appreciation Right, and the Participant has not exercised the SAR or the tandem Option (if applicable), and the SAR has not otherwise expired, the SAR, to the extent then vested, shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of shares (or cash) required for withholding taxes; provided, however, any fractional share shall be settled in cash.
8.5	Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee in the grant of an SAR and set forth in the Award Agreement, an SAR shall be exercisable after a Participant’s termination of Service only as provided in the Award Agreement.
9.	Terms and Conditions of Restricted Stock Awards.

Restricted Stock Awards shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions.

9.1	Types of Restricted Stock Awards Authorized. Restricted Stock Awards may or may not require the payment of cash compensation for the stock. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4 or other performance conditions established by the Committee.
9.2	Purchase Price. The purchase price, if any, for shares of Stock issuable under each Restricted Stock Award and the means of payment shall be established by the Committee in its discretion.
9.3	Purchase Period. A Restricted Stock Award requiring the payment of cash consideration shall be exercisable within a period established by the Committee; provided, however, that no Restricted Stock Award granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service.
9.4	Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any Restriction Period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than as provided in the Award Agreement or as provided in Section 18. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

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9.5	Voting Rights, Dividends and Distributions. Except as provided in Section 5.5, Section 9.4, this Section, and any Award Agreement, during the Restriction Period applicable to shares subject to a Restricted Stock Award, the Participant shall have all of the rights of a shareholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.
9.6	Effect of Termination of Service. Unless otherwise provided by the Committee in the grant of a Restricted Stock Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or Disability), then the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Award that remain subject to Vesting Conditions as of the date of the Participant’s termination of Service in exchange for the payment of the purchase price, if any, paid by the Participant. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.
10.	Terms and Conditions of Performance Awards.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference.

10.1	Types of Performance Awards Authorized. Performance Awards may be in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.
10.2	Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.2, on the effective date of grant of the Performance Share. Each Performance Unit shall have an initial value determined by the Committee. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.
10.3	Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals that, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.
10.4	Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following.
(a)	Performance Measures. Performance Measures shall be calculated with respect to the Company and/ or each Subsidiary Corporation and/or such division or other business unit as may be selected by the Committee, or may be based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. Performance Measures may be based upon one or more of the following business criteria, as determined by the Committee: (i) sales revenue; (ii) gross margin; (iii) operating margin; (iv) operating income; (v) pre-tax profit; (vi) earnings before interest, taxes and depreciation and amortization (EBITDA)/ adjusted EBITDA; (vii) net income; (viii) expenses; (ix) the market price of the Stock; (x) earnings per

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share; (xi) return on shareholder equity or assets; (xii) return on capital; (xiii) return on net assets; (xiv) economic profit or economic value added (EVA); (xv) market share; (xvi) customer satisfaction; (xvii) safety; (xviii) total shareholder return; (xix) earnings; (xx) cash flow; (xxi) revenue; (xxii) profits before interest and taxes; (xxiii) profit/loss; (xxiv) profit margin; (xxv) working capital; (xxvi) price/ earnings ratio; (xxvii) debt or debt-to-equity; (xxviii) accounts receivable; (xxix) write-offs; (xxx) cash; (xxxi) assets; (xxxii) liquidity; (xxxiii) core earnings (xxxiv) operational reliability; (xxxv) environmental performance; (xxxvi) funds from operations; (xxxvii) adjusted revenues; (xxxviii) free cash flow; or (xxxix) operational performance.
(b)	Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.
10.5	Settlement of Performance Awards.
(a)	Determination of Final Value. As soon as practicable, but no later than the 15th day of the third month following the completion of the Performance Period applicable to a Performance Award (or such shorter period set forth in an Award Agreement), the Committee shall certify the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula no later than the 15th day of the third month following the completion of such Performance Period (or such shorter period set forth in an Award Agreement).
(b)	Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine.
(c)	Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b) but, in any case, no later than the 15th day of the third month following completion of the Performance Period applicable to a Performance Award (or such shorter period set forth in an Award Agreement), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee.
10.6	Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited. Such Dividend Equivalents, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock. The number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalents credited in connection with Performance Shares shall be subject to Section 5.5 of the Plan. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Shares as provided in Section 10.5. Dividend Equivalents shall not be paid with respect to Performance Units. In the event of an adjustment described in Section 4.2, the adjusted Performance Share Award shall be immediately subject to the same Performance Goals as are applicable to the Award.
10.7	Effect of Termination of Service. Unless otherwise provided by the Committee in the grant of a Performance Award and set forth in the Award Agreement, the effect of a Participant’s termination of Service on the Performance Award shall be as follows.

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(a)	Death or Disability. If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.
(b)	Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of termination of the Participant’s Service for other reasons, the Committee, in its sole discretion, may waive the automatic forfeiture of all or any portion of any such Award.
11.	Terms and Conditions of Restricted Stock Unit Awards.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Unit Award or purported Restricted Stock Unit Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions.

11.1	Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4.
11.2	Vesting. Restricted Stock Units may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.
11.3	Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which Restricted Stock Units held by such Participant are settled. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award, provided that Dividend Equivalents may be settled in cash, shares of Stock, or a combination thereof as determined by the Committee and set forth in the Award Agreement. In the event of an adjustment as described in Section 4.2, the Participant’s adjusted Restricted Stock Unit Award shall be immediately subject to the same Vesting Conditions as are applicable to the Award.
11.4	Effect of Termination of Service. Unless otherwise provided by the Committee in the grant of a Restricted Stock Unit Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or Disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award that remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.
11.5	Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 11.3) for each Restricted Stock Unit then becoming vested or otherwise to be settled

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on such date, subject to the withholding of applicable taxes, provided that Restricted Stock Units may be settled in cash, shares of Stock, or a combination thereof as determined by the Committee and set forth in the Award Agreement. Notwithstanding the foregoing, if permitted by the Committee and set forth in the Award Agreement, and subject to the restrictions of Section 409A of the Code, the Participant may elect in accordance with terms specified in the Award Agreement to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

12.	Deferred Compensation Awards.
12.1	Establishment of Deferred Compensation Award Programs. This Section 12 shall not be effective unless and until the Committee determines to establish a program pursuant to this Section. The Committee, in its discretion and upon such terms and conditions as it may determine, may establish one or more programs pursuant to the Plan under which:
(a)	Subject to the restrictions of Section 409A of the Code, Participants designated by the Committee who are Insiders or otherwise among a select group of management or highly compensated Employees may irrevocably elect, prior to a date specified by the Committee, to reduce such Participant’s compensation otherwise payable in cash (subject to any minimum or maximum reductions imposed by the Committee) and to be granted automatically at such time or times as specified by the Committee one or more Awards of Stock Units with respect to such numbers of shares of Stock as determined in accordance with the rules of the program established by the Committee and having such other terms and conditions as established by the Committee; and
(b)	Subject to the restrictions of Section 409A of the Code, Participants designated by the Committee who are Insiders or otherwise among a select group of management or highly compensated Employees may irrevocably elect, prior to a date specified by the Committee, to be granted automatically an Award of Stock Units with respect to such number of shares of Stock and upon such other terms and conditions as established by the Committee in lieu of cash or shares of Stock otherwise issuable to such Participant upon the settlement of a Performance Award or Performance Unit.
12.2	Terms and Conditions of Deferred Compensation Awards. Deferred Compensation Awards granted pursuant to this Section 12 shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No such Deferred Compensation Award or purported Deferred Compensation Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Deferred Compensation Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions.
(a)	Vesting Conditions. Deferred Compensation Awards shall or shall not be subject to vesting conditions, as determined by the Committee.
(b)	Terms and Conditions of Stock Units.
(i)	Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the applicable Award Agreement that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which Stock Units held by such Participant are settled. Such Dividend Equivalents shall be paid by crediting the Participant with additional whole and/or fractional Stock Units as of the date of payment of such cash dividends on Stock. The method of determining the number of additional Stock Units to be so credited shall be specified by the Committee and set forth in the Award Agreement. Such additional Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Stock Units originally subject to the Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award.

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(ii)	Settlement of Stock Unit Awards. A Participant electing to receive an Award of Stock Units pursuant to this Section 12 shall specify at the time of such election a settlement date with respect to such Award in accordance with rules established by the Committee. Except as otherwise set forth in the applicable Award Agreement, the Company shall issue to the Participant, upon the earlier of the settlement date elected by the Participant or the date of the Participant’s Separation from Service, a number of whole shares of Stock equal to the number of whole Stock Units subject to the Stock Unit Award. The Participant shall not be required to pay any additional consideration (other than applicable tax withholding) to acquire such shares. Any fractional Stock Unit subject to the Stock Unit Award shall be settled by the Company by payment in cash of an amount equal to the Fair Market Value as of the payment date of such fractional share.
13.	Other Stock-Based Awards.

In addition to the Awards set forth in Sections 6 through 12 above, the Committee, in its sole discretion, may carry out the purpose of this Plan by awarding Stock-Based Awards as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems necessary and appropriate. Such awards may be evidenced by Award Agreements in such form as the Committee shall from time to time establish.

14.	Change in Control.
14.1	Effect of Change in Control. Except as set forth in an applicable Award Agreement, in the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under outstanding Awards or substitute for such Awards substantially equivalent Awards covering the Acquiror’s stock. Except as set forth in an applicable Award Agreement, Awards that are assumed or continued in connection with a Change in Control shall be subject to such additional accelerated vesting and/or exercisability, or lapse of restrictions in connection with the Participant’s termination of Service in connection with the Change in Control as the Committee or Board may determine, if any. Except as set forth in an applicable Award Agreement, in the event of a Change in Control in which Awards are not assumed or continued, a Participant’s then-outstanding Awards that are not vested shall immediately vest, and all performance conditions associated with Performance Awards shall be deemed satisfied as if target performance was achieved, and shall be settled in cash, shares or a combination thereof, as determined by the Committee, within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A), notwithstanding that the applicable performance period, retention period or other restrictions and conditions have not been completed or satisfied.
15.	Compliance with Securities Law.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

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16.	Tax Withholding.
16.1	Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise or Net Exercise of an Option, to make adequate provision for the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan unless the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.
16.2	Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. Notwithstanding the foregoing, the Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates to the extent required to avoid adverse accounting or other consequences to the Company or the Participant.
17.	Amendment or Termination of Plan.

The Board or the Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s shareholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, (c) no amendment to Section 5.4(b), and (d) no other amendment of the Plan that would require approval of the Company’s shareholders under any applicable law, regulation or rule. Notwithstanding the foregoing, only the Board may amend Section 7 and may do so without the approval of the Company’s shareholders. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Board or the Committee. In any event, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant unless necessary to comply with any applicable law, regulation or rule.

18.	Miscellaneous Provisions.
18.1	Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder, and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
18.2	Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common shareholders.
18.3	Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company. A Participant’s rights, if any, in respect of or in connection with any Award are derived solely from the discretionary decision of the Company to permit the individual to participate in the Plan and to benefit from a discretionary Award. By accepting an Award under the Plan, a Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal

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or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose. The Company and its Parent Corporations and Subsidiary Corporations and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws and such person’s written employee agreement (if any), and such terminated person shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.
18.4	Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in another provision of the Plan.
18.5	Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.
18.6	Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.
18.7	Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, that the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan. Each Participating Company shall be responsible for making benefit payments pursuant to the Plan on behalf of its Participants or for reimbursing the Company for the cost of such payments, as determined by the Company in its sole discretion. In the event the respective Participating Company fails to make such payment or reimbursement, a Participant’s (or other individual’s) sole recourse shall be against the respective Participating Company, and not against the Company. A Participant’s acceptance of an Award pursuant to the Plan shall constitute agreement with this provision.
18.8	Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of California, without regard to its conflict of law rules.
18.9	Section 409A of the Code. Notwithstanding anything to the contrary in the Plan, to the extent (i) any Award payable in connection with a Participant’s Separation from Service constitutes deferred compensation subject to (and not exempt from) Section 409A of the Code and (ii) the Participant is deemed at the time of such separation to be a “specified employee” under Section 409A of the Code and the Treasury regulations thereunder, then payment shall not be made or commence until the earlier of (i) six (6) months after such Separation from Service or (ii) the date of the Participant’s death following such Separation from Service; provided, however, that such delay shall only be effected to the extent required to avoid adverse tax treatment to the Participant, including (without limitation) the additional twenty percent (20%) tax for which the Participant would otherwise be liable under Section 409A(a)(1)(B) of the Code in the absence of such delay. Upon the expiration of the applicable delay period, any payment that would have otherwise been paid during that period (whether in a single sum or in installments) in the absence of this paragraph shall be paid to the Participant or the Participant’s beneficiary in one lump sum on the first business day immediately following such delay and any undelayed payments will be paid in accordance with their normal terms. Each Award is intended to comply with or be exempt from the provisions of Section 409A of the Code and shall be interpreted in a manner consistent therewith. The Committee may in its sole discretion (but without any obligation to do so) amend the terms of any Award to the extent it

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determines necessary to comply with Section 409A of the Code. Each payment under this Plan is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury regulations. In no event will a Participating Company have any obligation or liability under the terms of this Plan to reimburse, indemnify, or hold harmless any Participant or any other person in respect of Awards, for any taxes, interest or penalties imposed, or other costs incurred, as a result of Section 409A of the Code.
18.10	Restrictions on Transfer. No Award and no shares of Stock that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of decent and distribution, and such Awards may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the applicable Award Agreement, an Award shall be assignable or transferrable to a “family member” or other permitted transferee to the extent covered under a Form S-8 Registration Statement under the Securities Act.

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PG&E Corporation

PG&E CORPORATION
ATTN: SHAREHOLDER SERVICES
77 BEALE STREET, 24TH FLOOR, MC B24W
SAN FRANCISCO, CA 94105

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PG&E CORPORATION

The Board of Directors recommends a vote FOR ALL directors on Proposal 1 and FOR proposals 2, 3, and 4.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Cheryl F. Campbell	☐	☐	☐
1b. Kerry W. Cooper	☐	☐	☐
1c. Arno L. Harris	☐	☐	☐
1d. Michael R. Niggli	☐	☐	☐
1e. Oluwadara J. Treseder	☐	☐	☐
1f. Benjamin F. Wilson	☐	☐	☐

	For	**Against**	**Abstain**
2. Ratification of Deloitte and Touche, LLP as the Independent Public Accounting Firm	☐	☐	☐
3. Advisory Vote on Executive Compensation	☐	☐	☐
4. Management Proposal to Approve the PG&E Corporation 2021 Long-Term Incentive Plan	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D46859-P51238-Z79331

PG&E CORPORATION
This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on May 20, 2021.

The undersigned hereby appoints Patricia K. Poppe and Brian M. Wong, or either of them severally, proxies of the undersigned, with full power of substitution, to vote the stock of the undersigned at the Annual Meeting of Shareholders of PG&E Corporation, to be held virtually at www.virtualshareholdermeeting.com/PCG2021 on Thursday, May 20, 2021 at 10:00 a.m. Pacific Time and at any adjournments or postponements thereof, as indicated on this proxy card, and in their discretion to the extent permitted by law, upon all motions and resolutions which may properly come before said meeting and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. **If you sign but do not otherwise complete the proxy card, this proxy will be voted FOR ALL directors on proposal 1 and FOR proposals 2, 3, and 4.**

As an alternative to completing and mailing the proxy card, you may submit your proxy and voting instructions over the Internet at www.proxyvote.com or by touch-tone telephone by calling 1-800-690-6903 (toll-free from the U.S. and Canada). Please have your proxy card in hand when submitting your voting instructions over the Internet or by telephone. These Internet and telephone voting procedures comply with California law. If you do not vote by telephone or Internet, please mark, sign, and date the proxy card, and return it promptly in the postage-paid envelope provided so that these shares may be represented at the meeting.

Continued and to be signed on reverse side